                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Under Rule 14a-12

                                  JOINT FILING BY:
                              STONE ENERGY CORPORATION
                               BASIN EXPLORATION, INC.
--------------------------------------------------------------------------------
              (NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         Common Stock, $0.01 par value per share, of Basin Exploration, Inc.
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         18,532,889 shares of Basin Exploration, Inc. Common Stock
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              The proposed maximum aggregate value of the transaction of $399,036,266 was calculated in accordance with Rule 0-11(a)(4) and (c) promulgated under the Securities Exchange Act of 1934, as amended, based on the average of the high and low sale price per share of Basin Exploration, Inc. Common Stock on the Nasdaq National Market on November 20, 2000 multiplied by 18,532,889, the outstanding number of shares of Basin Exploration, Inc. Common Stock.
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         $399,036,266
--------------------------------------------------------------------------------
     (5) Total fee paid:

         $79,807
--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

STONE LOGO                                                            BASIN LOGO

                 PROPOSED MERGER -- YOUR VOTE IS VERY IMPORTANT

     Stone Energy Corporation and Basin Exploration, Inc. have agreed on a merger transaction involving our two companies. Before we can complete the merger, we must obtain the approval of our companies' stockholders. We are sending you this joint proxy statement/prospectus to ask you to vote in favor of the merger transaction and related matters.

     In the merger, stockholders of Basin will be entitled to receive .3974 of a share of Stone common stock in return for each share of Basin common stock they currently own. On December 26, 2000, the closing price of Stone common stock was $67.38 per share and the closing price of Basin common stock was $27.00 per share. We encourage you to obtain more recent quotations. Outstanding shares of Stone common stock will remain unchanged in the merger. The shares of Stone common stock, including the shares of Stone common stock issued to stockholders of Basin as a result of the merger, will continue to be listed on the New York Stock Exchange, or NYSE, under the trading symbol "SGY." Shares of Basin common stock, which are currently traded on the Nasdaq National Market under the trading symbol "BSNX," will be delisted if the merger is consummated.

     We will each hold a special meeting of our stockholders to consider and vote on the merger proposal. At Stone's special meeting it will ask its stockholders to consider and vote on an amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock from 25,000,000 shares to 100,000,000 shares and on the issuance of shares of Stone common stock in the merger. Approval of the proposal to amend Stone's certificate of incorporation is a prerequisite to approval of the proposal for the share issuance. At Basin's special meeting it will ask its stockholders to consider and vote on the merger agreement and the merger. Completion of the merger requires both of these stockholder approvals. PLEASE CAST YOUR VOTE FOR YOUR SPECIAL MEETING BY COMPLETING, SIGNING AND DATING YOUR PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE, OR IN THE CASE OF BASIN STOCKHOLDERS, YOU MAY ALSO VOTE BY FOLLOWING THE INTERNET OR TELEPHONE INSTRUCTIONS ON THE PROXY CARD.

     The dates, times and places of the stockholders' meetings are as follows:

FOR STONE STOCKHOLDERS:                FOR BASIN STOCKHOLDERS:
February 1, 2001                       February 1, 2001
10:00 a.m., C.S.T.                     9:00 a.m., M.S.T.
3rd Floor Conference Room              Brown Palace Hotel, Onyx Room
625 E. Kaliste Saloom Road             321 17th Street
Lafayette, Louisiana 70508             Denver, Colorado 80202

     This document is a prospectus of Stone relating to the issuance of shares of Stone's common stock in connection with the merger and a proxy statement for both Stone and Basin to use in soliciting proxies for our special meetings. It contains answers to frequently asked questions and a summary description of the merger (beginning on page 1), followed by a more detailed discussion of the merger and related matters. YOU SHOULD ALSO CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" COMMENCING ON PAGE 19 OF THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS. We urge you to review carefully this entire document.

James H. Stone                      Michael S. Smith
Chairman of the Board               Chairman of the Board
Stone Energy Corporation            Basin Exploration, Inc.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED DECEMBER 27, 2000, AND IS BEING FIRST MAILED TO STOCKHOLDERS ON OR ABOUT DECEMBER 29, 2000.

                      REFERENCES TO ADDITIONAL INFORMATION

     This document incorporates important business and financial information about Stone and Basin that is not included in or delivered with this document. This information is available without charge to you upon written or oral request at the applicable company's address and telephone number listed on page 5. See also "Where You Can Find More Information" beginning on page 88. To obtain timely delivery, you must request the information no later than January 16, 2001.

                            BASIN EXPLORATION, INC.
                           1670 BROADWAY, SUITE 2800
                             DENVER, COLORADO 80202

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                FEBRUARY 1, 2001

                             ---------------------

To the Stockholders of
BASIN EXPLORATION, INC.:

     A Special Meeting of Stockholders of Basin Exploration, Inc. will be held at the Brown Palace Hotel, Onyx Room, 321 17th Street, Denver, Colorado 80202, at 9:00 a.m., M.S.T., on February 1, 2001 for the following purposes:

          (1) To consider and vote upon a proposal to approve the merger agreement among Stone Energy Corporation, Partner Acquisition Corp., which is a newly-formed, wholly-owned subsidiary of Stone Energy Corporation, and Basin Exploration, Inc., and the transactions contemplated by the merger agreement, including the merger; and

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of shares of Basin common stock at the close of business on December 22, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. YOUR VOTE IS IMPORTANT TO ENSURE YOUR REPRESENTATION AT THE MEETING. WHETHER OR NOT YOU ARE PLANNING TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THE DELIVERY OF THE PROXY DOES NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU ATTEND THE MEETING. IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER AGREEMENT AND THE MERGER. No additional postage is necessary if mailed in the United States. Stockholders of record can also vote their shares using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. If you desire to revoke your proxy, you may do so at any time before the vote as discussed on page 25 of this joint proxy statement/ prospectus.

     After careful consideration, the Basin board of directors has determined that the merger agreement and the transactions contemplated by it are in the best interests of Basin and its stockholders. Accordingly, the members of the Basin board of directors unanimously recommend that stockholders vote to approve the merger agreement and the transactions contemplated by it, including the merger, at the special meeting.

     Please do not send any Basin stock certificates at this time. If the merger is approved by the stockholders of Basin, and if the other conditions to the merger are satisfied or waived, forms to be used to exchange your shares of Basin common stock for shares of Stone common stock will be mailed to you.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ HOWARD L. BOIGON
                                            HOWARD L. BOIGON
                                            Secretary

Denver, Colorado
December 27, 2000

                            STONE ENERGY CORPORATION
                          625 EAST KALISTE SALOOM ROAD
                           LAFAYETTE, LOUISIANA 70508

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                FEBRUARY 1, 2001

                             ---------------------

To the Stockholders of
STONE ENERGY CORPORATION:

     A Special Meeting of Stockholders of Stone Energy Corporation will be held at the 3rd Floor Conference Room, 625 East Kaliste Saloom Road, Lafayette, Louisiana 70508, at 10:00 a.m., C.S.T., on February 1, 2001 for the following purposes:

          (1) To consider and vote upon a proposal to amend Stone's certificate of incorporation to increase the authorized shares of Stone's common stock from 25,000,000 shares to 100,000,000 shares;

          (2) To consider and vote upon a proposal to approve the issuance of the shares of Stone common stock to be received by Basin Exploration, Inc. stockholders in the proposed merger between Basin and Partner Acquisition Corp., a newly-formed, wholly-owned subsidiary of Stone Energy Corporation; and

          (3) To transact such other business as may be properly brought before the meeting and any adjournments thereof.

     Approval of the proposal to amend Stone's certificate of incorporation is a prerequisite to approval of the proposal for the share issuance.

     Holders of record of shares of Stone common stock at the close of business on December 22, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. YOUR VOTE IS IMPORTANT TO ENSURE YOUR REPRESENTATION AT THE MEETING. WHETHER OR NOT YOU ARE PLANNING TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THE DELIVERY OF THE PROXY DOES NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU ATTEND THE MEETING. IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE AMENDMENT TO STONE'S CERTIFICATE OF INCORPORATION AND THE ISSUANCE OF SHARES OF STONE COMMON STOCK IN CONNECTION WITH THE MERGER. No additional postage is necessary if mailed in the United States. If you desire to revoke your proxy, you may do so at any time before the vote as discussed on page 25 of this joint proxy statement/prospectus.

     The Stone board of directors has determined that the terms of the merger agreement and the transactions contemplated by it are in the best interests of Stone and its stockholders. The members of the Stone board of directors participating in the board decision on the transaction unanimously recommend that stockholders vote at the special meeting to approve the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock and the issuance of Stone common stock in connection with the merger. One of Stone's directors did not participate in the board decision on the transaction due to an affiliation with Basin's financial advisor in this transaction.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ ANDREW L. GATES, III
                                            ANDREW L. GATES, III
                                            Secretary

Lafayette, Louisiana
December 27, 2000

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................     1
SUMMARY.....................................................     5
RISK FACTORS................................................    19
  The market value of shares of Stone common stock that
     Basin stockholders receive in the merger will vary as a
     result of the fixed exchange ratio and possible stock
     price fluctuations.....................................    19
  There are uncertainties in integrating our business
     operations.............................................    19
  Significant charges and expenses will be incurred as a
     result of the merger...................................    19
  Stone's certificate of incorporation and by-laws have
     provisions that discourage corporate takeovers and
     could prevent stockholders from realizing a premium on
     their investment.......................................    19
  Some of Basin's directors and officers have interests in
     the merger that are different from your interests......    20
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS.......    21
THE SPECIAL MEETINGS........................................    22
  Information About the Special Meetings and Voting.........    22
  Time and Place of the Special Meetings....................    22
  Purpose of the Meetings is to Vote on the Following
     Items..................................................    22
  Record Date for the Special Meetings......................    22
  Outstanding Shares Held on Record Date....................    22
  Shares Entitled to Vote at the Special Meetings...........    22
  Quorum Requirement for the Special Meetings...............    23
  Shares Beneficially Owned by Stone and Basin Directors and
     Executive Officers as of the Record Date...............    23
  Vote Necessary at the Special Meetings to Approve Stone
     and Basin Proposals....................................    23
  Voting by Proxy...........................................    24
  How to Vote by Proxy......................................    24
  Revoking Your Proxy.......................................    25
  Other Voting Matters......................................    25
  Other Business; Adjournments and Postponements............    25
THE MERGER..................................................    26
  Background of the Merger..................................    26
  Reasons for the Merger; Recommendations of the Board of
     Directors..............................................    29
  Opinion of Basin's Financial Advisor......................    33
  Opinion of Stone's Financial Advisor......................    37
  Interests of Certain Persons in the Merger................    46
  Effects of Golden Parachute Tax Rules.....................    50
  Accounting Treatment......................................    50
  Regulatory Approvals......................................    51
  Legal Proceedings.........................................    51
  Appraisal Rights..........................................    51
  Delisting and Deregistration of Basin Common Stock........    51
  Federal Securities Law Consequences.......................    52
  U.S. Federal Income Tax Consequences Of The Merger........    52
THE MERGER AGREEMENT........................................    54
  The Merger................................................    54
  Merger Consideration......................................    54
  Exchange Procedures.......................................    54
  Representations and Warranties............................    55
  Covenants and Agreements..................................    56
  Conditions................................................    64

  Termination...............................................    65
  Effect of Termination.....................................    66
  Termination Fees..........................................    66
  Costs and Expenses........................................    67
  Amendment and Waiver......................................    67
VOTING AGREEMENTS...........................................    68
  Basin Voting Agreement....................................    68
  Stone Voting Agreement....................................    68
THE COMPANIES...............................................    69
  Business of Basin Exploration, Inc. ......................    69
  Business of Stone Energy Corporation......................    69
  Partner Acquisition Corp..................................    70
STONE ENERGY CORPORATION CONDENSED UNAUDITED PRO FORMA
  COMBINED FINANCIAL STATEMENTS.............................    71
COMPARISON OF STOCKHOLDERS' RIGHTS..........................    80
PROPOSED AMENDMENT TO STONE'S CERTIFICATE OF
  INCORPORATION.............................................    86
LEGAL AND TAX MATTERS.......................................    86
EXPERTS.....................................................    86
INDEPENDENT PUBLIC ACCOUNTANTS..............................    87
OTHER MATTERS...............................................    87
STOCKHOLDER PROPOSALS.......................................    87
WHERE YOU CAN FIND MORE INFORMATION.........................    88

                                    ANNEXES

Annex A..............................  Agreement and Plan of Merger, dated as of October 28, 2000, by and among Stone Energy Corporation, Partner Acquisition
                                         Corp. and Basin Exploration, Inc.
  Exhibit A1.........................  Form of Basin Voting Agreement by and among Stone Energy
                                         Corporation, Basin Exploration, Inc. and the Basin
                                         Stockholders listed on the signature page thereto
  Exhibit A2.........................  Form of Stone Voting Agreement by and among Stone Energy
                                         Corporation, Basin Exploration, Inc. and the Stone
                                         Stockholders listed on the signature page thereto
  Appendix 1.04(c)...................  Non-Competition Term Sheet
Annex B..............................  Opinion of Goldman, Sachs & Co., dated October 28, 2000
Annex C..............................  Opinion of Merrill Lynch & Co., dated October 28, 2000
Annex D..............................  Proposed Amendment to Stone's Certificate of Incorporation

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:    WHAT WILL HAPPEN IN THE MERGER?

A: The proposed merger will combine the businesses of Stone and Basin. To combine the companies, a newly-formed, wholly-owned subsidiary of Stone will merge with and into Basin. As a result, Basin will become a wholly-owned subsidiary of Stone. Basin stockholders will become Stone stockholders and will own approximately 29% of the shares of Stone common stock that are outstanding immediately after the merger. Current Stone stockholders will own the remaining approximately 71%. The merger agreement, which is a contract among Stone, Basin and a subsidiary of Stone, is attached to this joint proxy statement/prospectus as Annex A. You should read the merger agreement carefully in its entirety because it is the legal document setting forth the parties' rights.

Q:    WHY ARE STONE AND BASIN PROPOSING THE MERGER?

A: Our companies are proposing the merger because we believe that the combined company will be able to compete more effectively for and secure growth opportunities. We believe that the companies have complementary skills, and that the combined company's portfolio of prospects affords a greater diversity of risk, flexibility and opportunity than either company's portfolio individually. Please read the more detailed description of our reasons for the merger on pages 29 through 32.

Q:    WHAT WILL THE NEW COMPANY BE CALLED AND WHERE WILL IT BE
      HEADQUARTERED?

A: The combined company will be called "Stone Energy Corporation" and will be headquartered in Lafayette, Louisiana.

Q:    WHAT WILL HAPPEN TO BASIN SHARES AND OPTIONS IN THE MERGER?

A: Basin common stockholders will receive .3974 of a share of Stone common stock for each share of Basin common stock they own. Basin stockholders also will receive cash for any fractional Stone shares they would be otherwise entitled to in the merger. The shares of Stone common stock received in the merger will be listed on the NYSE under the ticker symbol "SGY." Options to purchase Basin common stock will be converted into options to purchase shares of Stone common stock based on the same exchange ratio as applies to the conversion of Basin common stock.

Q:    WHAT WILL HAPPEN TO SHARES OF STONE COMMON STOCK IN THE MERGER?

A: Nothing. Each outstanding share of Stone common stock will remain outstanding as a share of Stone common stock.

Q:    WHEN ARE THE SPECIAL STOCKHOLDERS' MEETINGS?

A: Each company's special meeting of stockholders will take place on February 1, 2001. The time and location of each special meeting is specified on the cover page of this document.

Q:    WHAT WILL HAPPEN AT THE SPECIAL STOCKHOLDERS' MEETINGS?

A: At the Basin special meeting, Basin common stockholders will vote on the merger agreement and the transactions contemplated by the merger agreement, including the merger. At the Stone special meeting, Stone stockholders will vote on an amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock from 25,000,000 shares to 100,000,000 shares and on the issuance of shares of Stone common stock in the merger. We cannot complete the merger unless, among other things, Basin common stockholders vote to approve the merger agreement and Stone stockholders vote to approve the amendment to Stone's certificate of incorporation and the share issuance. Approval of the proposal to amend Stone's certificate of incorporation is a prerequisite to approval of the proposal for the share issuance.

Q:    WHAT DO I NEED TO DO TO VOTE?

A: Mail your signed proxy card in the enclosed return envelope or, in the case of certain Basin stockholders, you also may vote by Internet or by telephone by following the instructions on your proxy card, in each case as soon as possible so that your shares may be represented at your special meeting. In order to assure that we obtain your vote, please vote as instructed on your proxy card even if you currently plan to attend your special meeting in person. THE MEMBERS OF THE BASIN BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT BASIN STOCKHOLDERS VOTE FOR THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER. THE MEMBERS OF THE STONE BOARD OF DIRECTORS PARTICIPATING IN THE BOARD DECISION ON THE TRANSACTION UNANIMOUSLY RECOMMEND THAT STONE STOCKHOLDERS VOTE AT THE SPECIAL MEETING TO APPROVE THE AMENDMENT TO STONE'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF STONE'S COMMON STOCK AND THE ISSUANCE OF STONE COMMON STOCK IN CONNECTION WITH THE MERGER. ONE OF STONE'S DIRECTORS DID NOT PARTICIPATE IN THE BOARD DECISION ON THE TRANSACTION DUE TO AN AFFILIATION WITH BASIN'S FINANCIAL ADVISOR IN THIS TRANSACTION.

Q: ARE THERE RISKS ASSOCIATED WITH THE MERGER THAT I SHOULD CONSIDER IN DECIDING HOW TO VOTE?

A: Yes. There are risks associated with all business combinations, including the merger. In particular, you should be aware that the number of shares of Stone common stock that Basin stockholders will receive is fixed and will not change as the market prices of shares of Basin common stock and shares of Stone common stock fluctuate in the period before the merger. Accordingly, the value of the shares of Stone common stock that Basin stockholders will receive in return for their shares of Basin stock may be either less than or more than the value of the shares of Stone common stock as of the date of the merger agreement or the date of this joint proxy statement/prospectus. There also are a number of other risks that are discussed in this document and in other documents incorporated by reference in this document. PLEASE READ WITH PARTICULAR CARE THE MORE DETAILED DESCRIPTION OF THE RISKS ASSOCIATED WITH THE MERGER ON PAGES 19 AND 20.

Q:    WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger as quickly as possible once all the conditions to the merger, including obtaining the approvals of our stockholders at the special meetings, are fulfilled or waived. Fulfilling some of these conditions, such as receiving certain governmental clearances or approvals, is not entirely within our control. We currently expect to complete the merger in February 2001.

Q:    SHOULD I SEND IN MY BASIN STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send written instructions to Basin stockholders that explain how to exchange Basin stock certificates for Stone stock certificates. We will also send a letter of transmittal that must be executed by Basin stockholders. Please do not send in any Basin stock certificates until you receive these written instructions and the letter of transmittal.

Q:    HOW DO I VOTE MY SHARES IF MY SHARES ARE HELD IN "STREET NAME"?

A: You should vote this proxy in accordance with the instructions provided to you by your broker. Your broker will not vote your shares unless the broker receives appropriate instructions from you.

Q:    MAY I CHANGE MY VOTE EVEN AFTER RETURNING A PROXY CARD?

A: Yes. If you are a Basin stockholder and want to change your vote, you may do so at any time before the Basin special meeting by sending to the Secretary of Basin a proxy with a later date or by voting again by Internet or telephone. Alternatively, you may revoke your proxy by delivering to the Secretary of Basin a written revocation prior to the Basin special meeting or by voting in person at the Basin special meeting. Similarly, if you are a Stone stockholder and want to change your vote, you may do so at any time before the Stone special meeting by sending to the Secretary of Stone a proxy with a later date. Alternatively, you may revoke your proxy by delivering to the Secretary of Stone a written revocation prior to the Stone special meeting or by voting in person at the Stone special meeting. Basin stockholders that require assistance in changing or revoking a proxy should contact Corporate Stock Transfer, Inc., Basin's transfer agent for the merger, at (303) 282-4800. Corporate Stock Transfer's website can be found at www.corporatestock.com. Stone stockholders that require assistance in changing or revoking a proxy should contact ChaseMellon Shareholder Services L.L.C., Stone's transfer agent for the merger, at (800) 635-9270. ChaseMellon's website can be found at www.chasemellon.com.

Q: WILL BASIN STOCKHOLDERS BE ABLE TO TRADE THE STONE COMMON STOCK THAT THEY RECEIVE IN THE MERGER?

A: Yes. The Stone Common Stock will be listed on the New York Stock Exchange under the symbol "SGY". However, persons who are affiliates of Basin will not be able to sell the Stone shares received in the merger unless they comply with Rule 145 under the Securities Act and certain restrictions under accounting rules relating to pooling-of-interests accounting treatment. Affiliates of Stone will also be restricted under the pooling-of-interests accounting rules. Pursuant to the merger agreement, certain persons have signed agreements acknowledging these restrictions.

Q:    WHAT HAPPENS IF I CHOOSE NOT TO SUBMIT A PROXY OR TO VOTE?

A: If a Basin stockholder does not submit a proxy or vote at the Basin special stockholder meeting, it will have the same effect as a vote against adoption and approval of the merger agreement and approval of the merger. If a Stone stockholder does not submit a proxy or vote at the Stone special stockholder meeting, it will have the same effect as a vote against the amendment to Stone's certificate of incorporation and the issuance of shares of Stone common stock in connection with the merger.

Q:    WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: Basin and Stone each expect the merger to qualify as a tax-free reorganization for U.S. federal income tax purposes. If you are a Basin stockholder, your exchange of shares of Basin common stock for shares of Stone common stock generally will not cause you to recognize any taxable gain or loss. A Basin stockholder will, however, recognize taxable gain or loss on any cash received in lieu of a fractional share of Stone common stock. Please review carefully the information under the caption "U.S. Federal Income Tax Consequences of the Merger" beginning on page 52 for a description of the material U.S. federal income tax consequences of the merger. The tax consequences to you will depend on your own situation. Please consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q:    AM I ENTITLED TO APPRAISAL RIGHTS?

A: No. Neither holders of Basin common stock nor holders of Stone common stock are entitled to appraisal rights in connection with the merger.

Q:    WILL THE RIGHTS OF A BASIN STOCKHOLDER CHANGE AS A RESULT OF THE
      MERGER?

A: Yes. While both Basin and Stone are Delaware corporations and are governed by Delaware law, Stone stockholder rights are governed by Stone's certificate of incorporation and by-laws, while Basin stockholder rights are governed by Basin's certificate of incorporation and by-laws. Basin stockholders will become Stone stockholders as a result of the merger and, accordingly, their rights will instead be governed by Stone's certificate of incorporation and by-laws. Please read carefully the summary of the material differences between the rights of Stone stockholders and Basin stockholders under the heading "Comparison of Stockholders' Rights."

Q: IF I HAVE MORE QUESTIONS ABOUT THE MERGER OR THE TWO COMPANIES, WHERE CAN I FIND ANSWERS?

A: In addition to reading this document, its annexes and the documents we have incorporated in this document by reference, you can find more information about the merger or about the two companies in our companies' filings with the SEC and, in the case of Stone, with the NYSE, and, in the case of Basin, with the Nasdaq National Market.

                                    SUMMARY

     This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers to fully understand the merger and the other matters being submitted to stockholders. See "Where You Can Find More Information" on page 88. Each item in this summary includes a page reference directing you to a more complete description of that item.

THE COMPANIES (PAGE 69)

    BASIN EXPLORATION, INC.
    1670 Broadway, Suite 2800
    Denver, Colorado 80202
    (303) 685-8000

     Basin is an independent oil and gas exploration and production company with principal reserves and producing properties located in the shallow waters of the Gulf of Mexico and selected areas of the onshore United States, including the Powder River and Green River Basins of Wyoming. As of December 31, 1999, Basin had estimated proved reserves of approximately 134.1 Bcf of natural gas and 12.6 MMBbls of oil, or an aggregate of approximately 210 Bcfe, 71% of which was classified as proved developed.

    STONE ENERGY CORPORATION
    625 East Kaliste Saloom Road
    Lafayette, Louisiana 70508
    (337) 237-0410

     Stone is an independent oil and gas exploration and production company with reserves and producing properties located onshore and in shallow waters offshore Louisiana. As of December 31, 1999, Stone had estimated proved reserves of approximately 251.6 Bcf of natural gas and 22.6 MMBbls of oil, or an aggregate of approximately 387.4 Bcfe, 80% of which was classified as proved developed.

    PARTNER ACQUISITION CORP.
    625 East Kaliste Saloom Road
    Lafayette, Louisiana 70508
    (337) 237-0410

     Partner Acquisition Corp. is a wholly-owned subsidiary of Stone recently formed for the purpose of effecting the merger.

THE SPECIAL MEETINGS (PAGE 22)

  Basin Stockholders

     The Basin special meeting of stockholders will be held on February 1, 2001, at 9:00 a.m., M.S.T., at the Brown Palace Hotel, Onyx Room, 321 17th Street, Denver, Colorado 80202. At the Basin special meeting, Basin stockholders will be asked to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger.

  Stone Stockholders

     The Stone special meeting of stockholders will be held on February 1, 2001, at 10:00 a.m., C.S.T., at the 3rd Floor Conference Room, 625 East Kaliste Saloom Road, Lafayette, Louisiana 70508. At the Stone special meeting, Stone stockholders will be asked to approve an amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock from 25,000,000 shares to 100,000,000 shares and the issuance of shares of Stone common stock to Basin stockholders in connection with the merger. Approval of the proposal to amend Stone's certificate of incorporation is a prerequisite to approval of the proposal for the share issuance.

RECORD DATE; VOTE REQUIRED (PAGES 22-24)

  Basin Stockholders

     You can vote at the Basin special meeting if you owned shares of Basin common stock at the close of business on December 22, 2000. On that date, there were 18,693,235 shares of Basin common stock outstanding and entitled to vote. You can cast one vote for each share of Basin common stock you then owned. Approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, requires the approval of the holders of a majority of the outstanding shares of Basin common stock. Basin directors collectively own 2,779,542 shares of Basin common stock, representing approximately 14.9% of the shares of Basin common stock outstanding as of the record date. These persons, solely in their capacity as stockholders of Basin, are parties to the Basin voting agreement pursuant to which they have agreed to vote their outstanding shares of Basin common stock in favor of the merger. As of December 22, 2000, Basin executive officers (other than those officers who are also directors) collectively owned approximately 1.5% of the outstanding shares of Basin common stock. These individuals are not a party to any such voting agreement but they have indicated that they intend to vote their outstanding shares of Basin common stock in favor of the merger proposal.

  Stone Stockholders

     You can vote at the Stone special meeting if you owned shares of Stone common stock at the close of business on December 22, 2000. On that date, there were 18,536,108 shares of Stone common stock outstanding and entitled to vote. You can cast one vote for each Stone common share you then owned. Approval of the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock requires the approval of the holders of a majority of all outstanding shares of Stone common stock. Approval of the share issuance requires the approval of the holders of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all shares of Stone common stock. Approval of the proposal to amend Stone's certificate of incorporation is a prerequisite to approval of the proposal for the share issuance. Stone directors collectively own 2,849,894 shares of Stone common stock, representing approximately 15% of the shares of Stone common stock outstanding as of the record date. These persons, solely in their capacity as stockholders of Stone, are parties to the Stone voting agreement pursuant to which they have agreed to vote their outstanding shares of Stone common stock in favor of the amendment to Stone's certificate of incorporation and the share issuance. As of December 22, 2000, Stone executive officers (other than those officers who are also directors) collectively owned approximately 1.0% of the outstanding shares of Stone common stock. These individuals are not a party to any such voting agreement but they have indicated that they intend to vote their outstanding shares of Stone common stock in favor of the Stone proposals.

THE MERGER AGREEMENT (PAGE 54)

     The merger agreement is attached as Annex A to this document. Although the merger agreement is the legal document that governs the merger, we also urge you to carefully consider all of the information in this joint proxy statement/prospectus in making your decision as to how you will vote on the merger.

  General

     We propose a merger transaction in which Partner Acquisition Corp., a wholly-owned subsidiary of Stone created for the purpose of effecting the merger, will merge with and into Basin Exploration, Inc. After the merger, Basin will be a wholly-owned subsidiary of Stone and Basin stockholders will become Stone stockholders.

  Exchange of Common Shares (page 54)

     When we complete the merger, shares of Basin common stock will be converted into shares of Stone common stock.

  Basin Stockholders

     Each share of Basin common stock held prior to the effective time of the merger will be converted into the right to receive .3974 of a share of Stone common stock.

     At the effective time of the merger, Stone will assume each Basin option outstanding at that time under Basin's equity incentive plan. Each assumed Basin option will be converted into an option to acquire, on the same terms and conditions in effect for the option immediately prior to the closing date of the merger, that number of shares of Stone common stock determined by multiplying the number of shares of Basin common stock subject to that option immediately prior to the closing date of the merger by .3974 and rounding out to the next whole number of shares. The exercise price per share of Stone common stock subject to each assumed option will be equal to the amount determined by dividing the exercise price per share of Basin common stock in effect for that option immediately prior to the closing date of the merger by .3974 and rounding up to the nearest whole cent.

     Former Basin stockholders will own approximately 29% of the shares of Stone common stock outstanding immediately after the merger.

  Stone Stockholders

     Each share of Stone common stock will remain issued and outstanding as one share of Stone common stock. Current Stone stockholders will own approximately 71% of the shares of Stone common stock outstanding immediately after the merger.

  Management and Operations after the Merger (page 54)

     After the merger, the Stone management and board of directors will continue to manage the business of Stone, which will include the business of Basin as a wholly-owned subsidiary. The combined company will be called "Stone Energy Corporation" and will be headquartered in Lafayette, Louisiana.

     Stone has agreed to appoint Michael S. Smith, currently the Chairman of the Board, President and Chief Executive Officer of Basin, to Stone's board of directors.

  Our Recommendations to Stockholders (pages 29-32)

     Basin Stockholders. The members of the Basin board of directors unanimously approved the merger and unanimously recommend that you vote FOR the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger.

     Stone Stockholders. The members of the Stone board of directors participating in the board decision on the transaction unanimously recommend that Stone stockholders vote at the special meeting to approve the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock from 25,000,000 shares to 100,000,000 shares and the issuance of Stone common stock in connection with the merger. One of Stone's directors did not participate in the board decision on the transaction due to an affiliation with Basin's financial advisor in this transaction.

  Opinion of Basin's Financial Advisor (page 33)

     On October 28, 2000, Goldman, Sachs & Co., Basin's financial advisor, rendered an oral opinion, subsequently confirmed in writing, to the Basin board of directors as to the fairness, from a financial point of view, as of that date, to the holders of Basin common stock of the exchange ratio of .3974 of a share of Stone common stock for each share of Basin common stock. We have attached this opinion as Annex B to this document. You should read this opinion in its entirety to understand the procedures followed, assumptions made, matters considered and limits of the scope of the review undertaken.

     Goldman Sachs provided its opinion for the information and assistance of Basin's board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation to any Basin stockholder as to how that stockholder should vote at the special meeting.

  Opinion of Stone's Financial Advisor (page 37)

     On October 28, 2000, Merrill Lynch & Co., Stone's financial advisor, rendered its oral opinion, subsequently confirmed in writing, to the Stone board of directors as to the fairness, from a financial point of view, as of that date, to Stone of the exchange ratio of .3974 of a share of Stone common stock for each share of Basin common stock. We have attached this opinion as Annex C to this document. You should read this opinion in its entirety to understand the procedures followed, assumptions made, matters considered and limits of the scope of the review undertaken.

     Merrill Lynch's opinion is addressed to the Stone board of directors and does not constitute a recommendation to any Stone stockholder as to how that stockholder should vote at the special meeting.

  Conditions to Completion of the Merger (page 64)

     The completion of the merger depends on a number of conditions being satisfied or waived. In addition to customary conditions relating to the accuracy of representations and warranties and our compliance with the merger agreement, these conditions include the following:

     - the merger agreement and the merger have been approved and adopted by Basin's stockholders and the amendment to Stone's certificate of incorporation to authorize additional shares of Stone common stock and the issuance of Stone common stock in the merger have been approved by Stone's stockholders;

     - the SEC has declared the registration statement effective under the Securities Act, and the registration statement is not subject to any stop order or proceedings seeking a stop order;

     - the shares of Stone common stock to be issued in the merger have been approved for listing on the New York Stock Exchange;

     - any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act relating to the merger has expired or been terminated;

     - all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authority have been filed, obtained or occurred, except in those cases where no material adverse effect would result;

     - no governmental entity or federal, state or foreign court of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order or statute, rule or regulation that is in effect and that has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger;

     - Stone and Basin each has received an opinion of tax counsel to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

     - except as otherwise provided by the merger agreement, Stone and Basin each has received a letter from Arthur Andersen LLP, independent public accountants to both Stone and Basin, confirming that the merger, for financial accounting purposes, is a pooling of interests.

  Termination of the Agreement (page 65)

     We can agree at any time to terminate the merger agreement without completing the merger, even if Basin stockholders have approved the merger and Stone stockholders have approved the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock and the issuance of Stone common stock in connection with the merger. Also, the merger agreement can be terminated in the following circumstances:

     - by either of us if the merger has not been completed by May 31, 2001, except that the right to terminate the merger agreement under this provision is not available to any party whose failure to fulfill any of its obligations under the merger agreement was the cause of or resulted in the failure of the merger to occur on or before May 31, 2001;

     - by either of us if a court of competent jurisdiction or other governmental entity has issued a non-appealable final order, decree or ruling or taken any other non-appealable final action, in each case having the effect of permanently enjoining or otherwise permanently prohibiting the merger;

     - by either of us if, at Basin's stockholders' meeting, Basin does not obtain the requisite vote of its stockholders in favor of the merger, or if, at Stone's stockholders' meeting, the required vote for the amendment to Stone's certificate of incorporation and the approval of the issuance of Stone common stock in the merger is not obtained;

     - by Stone, if (1) Basin's board of directors has withdrawn or modified, in a manner adverse to Stone, its recommendation of the merger agreement or the merger, (2) Basin's board of directors has recommended to Basin's stockholders an acquisition proposal that is more favorable than Stone's acquisition proposal, or (3) a tender offer or exchange offer for more than 35% of the outstanding shares of Basin's capital stock is commenced and Basin's board of directors recommends in favor of the acceptance of such offer;

     - by Basin, if Stone's board of directors has withdrawn or modified, in a manner adverse to Basin, its recommendation of the amendment to Stone's certificate of incorporation and the issuance of Stone common stock in the merger; or

     - by either of us if, there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in the merger agreement, which breach (1) would, if uncured at closing, cause the closing conditions relating to our respective representations and warranties and performance of our respective obligations not to be satisfied, and (2) the breach is not cured within 20 business days after written notice of the breach is received from the other party.

  Termination Fees (pages 66-67)

     Stone must pay Basin a fee of $15 million in cash if the merger agreement is terminated in a number of circumstances described elsewhere in this document. Please see page 66.

     Similarly, Basin must pay Stone a fee of $15 million in cash if the merger agreement is terminated in a number of circumstances described elsewhere in this document. Please see page 67.

  Accounting Treatment (page 50)

     The merger will be accounted for as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Stone and Basin will be carried forward to the combined company at their recorded amounts, and income of the combined company will include income of Stone and Basin for the entire fiscal year in which the merger occurs as well as for prior periods.

VOTING AGREEMENTS (PAGE 68)

  Basin Voting Agreement

     In connection with the execution and delivery of the merger agreement, Stone entered into the Basin voting agreement with the existing directors of Basin, solely in their capacity as stockholders, under which these stockholders agreed to vote their shares of Basin common stock in favor of the adoption of the merger agreement. As of the record date for the special meeting, these stockholders owned shares of Basin common stock representing approximately 14.9% of the total voting power of the outstanding Basin common stock. Approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, requires the approval of the holders of a majority of the outstanding shares of Basin common stock.

     These Basin stockholders also agreed not to solicit, initiate or encourage the submission of any proposal or offer for a merger, consolidation, business combination, share exchange, recapitalization, sale of all or substantially all of Basin's assets or similar transactions involving Basin or any of its subsidiaries or participate in any negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any of the above, or agree to or recommend any of the above, except as would be permitted by Basin under the merger agreement. The Basin voting agreement prohibits, subject to limited exceptions, any stockholder from selling, transferring, pledging, assigning or otherwise disposing of any shares of Basin common stock. The Basin voting agreement terminates upon the earlier to occur of the completion of the merger and the termination of the merger agreement in accordance with its terms.

     The Basin voting agreement is attached as an exhibit to Annex A to this joint proxy statement/ prospectus. We urge you to read the full text of the Basin voting agreement.

  Stone Voting Agreement

     In connection with the execution and delivery of the merger agreement, Basin entered into the Stone voting agreement with the existing directors of Stone, solely in their capacity as stockholders, under which these stockholders agreed to vote their shares of Stone common stock in favor of the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone common stock and the issuance of shares of Stone common stock in connection with the merger. As of the record date for the special meeting, these stockholders owned shares of Stone common stock representing approximately 15% of the total voting power of the outstanding Stone common stock. Approval of the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock requires the approval of the holders of a majority of all outstanding shares of Stone common stock. Approval of the share issuance requires the approval of the holders of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all outstanding shares of Stone common stock. Approval of the proposal to amend Stone's certificate of incorporation is a prerequisite to approval of the proposal for the share issuance.

     These Stone stockholders agreed not to solicit, initiate or encourage the submission of any takeover proposal for Stone or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any takeover proposal for Stone. The Stone voting agreement prohibits, subject to limited exceptions, any stockholder from selling, transferring, pledging, encumbering, assigning or otherwise disposing of any shares of Stone common stock. The Stone voting agreement terminates upon the earlier to occur of the completion of the merger and the termination of the merger agreement in accordance with its terms.

     The Stone voting agreement is attached as an exhibit to Annex A to this joint proxy statement/ prospectus. We urge you to read the full text of the Stone voting agreement.

INTERESTS OF CERTAIN PEOPLE IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS (PAGES 46-49)

  Basin

     In considering the recommendation of the Basin board of directors with respect to the merger, you should be aware that some executive officers and directors of Basin have interests in the merger that are in addition to your interests as a shareholder of Basin generally. The Basin board of directors was aware of the potential conflicts described below and considered them in approving the merger.

     Pursuant to their employment or other change-in-control type agreements, the following Basin officers are entitled to receive various benefits, such as bonuses, severance payments and vesting of stock options and performance shares, because the merger will constitute a "change of control" for purposes of such agreements:

     - Michael S. Smith, President, Chief Executive Officer and Director;

     - Neil L. Stenbuck, Vice President, Chief Financial Officer and Director;

     - Howard L. Boigon, Vice President, General Counsel and Director;

     - Thomas J. Corley, Vice President, Engineering and Production;

     - Patrick A. Jackson, Vice President, Onshore Exploration;

     - Dalton F. Polasek, Vice President, Gulf Coast Engineering;

     - David A. Pustka, Vice President, Gulf Coast Exploration; and

     - Samuel D. Winegrad, Vice President, Corporate Development.

     Additionally, Mr. Smith, the current chief executive officer of Basin, has agreed to enter into a confidentiality and non-compete agreement with Stone in connection with the merger. In exchange for Mr. Smith's confidentiality and non-compete agreement Stone will pay Mr. Smith $300,000 per year for each of the next three (3) years following completion of the merger.

     Additional information on the interests of Basin directors and executive officers is described elsewhere in this document. Please see pages 46 through 49.

  Stone

     One of Stone's directors, Peter K. Barker, is an advisory director of Goldman Sachs, Basin's financial advisor. Mr. Barker did not participate in the board decision on this transaction.

     Our boards of directors knew about these interests and considered them in approving the merger and recommending that our stockholders approve the merger transaction.

APPRAISAL RIGHTS (PAGE 51)

     Under Delaware law, Basin common stockholders are not entitled to appraisal rights in connection with the merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (PAGES 52-53)

  Basin Stockholders

     We expect that, for U.S. federal income tax purposes, the merger will be classified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Assuming that the merger meets this classification, the exchange of shares of Basin common stock for shares of Stone common stock generally will not cause a Basin stockholder to recognize any taxable gain or loss. Basin stockholders will, however, recognize taxable gain or loss in connection with any cash received instead of fractional shares.

     BASIN STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES. It is a condition to the merger that Basin and Stone each receive an opinion from tax counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. These opinions will be based on customary assumptions and customary representations made by, among others, Basin, Stone and Partner Acquisition Corp. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger.

  Stone Stockholders

     Because shares of Stone common stock will remain unchanged, the merger should not cause a Stone stockholder to recognize any taxable gain or loss for U.S. federal income tax purposes.

     THIS TAX TREATMENT MAY NOT APPLY TO CERTAIN STOCKHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU MAY BE COMPLICATED. THESE CONSEQUENCES WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES FOR YOU.

CERTAIN DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS (PAGES 80-85)

     As a result of the merger, the stockholders of Basin will become stockholders of Stone. As stockholders of Stone, their rights will continue to be governed by the Delaware General Corporation Law, but their rights will also be governed by Stone's certificate of incorporation and by-laws. See pages 80 through 85 for summaries of certain material differences between the rights of Stone stockholders and Basin stockholders.

REGULATORY APPROVALS (PAGE 51)

     Under the Hart-Scott-Rodino Act, we may not complete the merger unless we make various filings with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and certain waiting periods expire or are terminated. On December 15, 2000, Stone and Basin submitted the required filings to the Federal Trade Commission and the Antitrust Division. On December 22, 2000, we were granted early termination of our waiting period under the Hart-Scott-Rodino Act. However, we cannot predict whether the Federal Trade Commission or the Antitrust Division will later challenge the merger on antitrust grounds, or, if such an additional challenge is made, what the result will be. See "The Merger -- Regulatory Approvals."

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

     Shares of Stone common stock are listed on the New York Stock Exchange and Basin common stock is quoted on the Nasdaq National Market. On October 27, 2000, the last trading day before we announced the merger, shares of Stone common stock closed at $54.16 per share and shares of Basin common stock closed at $19.56 per share. On December 26, 2000, the most recent practicable date before the mailing of this document, shares of Stone common stock closed at $67.38 per share and shares of Basin common stock closed at $27.00 per share.

     Based on the exchange ratio in the merger, which is .3974 of a share of Stone common stock per share of Basin common stock, the market value of the consideration that Basin common stockholders will receive in the merger for shares of Basin common stock would be $21.52 per share based on the closing price of shares of Stone common stock on October 27, 2000, and $26.78 per share based on the closing price of shares of Stone common stock on December 26, 2000. Of course, the market price of shares of Stone common stock will fluctuate prior to and after the merger, whereas the exchange ratio is fixed. You should obtain current stock price quotations for Stone common stock and shares of Basin common stock.

           SELECTED HISTORICAL FINANCIAL AND OPERATING DATA OF STONE

     The following table sets forth selected historical financial and operating data of Stone as of and for the nine months ended September 30, 2000 and 1999 and for each of the years in the five-year period ended December 31, 1999. You should read this data along with the historical financial statements and related notes of Stone incorporated herein by reference.

                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,
                                                     (UNAUDITED)                       YEAR ENDED DECEMBER 31,
                                                 --------------------   ------------------------------------------------------
                                                   2000        1999       1999       1998        1997        1996       1995
                                                 ---------   --------   --------   ---------   ---------   --------   --------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Production revenues..........................  $ 177,839   $106,858   $146,919   $ 114,597   $  69,079   $ 55,839   $ 38,693
  Other revenue................................      2,705      1,361      2,215       2,023       1,908      2,126      1,858
                                                 ---------   --------   --------   ---------   ---------   --------   --------
        Total revenues.........................    180,544    108,219    149,134     116,620      70,987     57,965     40,551
                                                 ---------   --------   --------   ---------   ---------   --------   --------
Expenses:
  Direct operating expenses(1).................     28,910     18,812     25,759      21,403      14,182     12,451      9,797
  Depreciation, depletion and amortization.....     56,528     50,708     65,803      68,187      28,739     19,564     15,719
  Write-down of oil and gas properties.........         --         --         --      89,135          --         --         --
  Interest expense.............................      6,263     10,677     12,840      12,950       4,916      3,574      2,191
  General and administrative expenses..........      5,357      4,335      6,181       5,056       4,736      4,437      3,383
                                                 ---------   --------   --------   ---------   ---------   --------   --------
        Total expenses.........................     97,058     84,532    110,583     196,731      52,573     40,026     31,090
                                                 ---------   --------   --------   ---------   ---------   --------   --------
Net income (loss) before income taxes..........     83,486     23,687     38,551     (80,111)     18,414     17,939      9,461
                                                 ---------   --------   --------   ---------   ---------   --------   --------
Income tax provision (benefit):
    Current....................................        272          5         25          --          --        208        131
    Deferred...................................     28,948      8,303     12,036     (28,480)      6,495      6,698      3,514
                                                 ---------   --------   --------   ---------   ---------   --------   --------
        Total income taxes.....................     29,220      8,308     12,061     (28,480)      6,495      6,906      3,645
                                                 ---------   --------   --------   ---------   ---------   --------   --------
Net income (loss)..............................  $  54,266   $ 15,379   $ 26,490   $ (51,631)  $  11,919   $ 11,033   $  5,816
                                                 =========   ========   ========   =========   =========   ========   ========
Earnings (loss) per common share:
  Basic earnings (loss) per common share.......  $    2.95   $   0.97   $   1.61   $   (3.43)  $    0.79   $   0.90   $   0.49
                                                 =========   ========   ========   =========   =========   ========   ========
  Diluted earnings (loss) per common share.....  $    2.89   $   0.95   $   1.58   $   (3.43)  $    0.78   $   0.90   $   0.49
                                                 =========   ========   ========   =========   =========   ========   ========
CASH FLOW DATA:
  Cash provided by operating activities........  $ 157,618   $ 66,601   $ 78,850   $  85,633   $  32,679   $ 32,751   $ 27,650
  Cash used in investing activities............   (109,454)   (76,735)   (97,799)   (163,471)   (135,080)   (73,661)   (51,507)
  Cash provided by financing activities........      2,341     22,095     22,273      78,084     102,841     44,488     25,013
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital..............................  $  40,032   $ 27,468   $ 22,887   $   9,884   $   8,328   $  6,683   $  5,379
  Oil and gas properties, net..................    415,125    339,419    353,141     293,824     291,420    171,396    111,248
  Total assets.................................    544,982    423,215    441,738     366,390     354,144    209,406    139,460
  Long-term debt, less current portion.........    100,000    100,000    100,000     209,936     132,024     26,172     47,754
  Stockholders' equity.........................    324,865    252,830    265,587     105,332     156,637    144,441     66,927
PRODUCTION:
  Oil (MBbls)..................................      2,494      2,631      3,469       2,876       1,585      1,356      1,400
  Gas (MMcf)(2)................................     34,353     29,130     38,113      33,281      14,183     11,331      8,399
  Oil and gas (MMcfe)(2).......................     49,317     44,916     58,927      50,537      23,693     19,467     16,799
AVERAGE SALES PRICES:(3)
  Oil (per Bbl)................................  $   25.12   $  14.97   $  16.42   $   13.40   $   19.61   $  20.49   $  17.70
  Gas (per Mcf)(2).............................       3.35       2.32       2.36        2.29        2.68       2.48       1.66
  Oil and gas (per Mcfe)(2)....................       3.61       2.38       2.49        2.27        2.92       2.87       2.30
AVERAGE COSTS (PER MCFE):
  Direct operating expenses(1).................  $    0.59   $   0.42   $   0.44   $    0.42   $    0.60   $   0.64   $   0.58
  General and administrative(4)................       0.09       0.07       0.08        0.08        0.16       0.18       0.20
  DD&A.........................................       1.15       1.13       1.12        1.35        1.21       1.00       0.94
PROVED RESERVES AT DECEMBER 31:
  Oil (MBbls)..................................                           22,636      18,476      17,763     12,772      7,985
  Gas (MMcf)...................................                          251,614     243,270     189,239    144,316     81,179
  Oil and gas (MMcfe)..........................                          387,430     354,126     295,817    220,948    129,089
Present value of estimated future net cash
  flows before income taxes....................                         $561,303   $ 286,098   $ 368,930   $443,793   $179,725

---------------
(1) Includes normal lease operating expenses, major maintenance expenses and production taxes.
(2) Results from July 1, 1999 forward include net daily production of 7.3 MMcf at $2.24 per Mcf associated with the amortization of a volumetric production payment.
(3) Includes the effects of hedging activities.
(4) Excludes incentive compensation expense.

           SELECTED HISTORICAL FINANCIAL AND OPERATING DATA OF BASIN

     The following table sets forth selected historical financial and operating data of Basin as of and for the nine months ended September 30, 2000 and 1999 and for each of the years in the five-year period ended December 31, 1999. You should read this data along with the historical financial statements and related notes of Basin incorporated herein by reference.

                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,
                                                     (UNAUDITED)                      YEAR ENDED DECEMBER 31,
                                                 -------------------   -----------------------------------------------------
                                                   2000       1999       1999       1998        1997       1996       1995
                                                 --------   --------   --------   ---------   --------   --------   --------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Production revenues..........................  $ 84,007   $ 52,750   $ 71,496   $  48,620   $ 24,401   $ 18,182   $ 39,645
  Other revenue(1).............................       167         83        134          79        319     23,481        831
                                                 --------   --------   --------   ---------   --------   --------   --------
        Total revenues.........................    84,174     52,833     71,630      48,699     24,720     41,663     40,476
                                                 --------   --------   --------   ---------   --------   --------   --------
Expenses:
  Direct operating expenses(2).................    11,448      8,889     11,661       9,046      5,860      6,605     11,674
  Depreciation, depletion and amortization.....    31,869     29,130     39,494      29,775     10,622      7,606     17,202
  Write-down of oil and gas properties.........        --         --         --      38,500         --         --     26,500
  Interest expense.............................       586      2,195      2,279       2,030        764      2,272      6,929
  General and administrative expenses..........     4,932      5,153      6,160       4,380      3,694      3,850      5,498
                                                 --------   --------   --------   ---------   --------   --------   --------
        Total expenses.........................    48,835     45,367     59,594      83,731     20,940     20,333     67,803
                                                 --------   --------   --------   ---------   --------   --------   --------
Net income (loss) before income taxes..........    35,339      7,466     12,036     (35,032)     3,780     21,330    (27,327)
                                                 --------   --------   --------   ---------   --------   --------   --------
Income tax provision (benefit):
  Current......................................        --         --         --          23       (471)     1,000         --
  Deferred.....................................    10,852         --         --      (6,555)     1,795      4,760     (7,784)
                                                 --------   --------   --------   ---------   --------   --------   --------
        Total income taxes.....................    10,852         --         --      (6,532)     1,324      5,760     (7,784)
                                                 --------   --------   --------   ---------   --------   --------   --------
Net income (loss)..............................  $ 24,487   $  7,466   $ 12,036   $ (28,500)  $  2,456   $ 15,570   $(19,543)
                                                 ========   ========   ========   =========   ========   ========   ========
Earnings (loss) per common share:
  Basic earnings (loss) per common share.......  $   1.32   $   0.48   $   0.74   $   (2.06)  $   0.22   $   1.45   $  (1.82)
                                                 ========   ========   ========   =========   ========   ========   ========
  Diluted earnings (loss) per common share.....  $   1.30   $   0.47   $   0.72   $   (2.06)  $   0.22   $   1.45   $  (1.82)
                                                 ========   ========   ========   =========   ========   ========   ========
CASH FLOW DATA:
  Cash provided by operating activities........  $ 67,155   $ 29,020   $ 48,897   $  37,834   $ 15,489   $  4,909   $ 10,320
  Cash provided by (used in) investing
    activities(1)..............................   (79,834)   (44,185)   (65,505)   (107,664)   (98,050)    92,627    (13,841)
  Cash provided by (used in) financing
    activities(1)..............................    13,421     15,368     20,054      69,630     61,069    (77,126)      (260)
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital (deficit)....................  $ (6,839)  $ (5,640)  $(10,378)  $ (13,224)  $(10,036)  $ 19,178   $ (2,211)
  Oil and gas properties, net(1)...............   264,494    204,001    218,205     186,403    147,089     51,882    130,920
  Total assets(1)..............................   300,171    226,848    248,905     201,163    161,959     84,957    146,651
  Long-term debt, less current portion(1)......    48,000     29,000     34,000      80,000     11,053        218     77,172
  Stockholders' equity.........................   200,123    171,061    175,163      94,219    121,365     68,751     53,287
PRODUCTION:(1)
  Oil (MBbls)..................................       778        624        855         725        524        564      1,153
  Gas (MMcf)...................................    19,338     20,772     27,400      17,616      5,509      4,776     12,833
  Oil and gas (MMcfe)..........................    24,006     24,516     32,530      21,966      8,653      8,160     19,751
AVERAGE SALES PRICES:(3)
  Oil (per Bbl)................................  $  28.37   $  14.67   $  15.26   $   13.42   $  18.80   $  20.03   $  17.02
  Gas (per Mcf)................................      3.20       2.10       2.13        2.21       2.64       1.44       1.56
  Oil and gas (per Mcfe).......................      3.50       2.15       2.20        2.21       2.82       2.23       2.01
AVERAGE COSTS (PER MCFE):
  Direct operating expenses(2).................  $   0.48   $   0.36   $   0.36   $    0.41   $   0.68   $   0.81   $   0.59
  General and administrative(4)................      0.18       0.15       0.15        0.18       0.38       0.46       0.26
  DD&A.........................................      1.33       1.19       1.21        1.36       1.23       0.93       0.87
PROVED RESERVES AT DECEMBER 31:(1)
  Oil (MBbls)..................................                          12,577       8,667      8,154      7,870     12,606
  Gas (MMcf)...................................                         134,053     127,502     89,534     29,713    131,436
  Oil and gas (MMcfe)..........................                         209,515     179,504    138,458     76,933    207,072
Present value of estimated future net cash
  flows before income taxes....................                        $269,303   $ 164,485   $160,230   $ 83,656   $129,068

---------------
(1) 1996 results include a $22.5 million gain on the sale of producing oil and gas properties located in the Denver-Julesburg Basin. A portion of the proceeds from the $123.5 million sale was used to pay off all outstanding bank debt.
(2) Includes lease operating expenses and production taxes.
(3) Includes the effects of hedging activities.
(4) Excludes stock compensation expense.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL AND
                                 OPERATING DATA

     The following tables set forth selected unaudited pro forma combined financial and operating data to give effect to the merger between Stone and Basin based on the pooling of interests method of accounting at the exchange ratio of .3974 of a share of Stone common stock for each share of Basin common stock. The unaudited pro forma balance sheet data included in the tables below are presented as if the merger was effective on September 30, 2000. The unaudited pro forma statement of operations data included in the tables below are presented as if the merger was effective as of the beginning of the earliest period presented. The pro forma amounts in the tables below are presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the combined company that would have actually occurred had the merger been effective during the periods presented or of the future financial position or future results of operations of the combined company. The unaudited pro forma combined statements of operations exclude non-recurring charges directly attributable to the merger (estimated at $24 million), substantially all of which will be charged to operations in the quarter in which the merger is consummated. The unaudited pro forma combined balance sheet has been adjusted to reflect the assumed after-tax impact of such non-recurring charges. You should read this information in conjunction with the historical consolidated financial statements and accompanying notes of Stone and Basin incorporated in this document by reference and the condensed unaudited pro forma combined financial statements and notes thereto beginning on page 71.

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,              YEAR ENDED DECEMBER 31,
                                                    -----------------------   ------------------------------------
                                                       2000         1999         1999         1998         1997
                                                    ----------   ----------   ----------   ----------   ----------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Production revenues.............................  $ 261,846    $ 159,608    $ 218,415    $ 163,217    $  93,480
  Other revenue...................................      2,872        1,444        2,349        2,102        2,227
                                                    ---------    ---------    ---------    ---------    ---------
        Total revenues............................    264,718      161,052      220,764      165,319       95,707
                                                    ---------    ---------    ---------    ---------    ---------
Expenses:
  Direct operating expenses(1)....................     40,358       27,701       37,420       30,449       20,042
  Depreciation, depletion and amortization........     84,387       78,365      102,728       99,052       40,383
  Write-down of oil and gas properties............         --           --           --      114,053           --
  Interest expense................................      6,849       12,872       15,119       14,980        5,680
  General and administrative expenses.............     10,289        9,488       12,341        9,436        8,430
                                                    ---------    ---------    ---------    ---------    ---------
        Total expenses............................    141,883      128,426      167,608      267,970       74,535
                                                    ---------    ---------    ---------    ---------    ---------
Net income (loss) before income taxes.............    122,835       32,626       53,156     (102,651)      21,172
                                                    ---------    ---------    ---------    ---------    ---------
Income tax provision (benefit):
  Current.........................................        272            5           25           23         (471)
  Deferred........................................     42,720       11,414       18,580      (35,951)       7,881
                                                    ---------    ---------    ---------    ---------    ---------
        Total income taxes........................     42,992       11,419       18,605      (35,928)       7,410
                                                    ---------    ---------    ---------    ---------    ---------
Net income (loss).................................  $  79,843    $  21,207    $  34,551    $ (66,723)   $  13,762
                                                    =========    =========    =========    =========    =========
Earnings (loss) per common share:
  Basic earnings (loss) per common share..........  $    3.10    $    0.96    $    1.51    $   (3.24)   $    0.71
                                                    =========    =========    =========    =========    =========
  Diluted earnings (loss) per common share........  $    3.04    $    0.94    $    1.48    $   (3.24)   $    0.70
                                                    =========    =========    =========    =========    =========
CASH FLOW DATA:
  Cash provided by operating activities...........  $ 224,773    $  95,621    $ 127,747    $ 123,467    $  48,168
  Cash used in investing activities...............   (189,288)    (120,920)    (163,304)    (271,135)    (233,130)
  Cash provided by financing activities...........     15,762       37,463       42,327      147,714      163,910
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital.................................  $   9,193
  Oil and gas properties, net.....................    698,320
  Total assets....................................    863,854
  Long-term debt, less current portion............    148,000
  Stockholders' equity............................    518,324

                       (see footnotes on following page)

                     SELECTED UNAUDITED PRO FORMA COMBINED
                          FINANCIAL AND OPERATING DATA
                                  (CONTINUED)

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,              YEAR ENDED DECEMBER 31,
                                                    -----------------------   ------------------------------------
                                                       2000         1999         1999         1998         1997
                                                    ----------   ----------   ----------   ----------   ----------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT AMOUNTS)
PRODUCTION:
  Oil (MBbls).....................................      3,272        3,255        4,324        3,601        2,109
  Gas (MMcf)(2)...................................     53,691       49,902       65,513       50,897       19,692
  Oil and gas (MMcfe)(2)..........................     73,323       69,432       91,457       72,503       32,346
AVERAGE SALES PRICES:(3)
  Oil (per Bbl)...................................  $   25.89    $   14.91    $   16.19    $   13.40    $   19.41
  Gas (per Mcf)(2)................................       3.30         2.23         2.27         2.26         2.67
  Oil and gas (per Mcfe)(2).......................       3.57         2.30         2.39         2.25         2.89
AVERAGE COSTS (PER MCFE):
  Direct operating expenses(1)....................  $    0.55    $    0.40    $    0.41    $    0.42    $    0.62
  General and administrative(4)...................       0.12         0.10         0.10         0.11         0.22
  DD&A............................................       1.15         1.13         1.12         1.37         1.25
PROVED RESERVES AT DECEMBER 31:
  Oil (MBbls).....................................                               35,213       27,143       25,917
  Gas (MMcf)......................................                              385,667      370,772      278,773
  Oil and gas (MMcfe).............................                              596,945      533,630      434,275
Present value of estimated future net cash flows
  before income taxes.............................                            $ 830,606    $ 450,583    $ 529,160

---------------
(1) Includes normal lease operating expenses, major maintenance expenses and production taxes.
(2) Results from July 1, 1999 forward include net daily production of 7.3 MMcf at $2.24 per Mcf associated with the amortization of a volumetric production payment.
(3) Includes the effects of hedging activities.
(4) Excludes incentive and stock compensation expenses.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data for Stone and Basin and unaudited pro forma combined and unaudited equivalent pro forma per share data after giving effect to the proposed merger under the pooling of interests method of accounting at the exchange ratio of .3974 of a share of Stone common stock for each share of Basin common stock. You should read this data in conjunction with the selected historical financial and operating data and the unaudited pro forma combined financial statements included in this document, as well as the separate historical consolidated financial statements of Stone and Basin and the notes thereto incorporated by reference in this document. The pro forma combined per share data in the table below are presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the combined company that would have actually occurred had the merger been effective during the periods presented or of the future financial position or future results of operations of the combined company.

                                                     NINE MONTHS
                                                        ENDED
                                                    SEPTEMBER 30,
                                                     (UNAUDITED)      YEAR ENDED DECEMBER 31,
                                                   ---------------    ------------------------
                                                    2000     1999     1999      1998     1997
                                                   ------    -----    -----    ------    -----
PRO FORMA COMBINED:
  Earnings (loss) per share -- Basic(1)..........  $ 3.10    $0.96    $1.51    $(3.24)   $0.71
  Earnings (loss) per share -- Diluted(1)........    3.04     0.94     1.48     (3.24)    0.70
  Book value per share...........................   20.04
BASIN EQUIVALENT PRO FORMA:(2)
  Earnings (loss) per share -- Basic.............  $ 1.23    $0.38    $0.60    $(1.29)   $0.28
  Earnings (loss) per share -- Diluted...........    1.21     0.37     0.59     (1.29)    0.28
  Book value per share...........................    7.96
BASIN HISTORICAL:
  Earnings (loss) per share -- Basic.............  $ 1.32    $0.48    $0.74    $(2.06)   $0.22
  Earnings (loss) per share -- Diluted...........    1.30     0.47     0.72     (2.06)    0.22
  Book value per share(3)........................   10.81
STONE HISTORICAL:
  Earnings (loss) per share -- Basic.............  $ 2.95    $0.97    $1.61    $(3.43)   $0.79
  Earnings (loss) per share -- Diluted...........    2.89     0.95     1.58     (3.43)    0.78
  Book value per share(3)........................   17.55

---------------

(1) Amounts are based upon the weighted average number of common and common stock equivalent shares outstanding of Stone and Basin for each period at the exchange ratio of .3974 of a share of Stone common stock for each share of Basin common stock.

(2) The unaudited equivalent pro forma per share data is calculated by multiplying the unaudited pro forma combined per share data by the exchange ratio of .3974 of a share of Stone common stock for each share of Basin common stock.

(3) Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of the period.

                   PRO FORMA OIL AND GAS RESERVES (UNAUDITED)

     The following table sets forth summary information with respect to estimates of proved oil and gas reserves and the estimated discounted future net cash flows before income taxes for these reserves as of December 31, 1999 for Stone, Basin and for Stone on a pro forma combined basis. For additional information relating to reserves, see "Risk Factors" in this document and in our SEC filings incorporated by reference into this document. See "Where You Can Find More Information."

                                                                           PRO FORMA
                                                      STONE      BASIN     COMBINED
                                                     --------   --------   ---------
                                                         (DOLLARS IN THOUSANDS)
PROVED DEVELOPED:
  Oil (MBbls)......................................    17,729      7,465     25,194
  Gas (MMcf).......................................   205,345    104,351    309,696
  Total proved developed (MMcfe)...................   311,719    149,141    460,860
PROVED UNDEVELOPED:
  Oil (MBbls)......................................     4,907      5,112     10,019
  Gas (MMcf).......................................    46,269     29,702     75,971
  Total proved undeveloped (MMcfe).................    75,711     60,374    136,085
TOTAL PROVED RESERVES (MMcfe)......................   387,430    209,515    596,945
Present value of estimated future net cash flows
  before income taxes..............................  $561,303   $269,303   $830,606

                                  RISK FACTORS

     In considering whether to vote in favor of the merger transaction involving our companies, you should consider all of the information we have included in this document and its annexes and all of the information included in the documents we have incorporated by reference. In addition, you should pay particular attention to the following risks related to the merger and the combined company.

THE MARKET VALUE OF SHARES OF STONE COMMON STOCK THAT BASIN STOCKHOLDERS RECEIVE IN THE MERGER WILL VARY AS A RESULT OF THE FIXED EXCHANGE RATIO AND POSSIBLE STOCK PRICE FLUCTUATIONS.

     The exchange ratio is a fixed ratio that will not be adjusted as a result of any increase or decrease in the price of either shares of Stone common stock or shares of Basin common stock. The price of shares of Stone common stock at the time the merger is completed may be higher or lower than their price on the date of this document or on the date of the special meetings of stockholders. Changes in the business, operations or prospects of Stone or Basin, market assessments of the benefits of the merger and of the likelihood that the merger will be completed, regulatory considerations, oil and gas prices, general market and economic conditions, or other factors may affect the prices of shares of Stone common stock or shares of Basin common stock. Most of these factors are beyond our control.

     Because the merger will be completed only after the special meetings of our respective stockholders are held, there is no way to be sure that the price of the shares of Stone common stock now, or on the date of the special meetings, will be indicative of its price at the time the merger is completed. We urge you to obtain current market quotations for both shares of Stone common stock and shares of Basin common stock.

THERE ARE UNCERTAINTIES IN INTEGRATING OUR BUSINESS OPERATIONS.

     Although the Stone board of directors and the Basin board of directors considered the potential complementary effects of combining our companies' assets, personnel and operational expertise, integrating businesses involves a number of special risks, including:

     - the possibility that management may be distracted from regular business concerns by the need to integrate operations,

     - unforeseen difficulties in integrating operations and systems, and

     - problems concerning retaining and assimilating key employees of the combined company.

     Any of these could lead to potential adverse short-term or long-term effects on operating results. As a result, we may not realize any of the anticipated benefits of the merger.

SIGNIFICANT CHARGES AND EXPENSES WILL BE INCURRED AS A RESULT OF THE MERGER.

     Stone and Basin expect to incur approximately $24 million of costs related to the merger. These expenses will include severance and related costs upon completion of the merger, investment banking expenses, legal and accounting fees, printing expenses, transition and integration costs and other related charges. See "Interests of Certain Persons in the Merger -- Basin." The companies may also incur additional unanticipated expenses in connection with the merger.

STONE'S CERTIFICATE OF INCORPORATION AND BY-LAWS HAVE PROVISIONS THAT DISCOURAGE CORPORATE TAKEOVERS AND COULD PREVENT STOCKHOLDERS FROM REALIZING A PREMIUM ON THEIR INVESTMENT.

     Certain provisions of Stone's certificate of incorporation and by-laws and provisions of the Delaware General Corporation Law may have the effect of delaying or preventing a change in control. Stone's directors are elected to staggered terms. Also, Stone's certificate of incorporation authorizes Stone's board of directors to issue preferred stock without stockholder approval and to set the rights, preferences and other designations, including voting rights of those shares as the board may determine. Additional provisions include the availability of authorized but unissued common stock. These provisions, alone or in combination with each other and with the rights plan described below, may discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to stockholders for their common stock.

     Stone's board of directors has adopted a stockholder rights plan. The existence of the rights plan may impede a takeover of Stone not supported by Stone's board of directors, including a proposed takeover that may be desired by a majority of our stockholders or involving a premium over the prevailing market price of Stone's common shares.

SOME OF BASIN'S DIRECTORS AND OFFICERS HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS.

     Some of the directors and officers of Basin are parties to agreements, or participate in other arrangements, that give them interests in the merger that are different from your interests. See "Interests of Certain Persons in the Merger -- Basin" on page 46. Basin stockholders should consider these interests in connection with their vote on the merger, including whether these interests may have influenced those directors and officers to recommend or support the merger.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     This document and the documents incorporated by reference contain forward-looking statements with respect to the merger and the financial condition, results of operations, plans, objectives, future performance and business of Stone and Basin. These statements appear in a number of places and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things, future operating results or the ability to generate income or cash flows.

     These forward-looking statements involve certain risks and uncertainties. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this document and the documents incorporated by reference. You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to or incorporated by reference in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in these forward-looking statements, including the risks described above under "Risk Factors."

     Stone stockholders and Basin stockholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents.

     All subsequent written and oral forward-looking statements attributable to Stone or Basin or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                              THE SPECIAL MEETINGS

INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING

     The Stone board of directors is using this document to solicit proxies from Stone stockholders for use at the Stone special meeting of stockholders. The Basin board of directors is using this document to solicit proxies from Basin stockholders for use at the Basin special meeting of stockholders.

TIME AND PLACE OF THE SPECIAL MEETINGS

STONE SPECIAL MEETING                          BASIN SPECIAL MEETING
-------------------                            -------------------
  February 1, 2001                             February 1, 2001
  10:00 a.m., C.S.T.                           9:00 a.m., M.S.T.
  3rd Floor Conference Room                    Brown Palace Hotel, Onyx Room
  625 East Kaliste Saloom Road                 321 17th Street
  Lafayette, Louisiana 70508                   Denver, Colorado 80202

PURPOSE OF THE MEETINGS IS TO VOTE ON THE FOLLOWING ITEMS

A proposal to approve an amendment to Stone's  A proposal to approve the merger agreement
certificate of incorporation to increase the   and the transactions contemplated by the
authorized shares of Stone's common stock      merger agreement, including the merger.
from 25,000,000 shares to 100,000,000 shares.
                                               Such other matters as may properly come
A proposal to approve the issuance of shares   before the Basin special meeting, including
of Stone common stock in the merger, pursuant  the approval of any adjournment or
to the agreement and plan of merger dated      postponement of the Basin special meeting.
October 28, 2000. Approval of the proposal to
amend Stone's certificate of incorporation is
a prerequisite to approval of the proposal
for the share issuance.

Such other matters as may properly come
before the Stone special meeting, including the approval of any adjournment or postponement of the Stone special meeting.

RECORD DATE FOR THE SPECIAL MEETINGS

Holders of record of shares of Stone common    Holders of record of shares of Basin common
stock at the close of business on December     stock at the close of business on December
22, 2000 will be entitled to vote.             22, 2000 will be entitled to vote.

OUTSTANDING SHARES HELD ON RECORD DATE

As of the record date, there were 18,536,108   As of the record date, there were 18,693,235
outstanding shares of Stone common stock that  outstanding shares of Basin common stock that
are entitled to notice of, and to vote at,     are entitled to notice of, and to vote at,
the special meeting.                           the special meeting.

SHARES ENTITLED TO VOTE AT THE SPECIAL MEETINGS

Each share of Stone common stock that you own  Each share of Basin common stock that you own
as of the record date entitles you to one      as of the record date entitles you to one
vote.                                          vote.

Shares of Stone common stock deemed            Shares of Basin common stock deemed
beneficially held by Stone or its              beneficially held by Basin or its
subsidiaries will not be voted.                subsidiaries will not be voted.

QUORUM REQUIREMENT FOR THE SPECIAL MEETINGS

The presence at the Stone special meeting, in  The presence at the Basin special meeting, in
person or by proxy, of the holders of a        person or by proxy, of the holders of a
majority of the outstanding shares of Stone    majority of the outstanding shares of Basin
common stock is necessary to constitute a      common stock is necessary to constitute a
quorum. If a quorum is not represented at the  quorum. If a quorum is not represented at the meeting, a vote for adjournment will be taken  meeting, a vote for adjournment will be taken among the stockholders present or represented  among the stockholders present or represented
by proxy vote for adjournment.                 by proxy vote for adjournment.

Abstentions and broker non-votes count as      Abstentions and broker non-votes count as
present for establishing a quorum. Shares of   present for establishing a quorum. Shares of
Stone common stock held by Stone or its        Basin common stock held by Basin or its
subsidiaries do not count toward a quorum. A   subsidiaries do not count toward a quorum. A
"broker non-vote" occurs with respect to a     "broker non-vote" occurs with respect to a
proposal when a broker is not permitted to     proposal when a broker is not permitted to
vote on that proposal without instruction      vote on that proposal without instruction
from the beneficial owner of the shares of     from the beneficial owner of the shares of
Stone common stock and no instruction is       Basin common stock and no instruction is
given.                                         given.

SHARES BENEFICIALLY OWNED BY STONE AND BASIN DIRECTORS AND EXECUTIVE OFFICERS AS OF THE
RECORD DATE

The directors of Stone, solely in their        The directors of Basin, solely in their
capacity as stockholders, are each a party to  capacity as stockholders, are each a party to
a voting agreement with Basin under which      a voting agreement with Stone under which
each director has agreed to vote his           each director has agreed to vote his
outstanding shares of Stone common stock in    outstanding shares of Basin common stock in
favor of the amendment to Stone's certificate  favor of the merger agreement and the merger.
of incorporation and the share issuance. As    As of the record date, these directors
of the record date, these directors            collectively owned 2,779,542 shares of Basin
collectively owned 2,849,894 shares of Stone   common stock, representing approximately
common stock, representing approximately 15%   14.9% of the shares of Basin common stock
of the shares of Stone common stock            outstanding on that date.
outstanding on that date.
                                               Basin executive officers (other than those
Stone executive officers (other than those     officers who are also directors) collectively
officers who are also directors) collectively  own 289,572 shares of Basin common stock.
own 257,422 shares of Stone common stock.      These shares represent approximately 1.5% of
These shares represent approximately 1.0% of   the shares of Basin common stock outstanding
the shares of Stone common stock outstanding   as of the record date. These individuals are
as of the record date. These individuals are   not a party to any such voting agreement but
not a party to any such voting agreement but   they have indicated that they intend to vote
they have indicated that they intend to vote   their outstanding shares of Basin common
their outstanding shares of Stone common       stock in favor of the merger proposal.
stock in favor of the Stone proposals.

VOTE NECESSARY AT THE SPECIAL MEETINGS TO APPROVE STONE AND BASIN PROPOSALS

Approval of the amendment to Stone's           Approval of the merger agreement and the
certificate of incorporation to increase the   transactions contemplated by the merger
authorized shares of Stone's common stock      agreement, including the merger, requires the
requires the approval of the holders of a      approval of the holders of a majority of the
majority of all outstanding shares of Stone    outstanding shares of Basin common stock.
common stock.
                                               Abstentions and broker non-votes will have
Approval of the share issuance requires the    the same effect as votes against the merger
approval of the holders of a majority of the   proposal.
votes cast on the proposal, provided that the
total votes cast on the proposal represent
over 50% in interest of all outstanding
shares of Stone common stock.

Approval of the proposal to amend Stone's certificate of incorporation is a prerequisite to approval of the proposal for the share issuance.

Abstentions and broker non-votes will have the same effect as votes against each of the proposals.

VOTING BY PROXY

     You may vote in person at your special meeting or by proxy. We recommend you vote by proxy even if you plan to attend your special meeting. You can always revoke your proxy by changing your vote prior to or at your special meeting.

     If you are a Basin stockholder, you may vote by proxy card by completing and mailing the enclosed proxy card. Certain Basin stockholders may also vote by Internet or telephone by following the Internet or telephone voting instructions on their proxy card. If you are a Stone stockholder, you may vote by completing and mailing the enclosed proxy card. If you properly submit your proxy to us in time to vote, one of the individuals named as your proxy will vote your common shares as you have directed. You may vote for or against the proposal or proposals submitted at your special meeting or abstain from voting.

HOW TO VOTE BY PROXY

            STONE SPECIAL MEETING                          BASIN SPECIAL MEETING
---------------------------------------------  ---------------------------------------------

            In Writing                                     In Writing
Complete, sign, date and return your proxy     Complete, sign, date and return your proxy
card in the enclosed envelope.                 card in the enclosed envelope.

      By Internet or Telephone                       By Internet or Telephone
Voting by Internet or telephone is not         Go to http://www.proxyvote.com and follow the
available to Stone stockholders.               instructions. You will need to give the
                                               personal identification number contained on
                                               your proxy card.

                                               Or, call toll-free 1-800-454-8683 on a
                                               touch-tone telephone 24 HOURS A DAY 7 DAYS A
                                               WEEK. HAVE YOUR PROXY CARD IN HAND. You will
                                               be asked to enter a Control Number or the
                                               personal identification number contained on
                                               your proxy card.

     THE MEMBERS OF THE STONE BOARD OF DIRECTORS PARTICIPATING IN THE BOARD DECISION ON THE TRANSACTION UNANIMOUSLY RECOMMEND THAT STONE STOCKHOLDERS VOTE AT THE SPECIAL MEETING TO APPROVE THE AMENDMENT TO STONE'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF STONE'S COMMON STOCK AND THE ISSUANCE OF STONE COMMON STOCK IN CONNECTION WITH THE MERGER. ONE OF STONE'S DIRECTORS DID NOT PARTICIPATE IN THE BOARD DECISION ON THE TRANSACTION DUE TO AN AFFILIATION WITH BASIN'S FINANCIAL ADVISOR IN THIS TRANSACTION.

     THE MEMBERS OF THE BASIN BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

     APPROVAL BY STONE STOCKHOLDERS OF THE AMENDMENT TO STONE'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF STONE'S COMMON STOCK AND THE ISSUANCE OF SHARES OF STONE COMMON STOCK, AND APPROVAL BY BASIN STOCKHOLDERS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, ARE CONDITIONS TO CONSUMMATION OF THE MERGER.

REVOKING YOUR PROXY

     You may revoke your proxy before it is voted by:

     - submitting a new proxy with a later date, including, if you are a Basin stockholder, a proxy given by the Internet or by telephone;

     - notifying your company's Secretary in writing before your special meeting that you have revoked your proxy; or

     - voting in person, or notifying the Secretary orally of your wish to revoke your proxy, at your special meeting.

OTHER VOTING MATTERS

     Voting in Person. If you plan to attend your special meeting and wish to vote in person, we will give you a ballot at your special meeting. However, if your shares of common stock are held in the name of a brokerage firm or trustee, you must obtain from the firm or trustee an account statement, letter or other evidence of your beneficial ownership of the common shares.

     People with Disabilities. We can provide reasonable assistance to help you participate in your special meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary of your company at least two weeks before your special meeting at the number or address provided on page 5.

     Proxy Solicitation. We will each pay our own costs of soliciting proxies, including the reasonable expenses of brokers, banks, fiduciaries and other nominees in forwarding solicitation material to beneficial owners. In addition to the solicitation of proxies by use of the mail, solicitation may be made by telephone and facsimile and Stone and Basin may utilize the services of some of their respective officers and employees to solicit proxies personally. Such officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, we expect the expense of such solicitation by officers and employees to be nominal. In addition, Stone has retained the firm of MacKenzie Partners, Inc. as its proxy solicitor to aid in the solicitation of proxies from its stockholders. The fees of MacKenzie are estimated to be not more than $5,000, plus reimbursement of reasonable costs incurred by MacKenzie. Basin had retained the firm of Mauro & Co., Inc. as its proxy solicitor to aid in the solicitation of proxies from its stockholders. The fees of Mauro are estimated to be not more than $5,000, plus reimbursement of reasonable costs incurred by Mauro.

     You should submit your proxy without delay by mail or, if you are a Basin stockholder, also by Internet or telephone. We also will reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

     DO NOT SEND IN ANY BASIN STOCK CERTIFICATES WITH YOUR PROXY CARDS. THE EXCHANGE AGENT WILL MAIL TRANSMITTAL FORMS WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR SHARES OF BASIN COMMON STOCK AS SOON AS PRACTICABLE AFTER THE COMPLETION OF THE MERGER.

OTHER BUSINESS; ADJOURNMENTS AND POSTPONEMENTS

     We currently are not aware of any other business to be acted upon at either special meeting. If, however, other matters are properly brought before either special meeting, or any adjourned or postponed special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the special meeting.

     Adjournments or postponements of the special meetings may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common shares representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting.

                                   THE MERGER

BACKGROUND OF THE MERGER

     Stone commenced a previous dialogue with Basin in late 1999 that did not lead to substantive discussions or negotiations. In December 1999, Basin's President and Chief Executive Officer, Michael S. Smith, met with Stone's President and Chief Operating Officer, D. Peter Canty, to discuss a possible strategic combination. At that meeting, Smith advised Canty that Basin was not for sale. Smith and Canty met again in early January and exchanged certain preliminary financial information pursuant to mutual confidentiality and standstill agreements. Later in January, Smith and Canty agreed to terminate all discussions. No further contacts between Basin and Stone occurred until August 2000.

     Due to a decline in the price of Basin's common stock in early 2000, the Basin board of directors requested a review of its anti-takeover defenses. At a meeting of the board of directors of Basin on February 23, 2000, representatives of Goldman Sachs discussed general market conditions and Basin's position in the event of an unsolicited takeover proposal.

     At a meeting of the board of directors of Basin on May 11, 2000, the board reviewed Basin's strategic plan, including the possibility of additional exploration or acquisitions both in the Gulf of Mexico and onshore. The board reaffirmed its favorable views of expanding Basin's asset base through acquisitions and onshore exploration as well as through Gulf of Mexico exploration, to lower risk and enhance growth potential. The board also noted the challenging acquisition environment and discussed the possibility of a strategic business combination. The board noted that the key issue was determining what would be in the best long-term interests of Basin's stockholders, and noted that a merger posed potential risks, as well as opportunities.

     On May 22, 2000, at a meeting of the board of directors of Basin, the board authorized the engagement of Goldman Sachs, subject to reaching acceptable terms and conditions, as a financial advisor to Basin and directed management to take the initial steps to evaluate whether to pursue a business combination and to identify potential candidates. The process of evaluating potential business combinations was to be conducted in a manner that would allow Basin to continue operating on an independent basis and contemplated contacting a modest number of potential strategic partners. The scope of the services to be provided by Goldman Sachs pursuant to its engagement included the evaluation of whether or not Basin should consider a strategic combination and related financial advice and assistance to Basin in connection with a potential transaction, if applicable, including structuring and negotiating the financial aspects of such a transaction, and, if so requested, undertaking a study to enable Goldman Sachs to render an opinion to the Basin board of directors as to whether the financial consideration offered in connection with the proposed transaction would be fair to the Basin stockholders from a financial point of view.

     On June 21, 2000, officers of Basin met with representatives of Goldman Sachs to review possible merger candidates. On July 17, 2000, Basin retained Brobeck, Phleger & Harrison LLP as its legal counsel in connection with any possible business combination.

     On July 18, 2000, Goldman Sachs began to contact a limited number of Gulf of Mexico operating companies in order to solicit interest in a potential transaction from the previously identified group of potential business combination partners, which included Stone. On July 24, 2000, at a meeting of the Basin board of directors, Smith discussed the recent developments with the board of directors. Several of the possible strategic merger partners subsequently signed confidentiality agreements with Basin and participated in preliminary due diligence presentations with Basin during early August.

     On August 1, 2000, Goldman Sachs approached Stone to solicit its potential interest in a transaction with Basin. On August 15, 2000, a meeting was held in Houston at which Basin's management made a presentation about Basin to Stone's management to assist Stone in considering whether to make a bid to merge with Basin. Stone and Merrill Lynch analyzed the information made available.

     The Stone board of directors had previously appointed a strategic committee of selected board members to evaluate any business combination transactions. The strategic committee met by telephone on

August 31, 2000 to approve a proposal to acquire Basin. On August 31, 2000, Stone submitted a proposal for a stock-for-stock merger.

     After the submission of the original Stone bid, Merrill Lynch and Goldman Sachs had several telephone conversations regarding the consideration being offered by Stone and other aspects of Stone's proposal. Goldman Sachs encouraged Merrill Lynch to have Stone submit a revised proposal. In late August, Basin received a formal bid from another potential business combination partner.

     On September 9, 2000, Brobeck, Phleger & Harrison distributed an initial draft of the merger agreement to the other potential business combination partner and to Stone. In early September, these potential business combination partners made additional presentations about their companies to the management of Basin.

     On September 14, 2000, Basin received revised bids and initial comments on the proposed form of the merger agreement from the potential business combination partners, including a second proposal from Stone.

     On September 19, 2000, the Basin board held a meeting to discuss the outstanding offers. Goldman Sachs discussed with the board its analysis of the offers received by Basin and of each of the proposed merger partners. Brobeck, Phleger & Harrison reviewed the fiduciary duties owed by Basin's board of directors to its stockholders in the context of considering a business combination transaction and presented a summary of the merger agreement and led a discussion of the key comments delivered by each bidder. At this time, the Basin board resolved to begin negotiations with a party other than Stone. At the same time, Basin continued to explore its alternatives with other parties, including Stone, as well as considering the option to remain independent.

     Goldman Sachs informed Merrill Lynch that Basin was pursuing a proposal made by another potential acquiror but that if certain legal and business issues with the other potential acquiror were not resolved, Basin would be willing to further discuss Stone's proposed offer. No subsequent contact with Stone occurred until September 27, 2000, when Merrill Lynch was advised that Basin was willing to pursue negotiations with Stone. On September 28, 2000, Basin authorized Brobeck, Phleger & Harrison to contact Stone's independent legal counsel, Vinson & Elkins L.L.P., to commence negotiations on the draft merger agreement.

     On October 2, 2000, Goldman Sachs discussed revised pricing and other structural issues with Merrill Lynch. Representatives of Basin, Stone, and their financial advisors and legal counsel continued to hold discussions on the major business and legal issues.

     On October 5, 2000, Smith and Canty spoke on the telephone and discussed key terms. On October 6, 7 and 8, 2000, Stone engineers met with Basin's independent reserve engineers, Ryder Scott Company, at their offices in Houston to review Basin's oil and gas reserves and drilling prospects. Stone's legal advisors also met with Basin's legal advisors during this time at Basin's offices in Denver. During this period, Smith and Canty also discussed various employee compensation issues, including a retention plan for Basin employees and Basin's year-end compensation plans.

     On October 7, 2000, Smith and Canty discussed certain due diligence topics on a telephone call. Canty then notified Smith that Stone had made what it believed to be an important discovery on one of its Gulf of Mexico properties. On October 9, 2000, Smith and Canty discussed in greater detail the due diligence topics. Canty emphasized the scope and magnitude of Stone's discovery and indicated that it might affect the terms previously proposed by Stone.

     On October 9, 10 and 11, 2000, Basin conducted due diligence at the offices of Atwater Consultants, Ltd., Stone's independent reserve engineers, in New Orleans, Louisiana, and at the offices of Stone, in Lafayette, Louisiana.

     On October 13, 2000, Stone's strategic committee held another meeting and gave Stone management approval to revise Stone's proposal to Basin. On October 13 and 14, 2000, Smith and Canty discussed several legal and business issues, including estimates of the costs associated with the merger. On

October 14, 2000, Basin held a telephonic board meeting to update the directors on the status of negotiations with Stone. On October 16, 2000, Smith met with Canty at the offices of Stone in Houston to discuss valuation issues. Canty proposed a lower price and Smith informed Canty that the lower offer was unacceptable.

     On October 17, 18 and 19, 2000, representatives of Merrill Lynch, Stone, Goldman Sachs and Basin held several discussions regarding the exchange ratio and related issues. On October 19, 2000, Stone offered to improve the exchange ratio and Basin agreed to resume negotiations on the merger agreement. In addition, counsel for both companies continued negotiations on the voting agreements pursuant to which certain stockholders of each company would agree to vote in favor of the transaction.

     On October 20, 2000, Stone held a telephonic meeting of its board of directors. At that meeting, Stone's management described the proposed transaction, the ongoing negotiations and its overall evaluation of Basin.

     On October 21, 2000, the Basin board held a meeting at which it was apprised of the recent developments concerning the exchange ratio, and the outstanding legal issues relating to the merger agreement. On October 23 and 24, 2000, management of Stone and Basin discussed various issues relating to the merger agreement.

     Members of executive management of Basin and Stone, together with their respective legal advisors, met several times (either in person or via telephonic conference) from October 20, 2000 through October 28, 2000 to further negotiate the terms of the merger agreement. Further due diligence was conducted during the same period by each of the companies and their respective legal and financial advisors. These negotiations covered all aspects of the transaction, including, among other things, the representations and warranties made by the parties, the restrictions on the conduct of their business, costs of the merger, the conditions to completion of the proposed merger, the provision regarding termination, the details of the "no shop" clause, the amount, triggers and payment of the termination fees and the consequences of termination, and the delivery and terms of the voting agreements.

     On October 25, 2000, Stone's board met in New Orleans to review the proposed transaction. Management, Merrill Lynch and Vinson & Elkins made presentations. The board directed management to continue the negotiations and agreed to reconvene to make its final determination when the final terms had been negotiated. The board reviewed and approved the terms of the proposed voting agreements by each member of the board.

     On October 25, 2000, Basin's board met in Denver to review the proposed transaction. Management, Goldman Sachs and Brobeck, Phleger & Harrison discussed the proposed transaction with the board. Goldman Sachs provided their views of the financial terms of Stone's offer, and counsel reviewed the status of negotiations on the merger agreement. The board directed management to continue the negotiations and agreed to reconvene to make its final determination when the final terms had been negotiated.

     On October 27 and 28, 2000, Canty and Smith discussed key open issues and agreed on an exchange ratio, subject to approval of each company's board of directors. Stone's board met in a telephonic meeting, at which Merrill Lynch presented its opinion that the exchange ratio was fair from a financial point of view to Stone and the members of Stone's board participating in the board decision unanimously approved the transaction, subject to execution of a definitive agreement.

     During the course of the negotiations between Basin and Stone from late August 2000 through October 28, 2000, the exchange ratio and other key terms were actively negotiated. The exchange ratios ranged from a low of .3700 shares of Stone common stock for one share of Basin common stock to a high ranging between .4000 and .4360 with a collar based on a Stone share price between $55 and $60. The final exchange ratio was agreed to at .3974.

     On October 28, 2000, Basin's board of directors held two separate meetings at which the merger agreement, the voting agreements, the affiliate agreements, the proposed non-competition agreement with

Smith and other outstanding issues were discussed at length by the board and with Basin's management, financial advisor and legal advisors. Basin management then presented its views of the proposed transaction. Basin's legal counsel presented a summary of the terms of the merger agreement and discussed various legal issues with the board. Goldman Sachs presented its financial and valuation analysis of the transaction and after summarizing its analysis, presented its oral opinion to the Basin board to the effect that the exchange ratio was fair to the Basin stockholders, from a financial point of view. Following additional discussion on the merits of the proposed transaction, the Basin board unanimously approved the terms of the merger, the merger agreement, the voting agreements, the affiliate agreements and the transactions contemplated thereby and agreed to recommend the merger to the stockholders of Basin. During the meeting, the outside directors of Basin held a discussion, without management present, at which the terms of the merger, the merger agreement, voting and affiliate agreements, the non-compete agreement of Smith, and the transactions contemplated thereby were discussed with Brobeck, Phleger & Harrison. The outside directors then separately and unanimously approved the terms of the merger, the merger agreement, the voting agreements, the affiliate agreements, the proposed non-competition agreement with Smith, and the transactions contemplated thereby and agreed to recommend the merger to the stockholders of Basin.

     Following both boards' approval of the merger, Basin and Stone executed the merger agreement and the directors of each of Basin and Stone executed the voting agreements.

     On October 30, 2000, Basin and Stone publicly announced in a joint press release that they had entered into the merger agreement.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS

  Stone

     The members of Stone's board of directors participating in the decision on this transaction have unanimously determined that the merger agreement is fair to and in the best interest of its stockholders. In reaching its decision to approve the merger agreement, the Stone board of directors consulted with Stone's legal and financial advisors, as well as with Stone's management. The Stone board of directors considered a number of material factors, including:

     - Increased Financial Strength, Critical Mass and Scope. The merger would give Stone increased size, which could allow it to aggressively compete for and secure future growth opportunities in the Gulf of Mexico.

     - Expanded Prospect Portfolio. The merger would expand Stone's existing high-impact prospect portfolio with a number of geologically opportunistic, multiple-well targets distributed across the shallow-water Gulf of Mexico, an area where both companies have achieved high rates of return.

     - Enhanced Reserve Growth Potential. The merger would improve Stone's reserve growth potential beyond its current prospect inventory by adding 22 producing properties and 47 unexplored primary term lease blocks in the Gulf of Mexico.

     - Predictable Cash Flows From a Hedge Program. Stone and Basin each plan to enter into commodity hedges that will lock in prices on a portion of the production from existing Gulf of Mexico producing properties.

     - Geographic and Risk Diversity. Basin's Rocky Mountain properties offer a second geographic area of operations to complement Stone's primary focus area in the Gulf of Mexico. Basin's Rocky Mountain properties add geological and risk diversity.

     - Leverage on Existing Expertise and Infrastructure. The merger would enable Stone to use its existing technical and operational expertise through its detailed field studies and in-place infrastructure across the combined operations in the Gulf of Mexico.

     - Expanded 3-D Seismic Inventory. The merger would enable Stone to utilize Basin's extensive inventory of 3-D seismic databases across the Gulf of Mexico.

     - Presentation of Financial Advisors. Merrill Lynch, Stone's financial advisor, gave a financial presentation and delivered an opinion to the effect that, as of the date of the opinions and based on and subject to the matters described in its opinions, the merger consideration was fair, from a financial point of view, to Stone's stockholders, as more fully described below under "Opinion of Stone's Financial Advisor."

     - Terms and Conditions of Merger. The terms and conditions of the merger agreement and the merger were viewed by the Stone board of directors and management as fair to, and in the best interests of, Stone and Stone's stockholders.

     - Maintain Leverage Flexibility. At a time when high commodity prices increase the cost of property acquisitions, this stock-for-stock merger combines an expanded property base with an increase in reserve potential, without incurring debt to finance the acquisition of Basin that could limit Stone's future opportunities.

     - Pooling Of Interests Accounting Treatment. The merger is expected to be accounted for as a pooling of interests, which the Stone board believes to be more attractive than the purchase method of accounting.

     All combinations, including the merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Stone's stockholders identified by the Stone board of directors and management in considering the merger include the following:

     - the time and resources required to complete the merger, with the completion of the merger being subject to various conditions (see "The Merger Agreement -- Conditions");

     - the difficulties inherent in combining and integrating the two companies and the potential distraction to management caused by a transaction of this magnitude;

     - as a result of the merger, the benefits of Stone's long-term exploration projects would be shared by stockholders of Basin, rather than enjoyed solely by Stone's stockholders; and

     - the risk that the benefits sought from the merger might not be fully achieved.

     This discussion of the factors considered by the Stone board of directors is not intended to be exhaustive. Because of the wide variety of factors considered in connection with its evaluation of the merger, the Stone board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative significance to the specific factors considered in reaching its conclusions. In addition, individual directors may have given different significance to different factors.

     FOR THE REASONS DISCUSSED ABOVE, THE MEMBERS OF THE STONE BOARD OF DIRECTORS PARTICIPATING IN THE BOARD DECISION ON THE TRANSACTION HAVE DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, STONE AND THE STONE STOCKHOLDERS. ACCORDINGLY, THE MEMBERS OF THE STONE BOARD OF DIRECTORS PARTICIPATING IN THE BOARD DECISION ON THE TRANSACTION UNANIMOUSLY RECOMMEND THAT STONE STOCKHOLDERS VOTE AT THE SPECIAL MEETING TO APPROVE THE AMENDMENT TO STONE'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF STONE'S COMMON STOCK AND THE ISSUANCE OF STONE COMMON STOCK IN CONNECTION WITH THE MERGER. ONE OF STONE'S DIRECTORS DID NOT PARTICIPATE IN THE BOARD DECISION ON THE TRANSACTION DUE TO AN AFFILIATION WITH BASIN'S FINANCIAL ADVISOR IN THIS TRANSACTION.

  Basin

     Basin's board of directors has unanimously determined that the merger agreement is consistent with Basin's long-term strategy and fair to and in the best interests of Basin and its stockholders. Accordingly, the board has unanimously approved the merger agreement and the transactions contemplated thereby, including the transactions contemplated by the voting agreements. In reaching these decisions, Basin's board of directors consulted with senior management, as well as its legal counsel, independent accountants and financial advisors and considered several factors, including but not limited to, the following:

     - Creation Of Larger, Better Capitalized Company. The combined company's ability to compete will be substantially enhanced by the merger, which will create a larger, better capitalized company, with greater operational strengths and exploration and development opportunities.

     - Larger Market Capitalization and Increased Liquidity. Following the transaction, the combined company is expected to have a market capitalization of approximately $1.5 billion, based on recent trading prices for Stone's common stock. The combined company's common stock will be listed for trading on the New York Stock Exchange and it is likely to trade in substantially greater volumes and potentially receive higher multiples than that of Basin.

     - Risk Reduction and Enhancement of Diversification Plan. The majority of Basin's production arises from a small number of properties concentrated in the Gulf of Mexico. Following the transaction, the production value of the combined company's properties will be dispersed among a greater number of properties. This diversification of operations over a greater number of properties is expected to mitigate risks inherent in operating a small number of properties in a concentrated area. The combined company will also have a larger prospect inventory, which is expected to provide the combined company with a greater ability to sustain growth.

     - Complementary Assets. Basin's operations are concentrated in the Gulf of Mexico, a core Stone operating area. The merger will significantly expand Stone's operations in this area and will allow Basin's stockholders to participate in any future prospects of Stone. The combined company expects to benefit from combining its operations in this core operating area while also benefiting from greater diversity of properties within the Gulf region and the added diversity of operations in the Rocky Mountain region.

     - Stronger Pro Forma Financial Profile. The combined company would have a stronger balance sheet than either company individually. Basin's board believes that this will result in an improved ability to grow through expanded exploration and development drilling programs and through acquisitions. The combined entity should also be better capitalized and have better access to the U.S. capital markets than Basin as a stand-alone entity.

     - Synergies Created By The Merger. The synergies created by the merger, including the opportunities for cost savings and economies of scale, have the potential to improve the combined entity's financial condition and results of operations.

     - Technical Expertise. Basin's board and management believe that the strength and experience of the combined company will benefit from the larger technical talent pool available to the combined company.

     - Premium to Trading Price. The consideration offered under the transaction represented approximately a 10% premium over the closing price of Basin's common stock on the trading day preceding the announcement of the merger.

     - Tax Consequences Of The Merger. The merger is expected to be a reorganization under Section 368 of the Internal Revenue Code. Assuming the merger qualifies as a reorganization, Basin stockholders will not generally recognize taxable gain or loss for federal income tax purposes, except with respect to cash Basin stockholders will receive instead of fractional shares of Stone common stock. See "The Merger -- U.S. Federal Income Tax Consequences of the Merger."

     - Pooling Of Interests Accounting Treatment. The merger is expected to be accounted for as a pooling of interests, which the Basin board believes to be more attractive than the purchase method of accounting.

     - Opinion Of Financial Advisor. The Basin board of directors also considered the presentation and opinion of Goldman Sachs described below to the effect that, based upon its review and assumptions and subject to specific matters stated in the opinion, as of October 28, 2000, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of Basin common stock.

     In reaching its determination to approve the merger for submission to the stockholders, the Basin board also considered and evaluated information presented by the management of Basin with respect to the transaction, including but not limited to:

     - information concerning the results of operations, financial and operating performance, financial condition and prospects of and the opportunities available to, Stone, Basin and the combined company;

     - the reserves, asset quality and cost structure of Stone and Basin;

     - the strategic and financial alternatives available to Basin;

     - the results and scope of the due diligence review conducted by Basin's management and its advisors with respect to Stone's business, properties, operations and prospects;

     - information with respect to historical trading prices and trading multiples of the common stock of Stone and Basin;

     - information with respect to recent and historical prices and a range of potential future price trends of oil and gas; and

     - the terms of the merger agreement.

     The board also considered the option of remaining independent and the relative merits of the combination with Stone versus remaining independent.

     BASED ON ALL OF THESE MATTERS, AND SUCH OTHER MATTERS AS THE MEMBERS OF THE BASIN BOARD OF DIRECTORS DEEMED RELEVANT, THE MEMBERS OF THE BASIN BOARD UNANIMOUSLY APPROVED THE MERGER AND RECOMMEND THE MERGER AGREEMENT AND THE MERGER FOR APPROVAL TO THE BASIN STOCKHOLDERS.

     The above discussion of the information and factors considered and given weight by the Basin board is not intended to be exhaustive. However, the Basin board believes that the discussion includes all material factors it considered. In reaching the decision to approve and recommend approval to Basin stockholders of the merger agreement and the merger, the Basin board did not assign any relative or specific weights to the factors considered. In addition, individual directors may have given differing weights to different factors.

     The Basin board realized that there are risks associated with the transaction, including that some of the potential benefits set forth above may not be realized or that there may be significant costs associated with realizing such benefits. The Basin board considered that as a result of the merger, the benefits of Basin's long-term exploration projects would be shared with stockholders of Stone, rather than enjoyed exclusively by Basin's stockholders. The Basin board also considered factors such as Stone's ability to retain Basin's key employees, the volatility of oil and gas prices, the relative volatility of both companies' stock prices, the uncertainty in estimating oil and gas reserves, future exploration and development risk and the risks of conducting business in the Gulf of Mexico. These factors and additional factors are discussed more fully in this joint proxy statement/prospectus under "Risk Factors." However, the Basin board believes that the positive factors should outweigh any negative factors, although the Basin board can give no assurances in this regard.

OPINION OF BASIN'S FINANCIAL ADVISOR

     On October 28, 2000, Goldman Sachs delivered its oral opinion, subsequently confirmed in writing, to Basin's board of directors that, as of such date, the exchange ratio was fair from a financial point of view to the holders of Basin common stock.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED OCTOBER 28, 2000, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. GOLDMAN SACHS PROVIDED ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE BOARD OF DIRECTORS OF BASIN IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. THE GOLDMAN SACHS OPINION DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY HOLDER OF BASIN COMMON STOCK SHOULD VOTE WITH RESPECT TO SUCH TRANSACTION. YOU SHOULD READ THE OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things,

     - the agreement and plan of merger;

     - annual reports to stockholders and annual reports on Form 10-K of Basin and Stone for the five years ended December 31, 1999;

     - interim reports to stockholders and quarterly reports on Form 10-Q of Basin and Stone;

     - other communications from Basin and Stone to their respective stockholders;

     - internal financial analyses and forecasts for Basin and Stone prepared by their respective managements; and

     - internal financial analyses and forecasts for Basin and Stone prepared by the respective management teams, including cost savings and operating synergies projected by the management of Basin to result from the merger.

     Goldman Sachs also held discussions with members of the senior management of Basin regarding its past and current business operations, financial condition, future prospects and the strategic rationale for, and the potential benefits of, the merger. In addition, Goldman Sachs:

     - reviewed the reported price and trading activity for Basin common stock and Stone common stock;

     - compared financial and stock market information for Basin and Stone with similar information for other companies the securities of which are publicly traded;

     - reviewed the financial terms of recent business combinations in the upstream oil and gas industry specifically and in other industries generally; and

     - performed other studies and analyses Goldman Sachs considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs assumed, with the consent of Basin, that the internal financial forecasts prepared by the management of Basin and Stone, including the cost savings and operating synergies projected by Basin's management to result from the merger were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Basin and Stone. Goldman Sachs assumed, with the consent of Basin, that the merger will be accounted for as a pooling-of-interests under generally accepted accounting principles. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Basin or Stone or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. With respect to oil and gas reserve information, Goldman Sachs noted that it is not an expert in the evaluation of oil and gas properties and Goldman Sachs relied, with the consent of Basin and without independent verification, solely upon the oil and gas reserve information and internal estimates prepared by the management of Basin.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its October 28, 2000 opinion to the Basin board of directors. Some of the summaries of the financial analyses include information presented in tabular format. In order to more fully understand the financial analyses used by Goldman Sachs, the tables must be read together with the full text of each summary. The tables alone are not a complete description of Goldman Sachs' financial analyses.

     (1) Comparable Companies Analysis. Goldman Sachs reviewed and compared selected financial information, ratios and public market multiples for Basin to corresponding financial information, ratios and public market multiples for 21 publicly-traded corporations in the upstream oil and gas industry. Goldman Sachs also reviewed and compared selected financial information, ratios and public market multiples for Basin to corresponding financial information, ratios and public market multiples of a subset of the selected companies, focusing on four companies that have operations focused in the Gulf of Mexico.

     The 21 selected companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to certain operations of Basin. Goldman Sachs calculated and compared various financial multiples and ratios for these companies based on the most recent publicly available information and, with the exceptions of Basin, Stone and three other companies, used Goldman Sachs estimates. Goldman Sachs used management estimates for Basin, Stone and one other company and used other publicly available research estimates for the two other companies. Multiples and ratios for each of the selected companies were calculated using closing per share prices as of October 27, 2000 and multiples and ratios for Basin were calculated using a per share price of $19.56, the closing market price of the Basin shares on October 27, 2000, and both Goldman Sachs and management estimates. With respect to the selected companies, Goldman Sachs considered:

     - closing share price on October 27, 2000 as a percentage of 52-week high share price;

     - total debt as a multiple of estimated 2000 discretionary cash flow;

     - share price as a multiple of estimated 2000 and estimated 2001 discretionary cash flow;

     - enterprise value as a multiple of estimated 2000 and estimated 2001 unlevered discretionary cash flow; and

     - enterprise value per thousand cubic feet of natural gas equivalent (Mcfe) of proved reserves;

     Goldman Sachs calculated both the range and mean of all 21 companies and the range and mean of the four Gulf of Mexico focused companies, in each case excluding Basin's financial information and public market multiples. The following table presents the results of this analysis:

    SELECTED PUBLICLY-TRADED COMPANIES IN THE UPSTREAM OIL AND GAS INDUSTRY

                                                                             GULF OF MEXICO
                                                         RANGE       MEAN     FOCUSED MEAN    BASIN   STONE
                                                      ------------   -----   --------------   -----   -----
October 27, 2000 share price as a percentage of
  52-week high share price..........................       60%-91%     80%         84%          92%     87%
Total debt as a multiple of estimated 2000
  discretionary cash flow...........................     0.0x-2.1x    1.6x        1.0x         0.4x    0.5x
Share price as a multiple of discretionary cash flow
2000 (estimated)....................................     2.3x-9.3x    4.7x        4.5x         3.6x    4.9x
2001 (estimated)....................................     2.7x-7.2x    4.4x        3.8x         3.3x    4.0x
Enterprise value as a multiple of unlevered
  discretionary cash flow
2000 (estimated)....................................     3.8x-8.6x    5.6x        5.1x         4.0x    5.1x
2001 (estimated)....................................     4.0x-7.7x    5.4x        4.3x         3.6x    4.1x
Enterprise value per Mcfe of proved reserves........   $0.86-$7.66   $1.54       $2.27        $1.82   $2.82

     (2) Selected Transactions Analysis. Goldman Sachs analyzed certain information obtained from John S. Herold, Inc. relating to 52 selected transactions in the upstream oil and gas industry since

January 1, 1999. For the purpose of analysis, Goldman Sachs categorized the transactions by type (corporate or asset) and location (offshore Gulf of Mexico or Rocky Mountain). Goldman Sachs analyzed three Rocky Mountain upstream corporate transactions, 24 Rocky Mountain upstream asset transactions, six offshore Gulf of Mexico upstream corporate transactions and 19 offshore Gulf of Mexico asset transactions.

     For each of the 52 selected transactions, Goldman Sachs calculated and compared:

     - consideration paid per barrel of oil equivalent (BOE); and

     - consideration paid per thousand cubic feet of natural gas equivalent(Mcfe)of proved reserves.

     The following table presents the results of this analysis, which excludes one Rocky Mountain upstream corporate transaction from the calculation of means and medians of the selected Rocky Mountain upstream transactions:

                                         RANGE OF $     MEAN $    MEDIAN $   RANGE OF $     MEAN $    MEDIAN $
                                          PER BOE       PER BOE   PER BOE     PER MCFE     PER MCFE   PER MCFE
                                       --------------   -------   --------   -----------   --------   --------
  Selected Rocky Mountain upstream
    corporate transactions...........    $1.12-$6.23     $4.54     $4.54     $0.19-$1.04    $0.76      $0.76
  Selected Rocky Mountain upstream
    asset transactions...............   $1.97-$29.08     $5.67     $4.44     $0.33-$4.85    $0.95      $0.74
  Selected Rocky Mountain upstream
    transactions as a whole..........   $1.12-$29.08     $5.58     $4.44     $0.19-$4.85    $0.93      $0.74
  Selected Offshore Gulf of Mexico
    upstream corporate
    transactions.....................   $4.10-$12.95     $6.95     $6.19     $0.68-$2.16    $1.16      $1.03
  Selected Offshore Gulf of Mexico
    upstream asset transactions......    $3.07-$8.19     $5.70     $5.75     $0.51-$1.37    $0.95      $0.96
  Selected Offshore Gulf of Mexico
    upstream transactions as a
    whole............................   $3.07-$12.95     $6.00     $5.75     $0.51-$2.16    $1.00      $0.96

     (3) Historical Acquisition Multiples. Goldman Sachs analyzed certain information relating to ten selected business combination transactions announced in the last three years in the upstream oil and gas industry. Goldman Sachs calculated and compared for each of the ten selected transactions the enterprise value per thousand cubic feet of natural gas equivalent (Mcfe) of proved reserves and the enterprise value as a multiple of LTM EBITDA. The following table reports the results of this analysis:

                                          RANGES FOR THE               BASIN-STONE
                                       SELECTED TRANSACTIONS   MEAN    TRANSACTION
                                       ---------------------   ----    -----------
Enterprise value per Mcfe............       $0.68-$1.36        $1.00      $1.98
Enterprise value as a multiple of LTM
  EBITDA.............................         4.9x-9.2x        7.4x        6.8x

     (4) Premiums Paid Analysis. Goldman Sachs analyzed the average premium paid in nine upstream corporate transactions. As part of this analysis, Goldman Sachs calculated the premium to market price one day prior to the announcement of each transaction, the premium to 30-day weighted average market price prior to the announcement date and the premium to 60-day weighted average market price prior to the announcement date. The following table presents the results of these calculations and assumes that the Basin-Stone transaction was announced on October 30, 2000:

            SELECTED UPSTREAM CORPORATE TRANSACTIONS (LAST 3 YEARS)

                                                                              BASIN-STONE
                                                        RANGE       AVERAGE   TRANSACTION
                                                     ------------   -------   -----------
Premium to day prior to announcement date..........  (13.9)%-41.5%    11%        10.0%
Premium to 30 day weighted average prior to
  announcement date................................   (10.5)-56.4     22          8.9
Premium to 60 day weighted average prior to
  announcement date................................   (16.3)-54.2     21         10.6

     (5) Contribution Analysis. Goldman Sachs reviewed specific historical and estimated future operating and financial information based on publicly available information and estimates provided by the respective managements of Basin and Stone (each as adjusted by management to the Goldman Sachs research price deck) to determine the contribution Basin would have made to, among other things, the combined company's discretionary cash flow, unlevered discretionary cash flow, net income, production measured by millions of cubic feet of natural gas equivalent per day (MMcfe/d), the present value of reserves before taxes (PV-10) measured on October 1, 2000, and equity value and enterprise value, each based on Basin's share price on October 27, 2000 (the last trading day prior to the public announcement of the merger).

     The following tables set forth the contribution that Basin would have made to the combined company:

                                                                 2000         2001
                                                              (ESTIMATE)   (ESTIMATE)
                                                              ----------   ----------
Basin's contribution to the combined company:
  Discretionary Cash Flow...................................      33%          30%
  Unlevered Discretionary Cash Flow.........................      33           30
  Net Income................................................      32           26
  Production (MMcfe/d)......................................      33           31

                                                                  % OF THE
                                                              COMBINED COMPANY
                                                              ----------------
Basin's contribution to the combined company:
  Pre-tax PV-10 Value (total proved) (October 1, 2000)......         36%
  Equity Value..............................................         26
  Enterprise Value..........................................         27

     (6) Pro Forma Merger Analysis. Goldman Sachs prepared a pro forma analysis of the financial impact of the merger using estimates for Stone provided by Stone's management and estimates for Basin provided by Basin's management (each as adjusted by management to the Goldman Sachs price deck). Goldman Sachs compared the discretionary cash flow per share and earnings per share of Basin on a standalone basis to the discretionary cash flow per share and earnings per share of the common stock of the combined company on a pro forma basis assuming that $5 million in annual pre-tax synergies estimated by Basin's management would be realized following the merger.

     Based on such analyses, the merger would be:

     - accretive to Stone's discretionary cash flow per share in each of 2000 and 2001; and

     - accretive to Stone's earnings per share in 2000 but modestly dilutive to Stone's earnings per share in 2001.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Basin or Stone or the contemplated transaction. The analyses were prepared for purpose of Goldman Sachs' providing its opinion to Basin's board of directors that the exchange ratio was fair from a financial point of view to the holders of the outstanding shares of Basin common stock. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of the parties or their respective advisors, none of Basin, Stone, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Basin board of directors was one of many factors taken into consideration by the Basin board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs acted as Basin's financial advisor in connection with, and participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs is also familiar with Basin because Goldman Sachs has provided certain investment banking services to Basin from time to time, including, among other things, acting as managing underwriter of a public offering of 4,000,000 shares of Basin common stock in June 1999. Peter K. Barker, an advisory director of Goldman Sachs, is a director of Stone. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Basin or Stone for its own account and for the accounts of customers.

     Pursuant to a letter agreement dated September 19, 2000, Basin engaged Goldman Sachs to act as its exclusive financial advisor to assist Basin in evaluating a merger or sale of Basin's outstanding common stock or of Basin's assets. Pursuant to the terms of this engagement letter, Basin has agreed to pay Goldman Sachs upon consummation of the merger a fee of 1.25% of the aggregate consideration paid in the merger. Basin also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, plus any sales, use or similar taxes arising in connection with any matter referred to in the engagement letter, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

OPINION OF STONE'S FINANCIAL ADVISOR

     Stone retained Merrill Lynch to act as its financial advisor in connection with the merger. On October 28, 2000, Merrill Lynch rendered its oral opinion to the Stone board of directors, later confirmed in writing, in the Merrill Lynch fairness opinion letter, that, as of that date and based upon and subject to the factors and assumptions set forth in the Merrill Lynch fairness opinion letter, the exchange ratio was fair from a financial point of view to holders of Stone common stock.

     THE FULL TEXT OF THE MERRILL LYNCH FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE. THE SUMMARY OF THE MERRILL LYNCH FAIRNESS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. STOCKHOLDERS OF STONE ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE MERRILL LYNCH FAIRNESS OPINION WAS PROVIDED TO THE STONE BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO HOLDERS OF STONE COMMON STOCK AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY STONE TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO STONE'S STOCKHOLDERS AS TO HOW THE STOCKHOLDERS SHOULD VOTE ON THE AMENDMENT TO STONE'S CERTIFICATE OF INCORPORATION OR THE ISSUANCE OF SHARES OF STONE COMMON STOCK IN CONNECTION WITH THE MERGER OR ANY MATTER RELATED TO THE MERGER. MERRILL LYNCH HAS NOT EXPRESSED ANY OPINION AS TO THE PRICES AT WHICH STONE COMMON STOCK WILL TRADE FOLLOWING THE ANNOUNCEMENT OR CONSUMMATION OF THE MERGER.

     Merrill Lynch has consented to the use of Annex C, containing the Merrill Lynch fairness opinion, in this joint proxy statement/prospectus, and to the references to Merrill Lynch under the headings "Summary" and "The Merger" in this joint proxy statement/prospectus. In giving its consent, Merrill Lynch does not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor does Merrill Lynch admit that it is an expert with respect to any part of the Registration Statement in which this joint proxy statement/prospectus is included, within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch fairness opinion or the presentation made by Merrill Lynch to the Stone board. The preparation of a fairness opinion is a complex and analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, the opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying the Merrill Lynch fairness opinion.

     In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Basin or Stone. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which the businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty. In addition, the requirement for the delivery of the Merrill Lynch fairness opinion was among several factors taken into consideration by the Stone board in making its determination to approve the merger agreement and the transactions contemplated thereby, including the amendment to Stone's certificate of incorporation to increase the number of authorized shares of Stone's common stock and the issuance of shares of Stone common stock in connection with the merger. Consequently, the Merrill Lynch analyses described below should not be viewed as determinative of the decision of the Stone board or Stone's management with respect to the fairness of the exchange ratio.

     In arriving at its opinion, Merrill Lynch, among other things:

          (i) Reviewed selected publicly available business and financial information relating to Basin and Stone that Merrill Lynch deemed to be relevant, including (a) Annual Reports on Form 10-K and related audited financial statements for the fiscal years for the three years ended December 31, 1999 and (b) the Quarterly Reports on Form 10-Q and related unaudited financial statements for the quarterly periods ending March 31, 2000 and June 30, 2000;

          (ii) Reviewed the reserve reports prepared as of December 31, 1999 by Atwater Consultants, Ltd. and Cawley, Gillespie & Associates, Inc., both independent petroleum engineers, for Stone's reserves;

          (iii) Reviewed the reserve report of Ryder Scott Company Petroleum Engineers, independent petroleum engineers, for approximately 28% of Basin's proved reserve quantities in the Gulf of Mexico as of December 31, 1999, the audit report by Ryder Scott Company Petroleum Engineers of Basin's estimates for Basin's remaining properties as of December 31, 1999, and Basin's estimates of Basin's remaining properties as of December 31, 1999 (collectively, the "Basin Reserve Reports");

          (iv) Reviewed certain information, including production forecasts of existing hydrocarbon reserves, and financial forecasts (reviewed using identical commodity price assumptions), relating to the business, earnings, cash flow, assets, liabilities and prospects of Basin and Stone, furnished to Merrill Lynch by Basin and Stone;

          (v) Conducted discussions with members of senior management of Basin and Stone concerning the matters described in clauses (i) and (iv) above, as well as their respective businesses and prospects before and after giving effect to the merger;

          (vi) Reviewed the market prices and valuation multiples for shares of Basin common stock and shares of Stone common stock and compared them with those of selected publicly traded companies that Merrill Lynch deemed to be relevant;

          (vii) Reviewed the results of operations of Basin and Stone and compared them with those of selected publicly traded companies that Merrill Lynch deemed to be relevant;

          (viii) Compared the proposed financial terms of the merger with the financial terms of selected transactions that Merrill Lynch deemed to be relevant;

          (ix) Participated in discussions and negotiations among representatives of Basin and Stone and their financial and legal advisors;

          (x) Reviewed the potential pro forma impact of the merger;

          (xi) Reviewed a draft of the merger agreement dated October 26, 2000; and

          (xii) Reviewed other financial studies and analyses and took into account other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch has not assumed any responsibility for independently verifying this information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Basin or Stone or been furnished with any evaluation or appraisal. In addition, Merrill Lynch has not conducted, or assumed any obligation to conduct, any physical inspection of the properties or facilities of Basin or Stone. With respect to the production and financial forecast information furnished to or discussed with Merrill Lynch by Basin or Stone, Merrill Lynch assumed that they had been reasonably prepared and, at the time of their review, reflected the best available estimates and judgment of Basin's or Stone's management as to the expected future financial performance of Basin or Stone, as the case may be, and their respective petroleum engineers as to their respective reserves, their future hydrocarbon production volumes and associated costs. Merrill Lynch further assumed that the merger would be accounted for as a pooling of interests under generally accepted accounting principles and that it would qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by it.

     Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of its opinion. Merrill Lynch has assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have an adverse effect on the contemplated benefits of the merger.

     The exchange ratio was determined through analyses of current and projected financial and operating data by both Stone and Basin and through negotiations between the president of Stone and the chairman of Basin. After substantial analysis and consideration, the Stone board approved the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock and the issuance of shares of Stone common stock in connection with the merger.

     The following is a brief summary of the material analyses performed by Merrill Lynch in connection with its preparation of the Merrill Lynch fairness opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Merrill Lynch.

  Financial and Production Forecasts

     Basin and Stone provided Merrill Lynch with their respective forecasted financial and reserve performance based upon a uniform commodity price scenario. The oil price forecasts were based on the price per barrel ("Bbl") for West Texas Intermediate crude, and the natural gas price forecasts were based on NYMEX (Henry Hub, Louisiana delivery) natural gas prices per million British Thermal Units ("MMBtu"). Natural gas pricing assumed a standard heating value of one MMBtu per 1,000 cubic feet ("Mcf") of natural gas. Adjustments were made by both Stone and Basin to the crude oil and natural gas price forecasts to reflect location and quality differentials. The following table lists the assumed unadjusted crude oil and natural gas prices provided to Merrill Lynch by Stone and Basin.

YEAR                                                        OIL ($/BBL)   GAS ($/MMBTU)
----                                                        -----------   -------------
2000 (fourth quarter only)................................    $27.75          $4.70
2001......................................................     25.00           3.50
2002......................................................     25.00           3.50
Thereafter................................................     25.00           3.50

     Production forecasts and associated production costs were supplied by Basin and Stone for proved, probable and possible reserves. Operating expenses and estimated capital expenditures necessary to develop, lift and produce the proved, probable and possible reserves estimated in the reserve reports were based on respective management estimates. Adjustments were made by Stone's management to the assumptions underlying the Basin production forecast in its unaudited September 30, 2000 reserve report to make the forecast more comparable with Stone's unaudited reserve report production forecast. An effective tax rate of 35.0% was assumed for all pro forma adjustments.

  Contribution Analysis

     Using the forecasts described above for both Basin and Stone for the years 2000 and 2001, Merrill Lynch compared the relative projected levels of discretionary cash flow and earnings before interest, taxes, depreciation, amortization and exploration expense ("EBITDE") for each company during this period, as well as the relative level of proved reserves as of December 31, 1999 and estimated production levels for the year ending December 31, 2000.

     Merrill Lynch also performed a net asset value calculation. Using a discounted cash flow analysis, Merrill Lynch calculated the present value of the pre-tax future cash flows that Basin could be expected to generate from their existing base of proved reserves and risk-adjusted probable and possible reserves after September 30, 2000 based on Basin projections. These pre-tax cash flows were discounted at rates ranging from 10% to 12%. Merrill Lynch estimated Basin's net asset value by adding (i) the risk-adjusted discounted pre-tax cash flows generated by these proved, probable and possible reserves as estimated by Basin management plus (ii) an amount determined for undeveloped onshore and offshore acreage.

     Using a discounted cash flow analysis, Merrill Lynch calculated the present value of the pre-tax future cash flows that Stone could be expected to generate from their existing base of proved reserves after September 30, 2000 based on Stone projections. These pre-tax cash flows were discounted at rates ranging from 10% to 12%. In addition, the value of Stone's risk-adjusted probable and possible reserves was estimated by multiplying these reserve volumes by a range of $1.83/Mcf equivalent to $1.97/Mcf equivalent. Merrill Lynch estimated Stone's net asset value by adding (i) the risk-adjusted discounted pre-tax cash flows generated by these proved reserves as estimated by Stone management plus (ii) the value of risk-adjusted probable and possible reserves based on a value per unit of volume plus (iii) an amount determined for undeveloped onshore and offshore acreage.

     Relative levels of discretionary cash flow, EBITDE, proved reserves, estimated production and net asset value calculations were used to develop implied equity market value contributions. The results of these analyses are set forth below.

                                                                 STONE'S
                                                                 IMPLIED
                                                                  EQUITY
                                                                  MARKET
                                                                  VALUE
VALUATION BASIS                                                CONTRIBUTION
---------------                                                ------------
2000 Discretionary Cash Flow (projected)....................       65.4%
2001 Discretionary Cash Flow (projected)....................       64.9
2000 EBITDE (projected).....................................       66.9
2001 EBITDE (projected).....................................       67.1
Proved Reserves at December 31, 1999........................       65.4
2000 Production (projected).................................       66.5
Net Asset Value as of September 30, 2000....................       72.0

     The contribution analysis implied an exchange ratio of 0.417 -- 0.524 or a Stone implied equity market value contribution of 65% -- 70%.

  Comparable Transaction Analysis.

     Merrill Lynch also reviewed publicly available information relating to comparable merger and acquisition transactions in respect of companies with primarily exploration and production operations. Merrill Lynch examined the value of the common equity in each of the transactions as a multiple of last-twelve-months discretionary cash flow and also examined multiples of the consideration paid for the common equity and the value of the indebtedness assumed in each of the transactions to, among other measures, the acquired companies' EBITDE, proved reserves measured in Mcf equivalent, daily production measured in barrels of oil equivalent per day ("BOEPD") and the value of future net cash flows from proved reserves before taxes discounted at 10% as filed with the Securities Exchange Commission ("Pre-Tax SEC-10").

     The comparable corporate acquisition transactions in the exploration and production industry that Merrill Lynch reviewed included a total of 18 U.S. independent exploration and production company corporate acquisitions with transaction values in excess of $100 million from January 1998 through

December 1998, from January 1999 through December 1999 and from January 2000 through October 2000.

     The following table sets forth the results of Merrill Lynch's analysis for the corporate acquisition transactions in 1998, 1999 and 2000:

                                    1998                1999                2000
                              -----------------   -----------------   -----------------
                               MEAN     MEDIAN     MEAN     MEDIAN     MEAN     MEDIAN
                              -------   -------   -------   -------   -------   -------
Equity market value
  multiples of
  last-twelve-months
  discretionary cash flow...      7.1x      5.6x      5.7x      5.7x      4.9x      4.3x
Enterprise value multiples
  of last-twelve-months
  EBITDE....................      9.0x      6.9x      8.1x      8.1x      7.9x      7.1x
Enterprise value per Mcfe of
  proved reserves...........  $  1.05   $  1.00   $  0.96   $  0.96   $  1.66   $  1.44
Enterprise value per
  BOEPD.....................  $26,333   $25,526   $17,099   $17,099   $28,196   $25,653
Enterprise value multiples
  of Pre-Tax SEC-10.........      1.5x      1.5x      1.7x      1.7x      1.5x      1.5x

     Merrill Lynch also reviewed publicly available information relating to comparable asset acquisition transactions from 1997 to October 2000 in three distinct geographic areas:

     - Gulf Coast -- Offshore (28 transactions);

     - Rocky Mountains (23 transactions);

     - Gulf Coast -- Onshore (37 transactions).

Merrill Lynch examined the multiples of the consideration paid for the acquired assets, including the value of the indebtedness, if any, assumed, among other measures, proved reserves measured in Mcf equivalent and daily productive measured in BOEPD. The following table sets forth the results of Merrill Lynch's analysis of these asset acquisition transactions:

                                                    GULF COAST -- OFFSHORE                  ROCKY MOUNTAINS
                                               --------------------------------     --------------------------------
                                                   MEAN              MEDIAN             MEAN              MEDIAN
                                                   ----              ------             ----              ------
Enterprise value per Mcfe of proved
  reserves...................................  $        1.03      $        1.04     $        0.71      $        0.74
Enterprise value per BOEPD...................  $      15,214      $      14,561     $      19,083      $      20,704

                                                    GULF COAST -- ONSHORE
                                               --------------------------------
                                                   MEAN              MEDIAN
                                                   ----              ------
Enterprise value per Mcfe of proved
  reserves...................................  $        0.95      $        0.86
Enterprise value per BOEPD...................  $      20,013      $      19,779

     These analyses indicated that, with respect to the acquisition of Basin, the relevant equity value multiples for 2000 estimated discretionary cash flow range from 4.5x to 5.5x. Further, this analysis indicated that, with respect to the acquisition of Basin, the relevant enterprise value multiples of 2000 estimated EBITDE range from 5.0x to 6.0x, and price per Mcfe of 1999 and 2000 estimated proved reserves range from $1.40 to $1.60. In addition, this analysis indicated that, with respect to the acquisition of Basin, the relevant enterprise value multiples for 1999 and current daily production range from $23,000 to $28,000. From the equity value and enterprise value ranges implied by these multiple ranges, Merrill Lynch determined a composite enterprise value range for Basin under this method of $450 million to $550 million, or an equity market value range of $400 million to $500 million.

     The comparable transaction analysis implied an exchange ratio of 0.365-0.456 or a Stone implied equity market value contribution of 68%-73%.

     Because the reasons for, and circumstances surrounding, each of the comparable transactions analyzed were so diverse and due to the inherent differences between the operations and financial conditions of Basin and the selected companies, Merrill Lynch believes that a purely quantitative comparable transaction analysis would not be dispositive in the context of the merger. Merrill Lynch further believes that an appropriate use of a comparable transaction analysis in this instance involves qualitative judgments concerning the differences between the characteristics of these transactions and the merger that would affect the value of the acquired companies and businesses and Basin, those judgments being reflected in Merrill Lynch's opinion.

  Comparable Company Trading Analysis

     Merrill Lynch reviewed and compared selected financial information, ratios and public market multiples derived from the Stone projections to corresponding financial information, ratios and public market multiples for ten publicly traded corporations in the oil and gas exploration, development and production industry:

- Barrett Resources Corporation             - Newfield Exploration Company
- Cross Timbers Oil Company                 - Pogo Producing Company
- Forest Oil Corporation                    - The Houston Exploration Company
- Louis Dreyfus Natural Gas Corp.           - Triton Energy Limited
- Mitchell Energy & Development Corp.       - Vintage Petroleum, Inc.

     These selected companies were chosen because they are publicly traded companies with financial and operating characteristics that Merrill Lynch deemed to be similar to those of Stone, including, among other things, equity market capitalization, Gulf Coast Basin focus and natural gas bias. Merrill Lynch calculated various financial ratios for the selected companies and compared them to those calculated for Stone. The ratios for the selected companies were based on publicly available information, including estimates provided by Merrill Lynch research and the Institutional Brokers Estimate System. Merrill Lynch calculated the following financial ratios:

     - equity market value multiples of:

      - 2000 estimated discretionary cash flow and

      - 2001 estimated discretionary cash flow; and

     - enterprise value (defined as market value of common equity plus book value of debt less cash) multiples of:

      - 2000 estimated EBITDE

      - 2001 estimated EBITDE

      - proved reserves as of December 31, 1999

      - average daily production (measured in BOEPD) for the year ended December 31, 1999 and

      - Pre-Tax SEC-10 at December 31, 1999.

     The following table shows the mean and median, as well as the relevant range, for the results of these calculations for the selected companies:

FINANCIAL MEASURE                                   MEAN     MEDIAN    RELEVANT RANGE
-----------------                                  -------   -------   ---------------
2000 Discretionary Cash Flow (projected).........     4.9x      4.6x         5.0x-5.5x
2001 Discretionary Cash Flow (projected).........     4.7x      4.5x         4.8x-5.3x
2000 EBITDE (projected)..........................     5.3x      5.1x         5.5x-6.0x
2001 EBITDE (projected)..........................     5.3x      5.1x         5.0x-5.5x
Reserve value ($/Mcfe)...........................    $1.73     $1.56       $1.60-$1.90
Value per BOEPD..................................  $38,321   $36,128   $38,500-$42,500
1999 Pre-Tax SEC-10 Value........................     1.6x      1.7x         1.7x-1.9x

     From the equity value and enterprise value ranges implied by these multiple ranges, Merrill Lynch determined a composite enterprise value range for Stone under this method of $1,100 million to $1,200 million, or an equity market value range of $1,050 million to $1,150 million.

     None of the selected companies are identical to Stone. Accordingly, an analysis of the results of the foregoing is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the comparable companies or company to which Stone was being compared.

     Merrill Lynch reviewed and compared selected financial information, ratios and public market multiples derived from the Basin projections to corresponding financial information, ratios and public market multiples for eight publicly traded corporations in the oil and gas exploration, development and production industry:

- Cabot Oil & Gas Corporation               - EEX Corporation
- The Houston Exploration Company           - HS Resources, Inc.
- The Meridian Resource Corporation         - Nuevo Energy Company
- Swift Energy Company                      - Tom Brown, Inc.

     These selected companies were chosen because they are publicly traded companies with financial and operating characteristics that Merrill Lynch deemed to be similar to those of Basin, including, among other things, equity market capitalization, natural gas bias and Gulf Coast Basin and Rocky Mountain production. Merrill Lynch calculated various financial ratios for these selected companies and compared them to those calculated for Basin. The ratios for the selected companies were based on publicly available information, including estimates provided by Merrill Lynch research and the Institutional Brokers Estimate System. Merrill Lynch calculated the following financial ratios:

     - equity market value multiples of:

      - 2000 estimated discretionary cash flow and

      - 2001 estimated discretionary cash flow; and

     - enterprise value (defined as market value of common equity plus book value of debt less cash) multiples of:

      - 2000 estimated EBITDE

      - 2001 estimated EBITDE

      - proved reserves as of December 31, 1999

      - average daily production (measured in BOEPD) for the year ended December 31, 1999 and

      - Pre-Tax SEC-10 at December 31, 1999.

     The following table shows the mean and median, as well as the relevant range, for the results of these calculations for the selected companies.

FINANCIAL MEASURE                                   MEAN     MEDIAN    RELEVANT RANGE
-----------------                                  -------   -------   ---------------
2000 Discretionary Cash Flow (projected).........     4.1x      3.9x         4.0x-4.5x
2001 Discretionary Cash Flow (projected).........     3.7x      3.7x         3.8x-4.3x
2000 EBITDE (projected)..........................     5.5x      5.4x         5.0x-5.5x
2001 EBITDE (projected)..........................     5.1x      4.9x         4.5x-5.0x
Reserve value ($/Mcfe)...........................  $  1.50   $  1.78       $1.50-$1.80
Value per BOEPD..................................  $32,627   $31,910   $31,500-$33,500
1999 Pre-Tax SEC-10 Value........................     1.4x      1.4x         1.5x-1.8x

     From the equity value and enterprise value ranges implied by these multiple ranges, Merrill Lynch determined a composite enterprise value range for Basin under this method of $475 million to $550 million or an equity market value range of $425 million to $500 million.

     None of the selected companies is identical to Basin. Accordingly, an analysis of the results of the foregoing is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the comparable companies or company to which Basin was being compared.

     The comparable company trading analysis implied an exchange ratio of 0.420-0.450 or a Stone implied equity market value contribution of 68%-70%.

  Merger Premium Analysis

     In order to determine an implied exchange ratio range based upon a merger premium analysis, Merrill Lynch examined premiums paid for the target's equity value per share over pre-announcement closing stock prices one day prior to announcement, 30 days prior to announcement and 60 days prior to announcement in corporate exploration and production company merger transactions with an transaction value in the range of $200 million to $1 billion for the period of 1994 to present.

     The following table shows the mean and median for the acquisition premiums paid over the target's stock price for one day, thirty days and sixty days prior to the announcement.

   ONE DAY      THIRTY DAYS    SIXTY DAYS
-------------  -------------  ------------
MEAN   MEDIAN  MEAN   MEDIAN  MEAN  MEDIAN
-----  ------  -----  ------  ----  ------
18.1%..  14.9% 22.7%   21.6%  23.2%  23.8%

     The merger premium analysis implied a relevant premium range of 18% to 23%, resulting in an implied exchange ratio of 0.406-0.423 or a Stone implied equity market value contribution of 70%-71%.

     Because the reasons for, and circumstances surrounding, each of the transactions analyzed were different, Merrill Lynch believes that a purely quantitative merger premium analysis would not be dispositive in the context of the merger. Merrill Lynch further believes that an appropriate use of a merger premium analysis in this instance involves quantitative judgments concerning the differences between the characteristics of these transactions and the merger that would affect the value of Basin and Stone, which judgments are reflected in Merrill Lynch's opinion.

  Historical Implied Exchange Ratio Analysis

     Using closing stock prices for Stone and Basin at October 24, 2000, as well as average closing stock prices for both companies for the periods 30, 60, 90, 180 days, and one year and two years prior to October 24, 2000, Merrill Lynch derived equity market valuations for Stone and Basin based on each of these average closing stock prices. The relative levels of these equity market valuations were then used to derive implied exchange ratios.

     The historical implied exchange ratio analysis implied an exchange ratio of 0.340-0.390 or a Stone implied equity market value contribution of 71%-74%.

  Merger Consequences

     For both Stone's projections and Basin's projections, Merrill Lynch analyzed the respective contributions of each of Stone and Basin to the estimated net income and discretionary cash flow of the combined company giving effect to the merger on a pro forma basis for the years 2000, 2001 and 2002 and analyzed the increase or decrease in net income and discretionary cash flow per Stone share resulting from the merger. The foregoing analysis indicated the following effects on net income and discretionary cash flow per Stone share, before one-time merger related costs and expenses and after pre-tax annual consolidation savings of $2.5 million in 2001 and $5.0 million in 2002:

                                                              ACCRETION
                                                              (DILUTION)
                                                              ----------
2000 Net Income (projected).................................      7.1%
2000 Discretionary Cash Flow (projected)....................      9.0
2001 Net Income (projected).................................      2.7
2001 Discretionary Cash Flow (projected)....................      9.7
2002 Net Income (projected).................................      9.8
2002 Discretionary Cash Flow (projected)....................     16.6

  Merrill Lynch Financial Advisor Fee

     Pursuant to an engagement letter dated September 15, 2000, Stone retained Merrill Lynch to act as its financial advisor in connection with the merger. Pursuant to the engagement letter, Stone has agreed to pay Merrill Lynch a fee of $3,500,000 for services rendered in connection with the merger. In addition, if the merger agreement is terminated under circumstances pursuant to which a termination fee is paid to Stone, Stone has agreed to pay Merrill Lynch a fee of 25% of any termination fee, subject to a maximum payment of $2,000,000, for its services. Stone also has agreed to reimburse Merrill Lynch for the expenses reasonably incurred by it in entering into and performing services by it in connection with its engagement (including reasonable counsel fees) and to indemnify Merrill Lynch and its affiliates and their respective officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services performed in connection with its engagement, including liabilities under federal securities laws. Stone has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its legal counsel.

     Stone retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Merrill Lynch has in the past provided financial advisory and/or financing services to Stone, including lead managing Stone's common stock offering in August 1999, and may continue to do so and has received, and may receive, fees for the rendering of these services. In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the debt and equity securities of Stone and Basin (and anticipate trading after the merger in the securities of Stone) for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Basin

     In considering the recommendation of the Basin board of directors with respect to the merger, you should be aware that some executive officers and directors of Basin have interests in the merger which will provide them with benefits that are in addition to their interests as a shareholder of Basin generally. The Basin board of directors was aware of the potential conflicts discussed below and considered them in approving the merger.

     Pursuant to their respective employment or other "change of control" type agreements, the following Basin officers are entitled to receive the benefits described below. The merger will constitute a "change of control" for purposes of such agreements.

     - Michael S. Smith, President, Chief Executive Officer and Director. Mr. Smith will receive a payment equal to three times the sum of (i) his annual base salary (currently $385,200) plus

       (ii) his average bonus for the last two years, to be paid over 12 months or, if Mr. Smith elects, in a lump sum, discounted to present value, if he resigns for good reason following the merger. Mr. Smith is not entitled to the accelerated vesting of any equity securities he holds at the time of termination, except as may apply with respect to his performance share awards. Mr. Smith's 55,000 shares of common stock subject to earnout schedules pursuant to the outstanding performance share awards under Basin's performance share plan will be earned as described below in "Interests of Certain Persons in the Merger -- Basin -- Performance Share Awards." Mr. Smith will also be entitled to certain severance benefits if his employment is terminated without cause following the merger.

     - Neil L. Stenbuck, Vice President, Chief Financial Officer and Director. Mr. Stenbuck will receive a lump sum payment of three times the sum of
       (i) his annual base salary (currently $246,100) and (ii) the higher of his average bonus for the previous three years or his bonus for the most recently completed fiscal year after the merger if his employment is terminated without cause by Basin or its successor company or he resigns for good reason at any time during the employment period following the merger, of if he resigns for any reason within 30 days after the merger. Unvested options for 53,750 shares of Basin common stock held by Mr. Stenbuck with a weighted average exercise price of $12.98 per share will vest upon his termination or resignation under the circumstances described above and will be exercisable to purchase Stone common shares until the earlier to occur of twelve months after his employment is terminated or ten years from the date of original grant. The restrictions on all 15,000 of Mr. Stenbuck's outstanding performance share awards issued under Basin's performance share plan will be eliminated upon consummation of the merger and his termination or resignation as described above pursuant to the applicable change-in-control provisions.

     - Howard L. Boigon, Vice President, General Counsel and Director. Mr. Boigon will receive a lump sum payment of three times the sum of (i) his annual base salary (currently $207,740) and (ii) the higher of his average bonus for the previous three years or his bonus for the most recently completed fiscal year after the merger if his employment is terminated without cause by Basin or its successor company or he resigns for good reason at any time during the employment period following the merger, or if he resigns for any reason within 30 days of the merger. Unvested options for 53,750 shares of Basin common stock held by Mr. Boigon with a weighted average exercise price of $12.98 per share will vest upon his termination or resignation under the circumstances described above and will be exercisable to purchase Stone common shares until the earlier to occur of twelve months after his employment is terminated or ten years from the date of original grant. The restrictions on all 15,000 of Mr. Boigon's outstanding performance share awards issued under Basin's performance share plan will be eliminated upon consummation of the merger and his termination or resignation as described above pursuant to the applicable change-in-control provisions.

     - Thomas J. Corley, Vice President, Engineering and Production. Mr. Corley will receive a lump sum payment of three times the sum of (i) his annual base salary (currently $160,500) and (ii) the higher of his average bonus for the previous three years or his bonus for the most recently completed fiscal year after the merger if his employment is terminated without cause by Basin or its successor company or he resigns for good reason at any time during the employment period following the merger, of if he resigns for any reason within 30 days of the merger. Unvested options for 53,750 shares of Basin common stock held by Mr. Corley with a weighted average exercise price of $12.98 per share will vest upon his termination or resignation under the circumstances described above and will be exercisable to purchase Stone common shares until the earlier to occur of twelve months after his employment is terminated or ten years from the date of original grant. The restrictions on all 15,000 of Mr. Corley's outstanding performance share awards issued under Basin's performance share plan will be eliminated upon consummation of the merger and his termination or resignation as described above pursuant to the applicable change-in-control provisions.

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

     - Patrick A. Jackson, Vice President, Onshore Exploration. Mr. Jackson will receive a lump sum payment of three times the sum of (i) his annual base salary (currently $176,800) and (ii) a bonus equal to his average annualized bonus if his employment is terminated without cause by Basin or its successor company or he resigns for good reason at any time during the employment period following the merger. Unvested options for 60,000 shares of Basin common stock held by Mr. Jackson with a weighted average exercise price of $12.51 per share will vest upon his resignation or termination under the circumstances described above and will be exercisable to purchase Stone common shares for three months following termination of his employment. Mr. Jackson's 10,000 shares of common stock subject to earnout schedules pursuant to the outstanding performance share awards under Basin's performance share plan will be earned as described below in "Interests of Certain Persons in the Merger -- Basin -- Performance Share Awards."

     - Dalton F. Polasek, Vice President, Gulf Coast Engineering. Mr. Polasek will receive a lump sum payment of three times the sum of (i) his annual base salary (currently $155,150) and (ii) the higher of his average bonus for the previous three years or his bonus for the most recently completed fiscal year after the merger if his employment is terminated without cause by Basin or its successor company or he resigns for good reason at any time during the employment period following the merger, of if he resigns for any reason within 30 days after the merger. Unvested options for 56,750 shares of Basin common stock held by Mr. Polasek with a weighted average exercise price of $12.21 per share will vest upon his resignation or termination under the circumstances described above and will be exercisable to purchase Stone common shares until the earlier to occur of twelve months after his employment is terminated or ten years from the date of original grant. The restrictions on all 15,000 of Mr. Polasek's outstanding performance share awards issued under Basin's performance share plan will be eliminated upon consummation of the merger and his termination or resignation as described above pursuant to the applicable change-in-control provisions.

     - David A. Pustka, Vice President, Gulf Coast Exploration. Mr. Pustka will receive a lump sum payment of three times the sum of (i) his annual base salary (currently $174,590) and (ii) a bonus equal to his average annualized bonus if he resigns following the merger. Unvested options for 65,000 shares of Basin common stock held by Mr. Pustka with a weighted average exercise price of $12.69 per share will vest upon his resignation following the merger and will be exercisable to purchase shares of Stone common stock for three months following termination of his employment. The restrictions on all 15,000 of Mr. Pustka's outstanding performance share awards issued under Basin's performance share plan will be eliminated upon consummation of the merger and his resignation as described above pursuant to the applicable change-in-control provisions. Mr. Pustka will also be entitled to certain severance benefits if his employment is terminated without cause following the merger.

     - Samual D. Winegrad, Vice President, Corporate Development. Mr. Winegrad will receive a lump sum payment of three times the sum of (i) his annual base salary (currently $160,500) and (ii) the higher of his average bonus for the previous three years on his bonus for the most recently completed fiscal year after the merger if his employment is terminated without cause by Basin or its successor company or he resigns for good reason at any time during the employment period following the merger, or if he resigns for any reason within 30 days after the merger. Unvested options for 43,750 shares of Basin common stock held by Mr. Winegrad with a weighted average exercise price of $13.51 per share will vest upon his termination or resignation under the circumstances described above and will be exercisable to purchase Stone common shares until the earlier to occur of twelve months after his employment is terminated or ten years from the date of original grant. The restrictions on all 15,000 of Mr. Winegrad's outstanding performance share awards issued under Basin's performance share plan will be eliminated upon consummation of the merger and his termination or resignation as described above pursuant to the applicable change-in-control provisions.

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

     Additionally, Mr. Smith, the current chief executive officer of Basin, has agreed to enter into a confidentiality and non-compete agreement with Stone in connection with the merger. In exchange for Mr. Smith's confidentiality and non-compete agreement Stone will pay Mr. Smith $300,000 per year for each of the next three (3) years following completion of the merger.

     Performance Share Awards. Immediately prior to the effective time of the merger, there will be approximately 155,000 shares of Basin common stock subject to earn-out schedules pursuant to the outstanding performance share awards under the Performance Share Plan. The restrictions on all such performance shares held by Messrs. Stenbuck, Boigon, Corley, Polasek, Pustka and Winegrad will be eliminated upon consummation of the merger and such individual's termination or resignation as described above pursuant to their applicable change-in-control provisions; provided, however, that if such individual's termination or resignation does not occur in connection with the merger, such individual's award will be determined pursuant to the following two sentences. With respect to the awards held by Messrs. Smith and Jackson and any individuals listed in the preceding sentence who do not terminate or resign in connection with the merger, such awards will be earned or forfeited as determined prior to the effective time of the merger in accordance with the change-in-control provisions of such holder's share awards, which determination shall be based on the financial performance of Basin for the fiscal year completed prior to the effective time of the merger. However, any shares not earned based on the most recently issued year-end financial statement prior to the effective time shall be earned as determined prior to the effective time by Basin's compensation and incentive committee under the Performance Share Plan (and subject to the prior approval of Stone) based on the financial performance of Basin during the period beginning on the first day of the fiscal year in which the effective time of the merger occurs and ending on the closing date of the merger.

     Director Nomination. Under the terms of the Merger Agreement, Stone has agreed to cause Michael S. Smith to become a member of Stone's Board of Directors as of the Effective Time. Mr. Smith will be a Class II Director whose initial term shall expire in 2001. Stone has agreed to nominate Mr. Smith for re-election to Stone's Board of Directors, which election is expected to take place at Stone's annual meeting of stockholders in 2001.

     Voting Agreements. As of December 22, 2000, stockholders of Basin holding approximately 14.9% of Basin's outstanding stock and stockholders of Stone holding approximately 15% of Stone's outstanding stock entered into voting agreements, pursuant to which such stockholders agreed to vote for the merger.

     Indemnification Arrangements. Under the merger agreement, Stone has agreed to, and to cause the surviving corporation in the merger to, indemnify and hold harmless each present and former officer and director of Basin against any costs, expenses, judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger to the fullest extent Basin would have been permitted under the DGCL and its certificate of incorporation or by-laws on the date of the merger agreement.

     Insurance. For a period of six years after the effective time of the merger, Stone has agreed to cause the surviving corporation to maintain directors' and officers' liability insurance covering the persons who are covered as of the date of the merger agreement by Basin's directors' and officers' liability insurance policy provided that Stone is not required to pay more than 200% of the premium currently paid by Basin for such coverage.

     Financial Advisory Fee. Goldman, Sachs & Co. has been retained by Basin as a financial advisor in connection with the merger, for which Goldman, Sachs & Co. will be paid a fee of approximately 1.25% of the aggregate consideration paid in the merger upon consummation of the merger.

  Stone

     One of Stone's directors, Peter K. Barker, is an advisory director of Goldman Sachs, Basin's financial advisor. Mr. Barker did not participate in the board decision on this transaction.

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

EFFECTS OF GOLDEN PARACHUTE TAX RULES

     The accelerated vesting of options and restricted share awards, whether at the time of the merger or upon the subsequent termination of any of the above Basin officer's employment, and payment of the severance benefits (three times salary and bonus) to which such Basin officer may become entitled in connection with such termination could, under certain circumstances, be at a sufficiently high level to cause those benefits to be considered parachute payments under
Section 280G(b)(2)(A) of the Internal Revenue Code. Such parachute payments will actually result if the combined parachute value of those accelerated vesting benefits and severance payments exceeds 2.99 times the individual's average W-2 wages for the five calendar years (or lesser number of years of actual employment with Basin) preceding the calendar year in which the merger occurs. The parachute value of each of those benefits will be specially calculated for parachute payment purposes under the proposed Treasury Regulations issued under
Section 280G of the Internal Revenue Code. If the resulting value exceeds the
2.99 limit, then an excess parachute payment will result under the Internal Revenue Code to the extent that such value exceeds one times the individual's average W-2 wages for those years (the "base amount").

     In such event, a portion of the base amount will be allocated to each of such officer's parachute payments in the same proportion as the value of each particular payment (whether the parachute value is attributed to the accelerated vesting of his stock options or restricted shares or the parachute value of his severance payments) bears to the total parachute value of all those parachute payments. To the extent the parachute value attributed to the accelerated vesting of his options or restricted shares or the parachute value of his severance payments exceeds the portion of the base amount allocated to that particular parachute payment, an excess parachute payment will arise, and the deduction otherwise allowable to Basin (or any successor corporation) for federal income tax purposes when those options are exercised or the restricted shares vest or when those severance payments are made will be reduced by the excess parachute payment triggered by those benefits. In other words, the deduction to which Basin might otherwise be entitled upon the exercise of those options (the excess of the fair market value of the purchased shares over the option exercise price paid for those shares) or the vesting of the restricted shares (the fair market value of those shares at the time of vesting) will be reduced by the excess parachute payment attributed to the accelerated vesting of those stock options or restricted shares, and the deduction otherwise allowable for the severance payments made to such individual will also be reduced by the excess parachute payment attributed to those severance benefits. In addition, the individual would be subject to a 20% excise tax on his excess parachute payments at the time those payments or benefits are paid or provided.

ACCOUNTING TREATMENT

     The merger will be accounted for as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Stone and Basin will be carried forward to the combined company at their recorded amounts, as adjusted to conform significant accounting policies, and income of the combined company will include income of Stone and Basin for the entire fiscal year in which the merger occurs. Unaudited pro forma combined financial statements giving effect to the merger are presented under "Condensed Unaudited Pro Forma Combined Financial Statements."

     The merger agreement provides that it is a condition to the obligations of Stone and Basin that certain affiliates of Stone and Basin execute a written agreement at the effective time of the merger. Pursuant to these agreements, these affiliates will certify that they have not transferred shares of Stone common stock or Basin common stock within the preceding 30 days and will not transfer any shares of Stone common stock or shares of Basin common stock prior to the date that Stone publishes financial statements that reflect 30 days of consolidated operations of Stone and Basin. Compliance with these agreements relates to the ability of Stone to account for the merger as a pooling of interests.

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

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Act, the merger may not be consummated unless certain filings have been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. On December 15, 2000, Stone and Basin submitted the required filings to the Federal Trade Commission and the Antitrust Division. On December 22, 2000, we were granted early termination of our waiting period under the Hart-Scott-Rodino Act.

     The Federal Trade Commission and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the Federal Trade Commission or the Antitrust Division could take any action under the antitrust laws as its deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Stone or Basin. Stone and Basin believe that the completion of the merger will not violate the antitrust laws. We cannot predict, however, whether the merger will be challenged on antitrust grounds, or, if such a challenge is made, what the result will be.

     Other than as we describe in this document, the merger does not require the approval of any U.S. federal or state or foreign agency. We will, however, be required to make various filings with U.S. federal and state and foreign governmental authorities to complete the merger.

LEGAL PROCEEDINGS

     Basin is, from time to time, a party to litigation arising in the normal course of its business operations. Based on information currently available, management of Basin believes that it is not a party to any litigation the results of which it expects to have a material adverse effect on its business, financial position or results of operations.

     Stone is, from time to time, a party to litigation arising in the normal course of its business operations. Based on information currently available, management of Stone believes that it is not a party to any litigation the results of which it expects to have a material adverse effect on its business, financial position or results of operations.

APPRAISAL RIGHTS

     Under Delaware law, a stockholder of a corporation who does not vote in favor of certain merger transactions and who demands appraisal of such stockholder's shares in connection therewith may, under varying circumstances, be entitled to dissenters' rights pursuant to which the stockholder may receive cash in the amount of the fair value of such stockholder's shares of stock in lieu of the consideration the stockholder would otherwise receive in the transaction.

     Unless the corporation's certificate of incorporation provides otherwise, such dissenters' rights are not available in certain circumstances, including the merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or the Nasdaq National Market or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or the Nasdaq National Market or held of record by more than 2,000 holders, plus cash in lieu of fractional shares.

     Because Basin's shares of common stock are listed on the Nasdaq National Market and Basin stockholders will receive, upon consummation of the merger, only shares of Stone common stock, which will be listed on the NYSE, and cash in lieu of any fractional shares, Basin common stockholders are not entitled to dissenters' rights under Delaware law in connection with the merger.

DELISTING AND DEREGISTRATION OF BASIN COMMON STOCK

     If the merger is completed, the shares of Basin common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934. The stockholders of Basin will

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

become stockholders of Stone and their rights as stockholders will be governed by Stone's certificate of incorporation and by-laws and by the laws of the State of Delaware. See "Comparison of Stockholders' Rights."

FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of Stone common stock that Basin stockholders will receive in the merger will be freely transferable, except for shares of Stone common stock that are received by persons who are deemed to be "affiliates" of Basin under the Securities Act of 1933, as amended, at the time of the Basin special meeting. These affiliates may resell the shares of Stone common stock they receive in the merger only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Basin for the above purposes generally include individuals or entities that control, are controlled by or are under common control with Basin, and include directors and certain executive officers of Basin. The merger agreement requires that Basin use its reasonable best efforts to cause each of these affiliates to deliver to Stone, within 30 days of the date of entering into the merger agreement (and in any event prior to the effective time), a written agreement to the effect that these persons will not sell, transfer or otherwise dispose of any of the shares of Stone common stock issued to them in the merger in violation of the Securities Act or the related SEC rules.

     This joint proxy statement/prospectus does not cover any resales of the Stone common stock received in the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resales.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following general discussion summarizes the anticipated material U.S. federal income tax consequences of the merger to Basin stockholders. This discussion addresses only those stockholders who hold their shares of Basin common stock as a capital asset, and does not address all of the U.S. federal income tax consequences that may be relevant to particular Basin stockholders in light of their individual circumstances, or to Basin stockholders that are subject to special rules, such as:

     - financial institutions;

     - mutual funds;

     - tax-exempt organizations;

     - insurance companies;

     - dealers in securities or foreign currencies;

     - traders in securities who elect to apply a mark-to-market method of accounting;

     - foreign holders;

     - persons who hold shares of Basin common stock as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction; or

     - holders who acquired their shares of Basin common stock upon the exercise of employee stock options or otherwise as compensation.

     The following discussion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code of 1986, as amended, and the regulations, rulings and decisions thereunder in effect as of the date of this document, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws and U.S. federal laws other than U.S. federal income tax laws, are not addressed. BASIN STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE AND LOCAL

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

AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

     It is a condition to the closing of the merger that Basin and Stone each receive an opinion from tax counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. These opinions are based on customary assumptions and customary representations made by, among others, Basin, Stone and Partner Acquisition Corp. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger.

     Assuming the merger qualifies as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, holders of shares of Basin common stock that receive shares of Stone common stock in the merger will not recognize gain or loss for U.S. federal income tax purposes, except with respect to cash, if any, they receive in lieu of a fractional share of Stone common stock. Each stockholder's aggregate tax basis in the shares of Stone common stock received in the merger will be the same as such stockholder's aggregate tax basis in the shares of Basin common stock surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the shares of Stone common stock received in the merger by a holder of shares of Basin common stock will include the holding period of shares of Basin common stock that such stockholder surrendered in the merger. A holder of shares of Basin common stock that receives cash in lieu of a fractional share of Stone common stock will recognize gain or loss equal to the difference between the amount of cash received and such stockholder's tax basis in the shares of Basin common stock allocable to the fractional share. That gain or loss generally will constitute capital gain or loss. In the case of an individual stockholder, any of this capital gain generally will be subject to a maximum U.S. federal income tax rate of 20% if the individual has held his shares of Basin common stock for more than 12 months on the date of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

     Because shares of Stone common stock will remain unchanged in the merger, the merger will not cause Stone stockholders to recognize any gain or loss. No gain or loss will be recognized by Stone, Basin or Partner Acquisition Corp.

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

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the merger agreement, a copy of which is attached as Annex A to this document and is incorporated in this document by reference. This summary is qualified in its entirety by reference to the merger agreement. You should carefully read the merger agreement in its entirety because it, and not this document, is the legal document that governs the merger.

THE MERGER

     At the effective time of the merger, Partner Acquisition Corp., a newly-formed, wholly-owned subsidiary of Stone, will merge with and into Basin Exploration, Inc. Basin will be the surviving corporation in the merger and will become a wholly-owned subsidiary of Stone. The directors and officers of Partner Acquisition Corp. immediately prior to the effective time of the merger will be the initial directors and officers of the surviving corporation. At the effective time, Michael S. Smith, President, Chief Executive Officer and Chairman of the Board of Basin, will become a member of Stone's board of directors.

     The closing date of the merger will occur no later than the second business day following the date on which all conditions to the merger, other than those conditions that by their nature are to be satisfied at the closing, have been satisfied or waived, unless we agree on another time. As early as practicable on the closing date of the merger, we will file a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger will be the time we file the certificate of merger. We currently anticipate that we will complete the merger shortly after the Stone and Basin special stockholders' meetings, assuming our respective stockholders approve at these meetings the merger, the amendment to Stone's certificate of incorporation and the issuance of Stone common stock in connection with the merger, and all other conditions to the merger have been satisfied or waived. Approval by Stone stockholders of the proposal to amend Stone's certificate of incorporation is a prerequisite to approval of the proposal for the share issuance by Stone.

MERGER CONSIDERATION

  Exchange Ratio

     As of the effective time of the merger, each issued and outstanding share of Basin common stock (other than shares of Basin common stock held as treasury stock and shares that are owned by Stone, Partner Acquisition Corp. or any other wholly-owned subsidiary of Stone or Basin, which shares will be cancelled and retired without the right to receive any consideration in exchange therefor) will be converted into the right to receive .3974 of a share of Stone common stock. If, between the date of the merger agreement and the effective time of the merger, the outstanding shares of Basin common stock or Stone common stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the exchange ratio will be appropriately adjusted to reflect the economic effects intended by the merger agreement.

  Fractional Shares

     Certificates for fractional shares of Stone common stock will not be issued in the merger. Basin stockholders who would otherwise receive fractional shares will instead be entitled to receive a cash payment equal to the value of these fractional share interests as determined by multiplying the fractional part of a share of Stone common stock by the average of the last reported sales prices of Stone common stock on each of the ten trading days immediately preceding the effective time of the merger.

EXCHANGE PROCEDURES

     As soon as reasonably practicable after the effective time of the merger, an exchange agent will mail a letter of transmittal to each holder of record of Basin stock certificates along with instructions for

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

effecting the surrender of Basin stock certificates in exchange for certificates representing shares of Stone common stock (plus cash in lieu of fractional shares as provided above). This letter of transmittal must be used in surrendering those stock certificates to the exchange agent for cancellation. Upon surrender of a Basin stock certificate for cancellation, together with a duly executed letter of transmittal, the holder of the stock certificate will be entitled to receive in exchange therefor (1) a Stone certificate representing the number of whole shares of Stone common stock that the holder has the right to receive and (2) a check representing the amount of cash payable in lieu of any fractional shares of Stone common stock, if any. BASIN STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL.

     After the effective time of the merger, each Basin stock certificate, until surrendered and exchanged, will represent only the right to receive a certificate representing shares of Stone common stock and cash in lieu of fractional shares, if any. No interest will be paid or will accrue on any cash payable to holders of Basin stock certificates. Holders of Basin stock certificates will not be entitled to receive any dividends or other distributions with respect to shares of Stone common stock declared or made by Stone having a record date after the effective time of the merger until the stock certificates are surrendered. Subject to applicable law, following surrender of the Basin stock certificates, such dividends and distributions, if any, will be paid without interest.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary and substantially reciprocal representations and warranties made by each of us to the other. These representations and warranties relate to, among other things:

     - corporate organization, qualification and good standing, and ownership of subsidiaries;

     - capitalization;

     - corporate power and authority to enter into the merger agreement, and due execution, delivery and enforceability of the merger agreement;

     - absence of a breach or violation of charter documents, bylaws, material agreements, orders, decrees, permits or laws as a result of the merger;

     - authorizations, consents, approvals and filings required to enter into the merger agreement or to complete the transactions contemplated by the merger agreement;

     - timely and accurate filings with the SEC in compliance with applicable rules and regulations;

     - undisclosed liabilities;

     - absence of certain adverse changes or events;

     - tax matters and actions that would prevent the merger from receiving certain tax treatment under the Internal Revenue Code;

     - title to property;

     - intellectual property;

     - material contracts;

     - absence of undisclosed investigations, material litigation and material judgments or injunctions;

     - environmental matters;

     - employee benefits and ERISA compliance;

     - compliance with applicable laws and possession of required permits;

     - labor and employee matters (only as to Basin);

     - insurance (only as to Basin);

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     - fairness opinions of financial advisors;

     - state takeover laws (only as to Basin);

     - oil and gas reserve reports and production delivery arrangements;

     - hedging; and

     - required vote of stockholders to approve the merger, the amendment to Stone's certificate of incorporation in connection with the merger and the issuance of Stone common stock.

     The merger agreement also contains representations and warranties relating to Partner Acquisition Corp., including: corporate organization, qualification and good standing; corporate power and authority to enter into the merger agreement; due execution, delivery and enforceability of the merger agreement; and non-contravention.

     The representations and warranties contained in the merger agreement will not survive the merger, but they form the basis of certain conditions to our obligations to complete the merger. Only certain agreements set forth in the merger agreement will survive the effective time of the merger.

COVENANTS AND AGREEMENTS

     We have each undertaken several covenants and agreements in the merger agreement. The following summarizes the more significant of these covenants and agreements.

  No Solicitation

     Basin has agreed that it will not, nor will it authorize or knowingly permit, directly or indirectly, any of its officers, directors, employees, financial advisors, agents and other representatives to:

     - solicit, initiate or encourage any proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, share exchange, recapitalization, sale of all or substantially all of Basin's assets, sale of shares (other than pursuant to Basin's incentive plan or performance share plan) of capital stock, including without limitation by way of a tender offer, or similar transaction involving us or any of Basin's subsidiaries, other than the transactions contemplated by the merger agreement;

     - engage in negotiations regarding, or provide any non-public information to any person or entity relating to, or take any other action intended to facilitate, any acquisition proposal of the type described above; or

     - agree to or recommend any acquisition proposal of the type described above.

     However, prior to the date of Basin's stockholders meeting, Basin is permitted to:

     - comply with applicable provisions of federal securities laws requiring Basin to disclose to its stockholders its position with respect to any acquisition proposal; and

     - furnish non-public information to, or enter into negotiations with, any person or entity in connection with an unsolicited bona fide written acquisition proposal by that person or entity, or recommend an unsolicited bona fide written acquisition proposal to Basin's stockholders, if and only to the extent that:

      (1) the acquisition proposal was not made by a person or entity with whom Basin has actively negotiated an acquisition proposal within the three-month period prior to the date of the merger agreement;

      (2) Basin's board of directors, after consultation with its outside legal counsel, determines in good faith that such action is legally advisable for the board of directors to comply with its fiduciary duties to Basin's stockholders under applicable law;

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

      (3) the acquisition proposal is not subject to any financing contingencies or is, in the good faith judgment of Basin's board of directors, after consultation with Basin's financial advisor, reasonably capable of being financed by the person or entity making the proposal;

      (4) Basin's board of directors determines in good faith, after consultation with Basin's financial advisor, that the acquisition proposal is reasonably capable -- taking into account all legal, financial, regulatory and other aspects of the proposal and the person or entity making the proposal -- of being completed and would, if consummated, result in a transaction more favorable to Basin's stockholders than the transaction contemplated by the merger agreement; and

      (5) prior to furnishing any non-public information to, or entering into negotiations with, any person or entity, Basin's board of directors:

         - received from that person or entity an executed confidentiality agreement with terms regarding confidentiality and standstill provisions no less favorable to us than those contained in the confidentiality agreement between Basin and Stone; and

         - notified Stone of the acquisition proposal, including the material terms and conditions of the proposal and the identity of the person or entity making the proposal.

  Stockholders Meetings

     We have each agreed to call a meeting of our respective stockholders to be held as promptly as practicable. At the meeting of Basin's stockholders, Basin will submit the merger agreement and the merger for approval. At the meeting of Stone's stockholders, Stone will submit an amendment to its certificate of incorporation to increase its authorized capitalization and the issuance of its shares of common stock in connection with the merger for approval. Approval of the proposal to amend Stone's certificate of incorporation is a prerequisite to approval of the proposal for the share issuance. We have also agreed to coordinate and cooperate with respect to the timing of our respective meetings, and to use our reasonable best efforts to hold the meetings on the same day. Except as otherwise permitted with respect to Basin under the circumstances described above under "-- No Solicitation," each of us shall use our reasonable best efforts to solicit proxies in favor of the matters described above to be voted upon by our respective stockholders and obtain a sufficient vote in favor of such matters at our respective stockholder meetings. Stone has also agreed to take such action with respect to Partner Acquisition Corp., and to cause Partner Acquisition Corp. to take such action, as may be required to consummate the merger, including without limitation, voting all shares of Partner Acquisition Corp. in favor of the merger.

  Board of Directors Covenant to Recommend

     We have each agreed that this joint proxy statement/prospectus would include the recommendation of Basin's board of directors in favor of the merger agreement and the merger and of Stone's board of directors in favor of the amendment to Stone's certificate of incorporation and the issuance of shares of Stone's common stock in connection with the merger. However, Basin's board of directors is permitted to withdraw its recommendation under the circumstances described above under "-- No Solicitation," and we are each permitted to make factual disclosures to our respective stockholders to the extent required to do so by applicable law. Basin's obligation to call and hold a stockholders meeting is not dependent on its board of directors' recommendation.

  Operations of the Companies Pending Closing

     We have each undertaken a separate covenant that places restrictions on ourselves and our respective subsidiaries until the earlier of the effective time of the merger or the termination of the merger agreement. In general, we and our respective subsidiaries are required to carry on our operations in the usual, regular and ordinary course of business in substantially the same manner as previously conducted

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and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to preserve intact our present business.

     We have each also agreed to limitations, prohibitions and other provisions relating to the conduct of our respective businesses during the period from the date of the merger agreement to the earlier of the effective time of the merger or the termination of merger agreement with respect to:

     - declaring or paying any dividends on or distributions in respect of our respective capital stock;

     - splits, combinations or reclassifications of our capital stock or the issuance or authorization of issuance of any other securities in respect of, in lieu of or in substitution for shares of our capital stock -- except that Stone is entitled to effect a stock split so long as an appropriate adjustment is made to the exchange ratio;

     - amendments or proposals to amend our respective certificates of incorporation or bylaws, except as contemplated by the merger agreement;

     - the adoption of a plan of complete or partial liquidation, dissolution or reorganization; and

     - changes in any method of accounting or accounting practice with respect to us or our respective subsidiaries, except for any changes required by generally accepted accounting principles.

     Basin has agreed to additional limitations, prohibitions and other provisions relating to the conduct of its business and the business of its subsidiaries with respect to:

     - accelerating, amending or changing the period of exercisability of options, restricted stock or other awards granted under any employee stock plan, including Basin's incentive plan and performance share plan, or authorizing cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or certain employment agreements or other related agreements in effect as of the date of the merger agreement;

     - purchasing or otherwise acquiring, directly or indirectly, any shares of Basin's capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to those parties;

     - issuing, delivering or selling, or authorizing or proposing the issuance, delivery or sale, of any shares of Basin's capital stock or securities convertible into shares of Basin's capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating Basin or its subsidiaries to issue any such shares or other convertible securities, other than (1) the issuance of shares of Basin's common stock pursuant to the exercise of options outstanding on the date of the merger agreement in accordance with their current terms, or (2) the issuance, earning or vesting of shares of Basin's common stock pursuant to outstanding performance share awards under Basin's performance share plan or other similar awards, including restricted stock awards under Basin's incentive plan, made prior to the date of the merger agreement, in accordance with their current terms;

     - acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, except as described in the merger agreement;

     - except (1) in accordance with Basin's employee retention policy, (2) pursuant to the current terms of certain of Basin's existing contracts, obligations or agreements, (3) in connection with the payment of non-discretionary contributions to Basin's 401(k) plan at a designated level and (4) the payment of year-end bonuses up to a designated cap:

      -- increasing or agreeing to increase the compensation payable or to become payable to employees or officers;

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      -- granting any additional severance or termination pay to, or entering into any employment or severance agreements with, any employees or officers;

      -- entering into any collective bargaining agreement, other than as required by law or extensions to existing agreements in the ordinary course of business;

      -- amending any of Basin's employee plans, other than certain specified amendments, or establishing, adopting, entering into or amending any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except to the extent required by applicable law; and

      -- paying any material benefit or amount not required by a plan or arrangement as in effect on the date of the merger agreement to any person;

     - incurring, assuming, guaranteeing or prepaying any indebtedness for borrowed money, other than under Basin's existing credit facility in the ordinary course of business;

     - modifying or terminating any of Basin's material contracts or waiving or relinquishing any right under any of Basin's material contracts, other than any amendment to Basin's credit facility to reflect a redetermination of Basin's borrowing base under the facility and other than any modification, termination, waiver or relinquishment that is not adverse to Basin;

     - entering into any hedges or fixed price commodity sales agreements, except as may be agreed to by Stone;

     - making any material tax elections or settlements or compromises of any material tax liability;

     - except as permitted by the merger agreement:

      -- making any material capital expenditure, except as may be required to
         (1) continue operations on the drilling, completion or plugging of any well or any well operation for which Basin has consented to participate and is required to continue to participate pursuant to applicable agreements or (2) conduct emergency operations on any well, platform, pipeline or other production facility;

      -- entering into any sale, lease, farm-out or similar disposition (except for the sale of hydrocarbons or personal property in the ordinary course of business) of any (1) proved reserves described in Basin's reserve report or (2) interests in other properties without first granting Stone an option, to be exercised by Stone within 5 days, to acquire the interests on the same terms as they are being offered to a third party or industry provided, Basin has the right to relinquish interests in such properties pursuant to elections not to participate in operations proposed by third parties under operating or other applicable agreements so long as, to the extent allowed under such agreements, Basin has promptly offered Stone the opportunity to participate for, and thereby acquire, Basin's interest in such operation and Stone has either affirmatively rejected such options or failed to timely respond, provided further, that Basin shall not enter into any sale, lease, farmout, or other alienation or disposition of any interest in certain designated prospects;

      -- entering into any material joint venture agreement, partnership agreement or similar agreement not in conjunction with acquisitions or capital expenditures contemplated in the merger agreement or otherwise disclosed;

      -- acquiring or agreeing to acquire any assets other than inventory, equipment and other similar items in the ordinary course of business; and

      -- entering into any transaction with any third party in which, to Basin's knowledge, any officer or director of Basin has, directly or indirectly, any existing or prospective equity or other ownership interest or any other arrangement or understanding having the same economic effect, other than with respect to small holdings in publicly traded companies;

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

     -- waiving, releasing, assigning, or settling any material rights, claims or pending or threatened litigation matters; and

     -- entering into any contract, agreement, arrangement or understanding that materially limits or otherwise materially restricts Basin or any of its subsidiaries or any successor thereto, or that would, after the effective time of the merger, limit or restrict the surviving corporation and its affiliates (including Stone) or any successor thereto, from engaging in or competing in any line of business or in any geographic area, except for confidentiality agreements relating to specific prospects.

     Stone has agreed to additional limitations with respect to the issuance of its common stock in connection with any acquisition of equity interests or assets that could reasonably be expected to adversely affect Stone's ability to consummate the merger or that would reasonably be expected to otherwise delay the merger.

  Employee Benefit Matters

     If requested by Stone, Basin will be required to take all action necessary to terminate before the effective time of the merger Basin's 401(k) plan. Stone will provide the opportunity for participants in Basin's 401(k) plan who are employed by Basin or Stone on the date that is 60 days after the closing date of the merger to "roll over" their account balances into Stone's 401(k) plan.

     At the effective time of the merger or following a reasonable transition period, Basin's continuing employees will be eligible to participate in those Stone employee plans maintained for similarly situated employees of Stone, or in substantially similar programs. The continuing employees will be eligible to participate on the same terms applicable to similarly situated employees of Stone and to the extent that Stone's plans and programs provide benefits for:

     - medical, dental and vision care,

     - life insurance,

     - disability income,

     - sick pay,

     - holiday and vacation pay,

     - 401(k) plan coverage,

     - Internal Revenue Code Section 125 benefit arrangements,

     - bonus, profit-sharing or other incentive plans,

     - pension or retirement programs,

     - dependent care assistance,

     - severance benefits, and

     - employee stock option and stock purchase plans.

     Each continuing employee will be given credit, in the circumstances set forth in the merger agreement, for accrued vacation and sick leave time, for his or her period of service with Basin, and for payments pursuant to co-payment, deductible or other co-insurance features. Each continuing employee and eligible dependent who, at the effective time of the merger (or, if later, the time of the transition of the employee from a Basin employee plan to a Stone employee plan), was participating in an employee group health plan maintained by Basin will not be excluded from Stone's employee group health plan or limited in coverage under that plan by reason of any waiting period restriction or pre-existing condition limitation to the extent such restriction or limitation did not apply to the continuing employee as of the

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effective time of the merger (of, if later, the time of transition of the employee from a Basin employee plan to a Stone employee plan) under Basin's group health plan.

     Stone will make all payments to be paid after the effective time of the merger pursuant to the provisions contained in Basin's retention policy and will recognize all vesting, acceleration and other provisions under all written agreements containing change in control type provisions applicable to Basin's officers, employees or directors in existence as of the date of the merger agreement and disclosed to Stone.

     To the extent permitted by, and in the manner described in, the merger agreement, Basin may facilitate the elimination of loss of deductions and excise taxes under Sections 280G and 4999 of the Internal Revenue Code with respect to severance payments and other benefits to be provided to those persons who are party to certain disclosed agreements by making specified advances to such persons.

     Basin agreed that the following employee benefit payments shall not exceed designated amounts: (1) annual bonuses that are paid or payable to Basin employees for calendar year 2000; (2) retention and severance benefits to be paid or payable to employees of Basin and its subsidiaries under Basin's retention and severance policy; and (3) cash severance payments to be paid or payable to employees of Basin and its subsidiaries (exclusive of any severance payments attributable to the accelerated vesting of options or restricted stock or performance share awards) pursuant to certain disclosed agreements.

     Until the closing of the merger, Basin is permitted to approve and assign overriding royalty interests to its geoscientists pursuant to its existing Onshore Geoscientist Overriding Royalty Interest Plan and Gulf Coast Geoscientist Overriding Royalty Interest Plan, as more particularly described in the merger agreement.

  Treatment of Basin Stock Options and Plans

     Assumption of Incentive Plan and Options. At the effective time of the merger, Stone will assume each option outstanding at such time to purchase shares of Basin common stock under Basin's equity incentive plan, whether vested or unvested (after giving effect to any applicable change in control or similar type provisions), and Stone will assume Basin's incentive plan.

     Basin Options. Each assumed Basin option will be converted into an option to acquire, on the same terms and conditions in effect for the option immediately prior to the closing date of the merger, that number of shares of Stone common stock determined by multiplying the number of shares of Basin common stock subject to that option immediately prior to the closing date of the merger by .3974 and rounding out to the next whole number of shares. The exercise price per share of Stone common stock subject to each assumed option will be equal to the amount determined by dividing the exercise price per share of Basin common stock in effect for that option immediately prior to the closing date of the merger by .3974 and rounding up to the nearest whole cent.

     Form S-8. Within 30 days after the effective time of the merger, Stone will file a registration statement on Form S-8 or other appropriate form with the SEC to register Stone common stock issuable upon exercise of the assumed Basin options and will use its commercially reasonable best efforts to cause the registration statement to remain effective, and to maintain the current status of the prospectus or prospectuses contained therein, until the exercise or expiration of the options.

     Basin's Performance Share Plan. At the effective time of the merger, the shares of Basin's common stock subject to earn-out schedules pursuant to the outstanding performance share awards under Basin's performance share plan will be earned or forfeited by the holders thereof as determined prior to the effective time of the merger in accordance with the change-in-control provisions of such holders' share awards, which determination shall be based on the financial performance of Basin for the fiscal year completed prior to the effective time of the merger. Any shares not earned based on the most recently issued year-end financial statement prior to the effective time of the merger will be earned as determined prior to the effective time by the compensation and incentive committee of Basin's board of directors under Basin's performance share plan (and subject to the prior approval of Stone) based on Basin's financial performance during the period beginning on the first day of the fiscal year in which the effective

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time of the merger occurs and ending on the closing date of the merger. The earned shares will, at the effective time of the merger, be converted into shares of Stone common stock in accordance with the exchange ratio.

     Approvals. Prior to or as of the effective time of the merger, the board of directors of Basin will take appropriate action to approve the deemed cancellation of the Basin stock options for purposes of Section 16(b) of the Exchange Act, and the board of directors of Stone will take appropriate action to approve the deemed grant of options to purchase shares of Stone common stock under the Basin stock options (as converted into options to purchase shares of Stone common stock at the effective time of the merger) for purposes of Section 16(b) of the Exchange Act. The disposition of such shares of Basin common stock and the issuance of such shares of Stone common stock in the merger will also be included in the approval process of the boards of directors of Basin and Stone for purposes of Section 16(b) of the Exchange Act. Similar action will be taken by the boards of directors of Basin and Stone with respect to the shares of Basin common stock outstanding under Basin's performance share plan that are to be converted into shares of Stone common stock in the Merger.

     Restricted Stock. If any shares of Basin common stock are, immediately prior to the effective time of the merger, unvested or subject to any other restrictions under Basin's incentive plan or any restricted stock purchase or stock issuance agreement to which Basin is a party and the vesting schedule or restrictions applicable to those shares are not to vest or lapse on an accelerated basis in connection with the merger, then the shares of Stone common stock issued in exchange for those shares of Basin common stock in the merger will also be unvested and subject to the same vesting schedule in effect for the unvested shares of Basin common stock immediately prior to the effective time of the merger.

  Other Covenants

     Cooperation. We have each agreed to confer on a regular and frequent basis, from the date of the merger agreement until the effective time of the merger, with each other's representatives to report on the general status of ongoing operations, subject to compliance with applicable law. Each of us also agreed to promptly provide the other party or its counsel with copies of all filings made by each of us with any governmental entity in connection with the merger agreement, the merger and the transactions contemplated by the merger agreement and the merger. We further agreed to work in good faith and use our reasonable best efforts to satisfy all of the closing conditions described in the merger agreement.

     Access to Information. We have each agreed to afford one another and one another's representatives reasonable access for purposes reasonably related to the merger agreement and the consummation of the transactions contemplated by the merger agreement, during normal business hours, to all of our, and our respective subsidiaries', properties, books, contracts, commitments and records. Each inspecting party must agree to be bound by the terms of the existing confidentiality agreement between Basin and Stone, or otherwise agree to treat any information provided as confidential. We have also agreed to furnish, or cause our respective subsidiaries to furnish, promptly to the other a copy of each document filed or received prior to the effective time of the merger pursuant to federal securities laws, and all other information concerning each other's businesses, properties and personnel as the other party may reasonably request for purposes reasonably related to the merger agreement and the consummation of the transactions contemplated by the merger agreement. We have each agreed to hold any information that is nonpublic in confidence in accordance with our confidentiality agreement, unless we are otherwise required by law to disclose the information.

     Affiliate Agreements. Basin agreed to deliver to Stone, upon the execution of the merger agreement, a list of all persons who are, in Basin's reasonable judgment, Basin's "affiliates" for purposes of Rule 145 under the Securities Act. Basin agreed to use its reasonable best efforts to cause each person who is identified as an affiliate to execute and deliver to Stone an affiliate agreement prior to the effective time of the merger. In each affiliate agreement, each of Basin's affiliates will agree to comply with the applicable requirements of Rule 145 and those other requirements as may be necessary for the merger to be treated as a pooling of interests for accounting purposes.

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     Filings; Other Action.  We have each agreed to use our reasonable best efforts to:

     - take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable;

     - obtain from any governmental entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement; and

     - as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to the merger agreement and the merger required under (1) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (2) the Hart-Scott-Rodino Antitrust Improvements Act and any related governmental request under that act and (3) any other applicable law.

     We have agreed to cooperate with each other in connection with the making of all filings and to use our reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by the merger agreement.

     We have each agreed to cooperate, cause each of our respective subsidiaries to cooperate, and to use our respective reasonable best efforts to (1) obtain any government clearances required for the closing of the merger, (2) respond to any government requests for information, and (3) contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the merger or the transaction contemplated by the merger agreement. However, neither of us is required, in connection with the receipt of any regulatory approval, to proffer to or agree to sell or hold separate and agree to sell, divest or to discontinue or limit any of our, or our respective affiliates', assets, businesses, or interest in any assets or businesses, or to any conditions relating to, or changes or restrictions in, the operations of any of our assets or businesses, which, in either case, could reasonably be expected to have a material adverse effect on Basin or on Stone, as applicable, or to materially and adversely impact the economic or business benefits to either party of the transactions contemplated by the merger agreement.

     Reorganization. We have agreed to use our reasonable best efforts to cause the merger to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. We have also agreed that we will not knowingly take any actions that could prevent the merger from being so treated.

     New York Stock Exchange Listing. Stone has agreed to use its reasonable best efforts to cause the shares of its common stock to be issued in the merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the closing date of the merger.

     Indemnification and Insurance. Stone has agreed that, from and after the effective time of the merger, it will, and it will cause the surviving corporation to, indemnify and hold harmless each of Basin's present and former directors and officers against any costs or expenses, judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent that Basin would have been permitted under law and its certificate of incorporation or bylaws in effect on the date of the merger agreement to indemnify such parties.

     Stone also agreed, for six years from the effective time of the merger, to cause the surviving corporation to maintain in effect a directors' and officers' liability insurance policy covering those persons

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who were covered by Basin's directors' and officers' liability insurance policy as of the date of the merger agreement, with coverage in amount and scope at least as favorable as Basin's existing coverage, except that Stone is not required to spend beyond a specified amount for annual premiums.

     Public Disclosure. We each agreed that we will not issue any press release or make any public statement with respect to the merger or the merger agreement prior to consulting with the other party and obtaining the express prior written approval of the other party, except as may be required by law and any applicable stock exchange rules. We also agreed that prior to the effective time of the merger or the termination of the merger agreement, we would endeavor to provide the other party with a copy of any other press release by the close of business on the business day prior to the issuance of the press release or, if that notice is impracticable to provide, as soon as practicable prior to the release.

     Pooling Accounting. From and after the date of the merger agreement and until the effective time of the merger, neither of us, nor any of our respective subsidiaries, may knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the merger as a pooling of interests for accounting purposes.

     Brokers or Finders. Other than as to each party's payment of the fees of its financial advisor, we have agreed to indemnify each other from claims, liabilities or obligations for broker's and finder's fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by the indemnifying party or any of its affiliates.

CONDITIONS

  Mutual Conditions

     Our respective obligations to complete the merger are subject to the satisfaction of the following conditions:

     - the merger agreement and the merger have been approved and adopted by Basin's stockholders and the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone common stock and the issuance of Stone common stock issuable in the merger have been approved by Stone's stockholders;

     - the SEC has declared the registration statement effective under the Securities Act, and the registration statement is not subject to any stop order or proceedings seeking a stop order;

     - the shares of Stone common stock to be issued in the merger have been approved for listing on the New York Stock Exchange;

     - any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act relating to the merger has expired or been terminated;

     - all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authority have been filed, obtained or occurred, except in those cases where no material adverse effect would result; and

     - no governmental entity or federal, state or foreign court of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order or statute, rule or regulation that is in effect and that has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger.

  Conditions to Obligations of Stone and Partner Acquisition Corp. to Complete the Merger

     The conditions to Stone's and Partner Acquisition Corp.'s obligations to complete the merger also include the following:

     - the representations and warranties of Basin in the merger agreement, disregarding any materiality or material adverse effect qualifications set forth therein, are true and correct as of the date of the merger agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the closing date as though made on and as of the closing date, except for changes contemplated by the merger agreement and where the failures to be true and correct, individually or in the aggregate, do not have a material adverse effect on Basin or a material adverse effect upon the consummation of the transactions contemplated hereby;

     - Basin has performed in all material respects all of its obligations required to be performed by it under the merger agreement;

     - Stone has received an opinion of tax counsel to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

     - except as otherwise provided by the merger agreement, Stone has received a letter from Arthur Andersen LLP to the effect that Basin is a "poolable entity" and the merger, for financial accounting purposes, is a pooling of interests.

  Conditions to Basin's Obligations to Complete the Merger

     The conditions to Basin's obligations to complete the merger also include the following:

     - the representations and warranties of Stone and Partner Acquisition Corp. in the merger agreement, disregarding any materiality or material adverse effect qualifications set forth therein, are true and correct as of the date of the merger agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the closing date as though made on and as of the closing date, except for changes contemplated by the merger agreement and where the failures to be true and correct, individually or in the aggregate, do not have a material adverse effect on Stone or a material adverse effect upon the consummation of the transactions contemplated hereby;

     - each of Stone and Partner Acquisition Corp. has performed in all material respects all obligations required to be performed by them under the merger agreement;

     - Basin has received an opinion of tax counsel to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

     - except as otherwise provided by the merger agreement, Basin has received a letter from Arthur Andersen LLP to the effect that Basin is a "poolable entity" and the merger, for financial accounting purposes, is a pooling of interests.

TERMINATION

     The merger agreement may be terminated at any time before the effective time of merger, whether before or after approval of the matters presented in connection with the merger by our respective stockholders:

     - if both of us agree to terminate the merger agreement by mutual written consent;

     - by either of us if the merger has not been completed by May 31, 2001, except that the right to terminate the merger agreement under this provision is not available to any party whose failure to fulfill any of its obligations under the merger agreement was the cause of or resulted in the failure of the merger to occur on or before May 31, 2001;

     - by either of us if a court of competent jurisdiction or other governmental entity has issued a non-appealable final order, decree or ruling or taken any other non-appealable final action, in each case having the effect of permanently enjoining or otherwise permanently prohibiting the merger;

     - by either of us if, at Basin's stockholders' meeting, Basin does not obtain the requisite vote of its stockholders in favor of the merger agreement and the merger, or if, at Stone's stockholders' meeting, the required vote for the approval of the amendment to Stone's certificate of incorporation and the issuance of Stone common stock in the merger is not obtained;

     - by Stone, if (1) Basin's board of directors has withdrawn or modified, in a manner adverse to Stone, its recommendation of the merger agreement or the merger, (2) Basin's board of directors has recommended to Basin's stockholders an acquisition proposal that is more favorable than Stone's acquisition proposal, or (3) a tender offer or exchange offer for more than 35% of the outstanding shares of Basin's capital stock is commenced and Basin's board of directors recommends in favor of the acceptance of such offer;

     - by Basin, if Stone's board of directors has withdrawn or modified, in a manner adverse to Basin, its recommendation of the amendment to Stone's certificate of incorporation to increase its authorized shares of common stock or the issuance of Stone common stock in the merger; or

     - by either of us if, there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in the merger agreement, which breach (1) would, if uncured at closing, cause the closing conditions relating to our respective representations and warranties and performance of our respective obligations not to be satisfied, and (2) the breach is not cured within 20 business days after written notice of the breach is received from the other party.

EFFECT OF TERMINATION

     In the event of a termination of the merger agreement as provided above, the merger agreement will immediately become void, except for certain provisions relating to brokers fees, nonsurvival of representations, warranties and agreements, governing law, assignment, termination fees and the payment of costs and expenses and other specifically identified miscellaneous provisions. In addition, in the event of a termination of the merger agreement, the confidentiality agreement between us and Stone will survive and remain in full force and effect. Except for certain provisions relating to payment of brokers fees, termination fees and other costs and expenses, there will be no liability or obligation on the part of Basin, Stone, Partner Acquisition Corp. or our respective officers, directors, stockholders or affiliates; except that nothing in the merger agreement relieves any party from liability for the willful and knowing material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement.

TERMINATION FEES

  Termination Fees Payable by Basin

     Basin has agreed to pay Stone a termination fee of $15 million upon the earliest to occur of the following events:

     - Basin consummates, or executes a definitive agreement providing for, a merger, consolidation, business combination, share exchange, recapitalization, sale of all or substantially all of Basin's assets, sale of shares of Basin's capital stock (with certain exceptions) or similar transaction involving Basin or any of its subsidiaries, other than the merger with Stone, within 12 months after the termination of the merger agreement by either Stone or Basin based on the failure of the merger to be consummated by May 31, 2001 or the failure to obtain Basin stockholder approval of the merger, if an alternative acquisition proposal has been publicly announced and not subsequently abandoned or withdrawn prior to (1) the date of termination, in the event of termination based on the failure to consummate the merger by May 31, 2001, or (2) the date of Basin's stockholders' meeting, in the event of termination based on the failure to obtain Basin stockholder approval of the merger; or

     - Stone terminates the merger agreement based on:

        -- Basin's board of directors withdrawal or modification, in a manner adverse to Stone, of its recommendation of the merger agreement or the merger;

        -- Basin's board of directors recommendation to its stockholders of an acquisition proposal that is more favorable than Stone's acquisition proposal; or

        -- the commencement of a tender offer or exchange offer for more than 35% of the outstanding shares of Basin's capital stock and Basin's board of directors recommends in favor of the acceptance of such offer.

  Termination Fees Payable by Stone

     Stone has agreed to pay Basin a termination fee of $15 million if the merger agreement is terminated by Basin or Stone based on:

     - the failure of the merger to be consummated by May 31, 2001; or

     - the failure of Stone to obtain Stone stockholder approval of the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone common stock and the issuance of Stone shares in the merger, if (1) any proposal or offer from a third party involving the acquisition of Stone, whether in the form of a tender offer for, or merger or other business combination with, Stone has been publicly announced and not subsequently abandoned or withdrawn prior to the date of termination, in the event of termination based on the failure of the merger to be consummated by May 31, 2001, or the date of Stone's stockholders' meeting, in the event of termination based on the failure to obtain Stone stockholder approval of the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone common stock and the issuance of Stone shares in the merger; and (2) the proposal or offer is consummated, or Stone executes a definitive agreement providing for the proposal or offer, within 12 months after such termination.

COSTS AND EXPENSES

     Except for the termination fees described above, all fees and expenses incurred in connection with the merger agreement will be paid by the party incurring the expenses, whether or not the merger is consummated, except that the filing fee in connection with any Hart-Scott-Rodino antitrust filing, and the expenses incurred in connection with the filing, printing and mailing of this joint proxy statement are shared equally by Basin and Stone.

AMENDMENT AND WAIVER

     We may amend the merger agreement in writing, by action taken or authorized by our respective boards of directors, at any time before or after approval of the matters presented in connection with the merger by our respective stockholders, but, after that approval, we may not make any amendment that by law requires further approval by our stockholders without that further approval. At any time before the effective time of the merger, we may, by action taken or authorized by our respective boards of directors, to the extent legally allowed:

     - extend the time for the performance of any obligations or other acts of the other;

     - waive any inaccuracies in the representations and warranties of the other contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

     - waive compliance with any of the agreements or conditions of the other contained in the merger agreement.

                               VOTING AGREEMENTS

     The following summary of the Basin voting agreement and the Stone voting agreement is qualified in its entirety by reference to the complete text of the Basin voting agreement and the Stone voting agreement, each of which is incorporated by reference and attached as an exhibit to Annex A to this joint proxy statement/prospectus. We urge you to read the full text of these voting agreements.

BASIN VOTING AGREEMENT

     In connection with the execution and delivery of the merger agreement, Stone entered into the Basin voting agreement with the existing directors of Basin, solely in their capacity as stockholders, under which these stockholders agreed to vote their shares of Basin common stock in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger. As of the record date for the special meeting, these stockholders owned shares of Basin common stock representing approximately 14.9% of the total voting power of the outstanding Basin common stock. Approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, requires the approval of the holders of a majority of the outstanding shares of Basin common stock.

     These Basin stockholders also agreed not to solicit, initiate or encourage the submission of any proposal or offer for a merger, consolidation, business combination, share exchange, recapitalization, sale of all or substantially all of Basin's assets or similar transactions involving Basin or any of its subsidiaries or participate in any negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any of the above, or agree to or recommend any of the above, except as would be permitted by Basin under the merger agreement. The Basin voting agreement prohibits, subject to limited exceptions, any stockholder from selling, transferring, pledging, assigning or otherwise disposing of any shares of Basin common stock. The Basin voting agreement terminates upon the earlier to occur of the completion of the merger and the termination of the merger agreement in accordance with its terms.

STONE VOTING AGREEMENT

     In connection with the execution and delivery of the merger agreement, Basin entered into the Stone voting agreement with the existing directors of Stone, solely in their capacity as stockholders, under which these stockholders agreed to vote their shares of Stone common stock in favor of the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone common stock and the issuance of shares of Stone common stock in connection with the merger. As of the record date for the special meeting, these stockholders owned shares of Stone common stock representing approximately 15% of the total voting power of the outstanding Stone common stock. Approval of the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock requires the approval of the holders of a majority of all outstanding shares of Stone common stock. Approval of the share issuance requires the approval of the holders of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal.

     These Stone stockholders agreed not to solicit, initiate or encourage the submission of any acquisition proposal for Stone or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any takeover proposal for Stone. The Stone voting agreement prohibits, subject to limited exceptions, any stockholder from selling, transferring, pledging, assigning or otherwise disposing of any shares of Stone common stock. The Stone voting agreement terminates upon the earlier to occur of the completion of the merger and the termination of the merger agreement in accordance with its terms.

                                 THE COMPANIES

BUSINESS OF BASIN EXPLORATION, INC.

     Basin is an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas properties located in the shallow waters of the Gulf of Mexico and selected areas of the onshore United States, including the Powder River and Green River Basins of Wyoming. In 1996, Basin sold its property in the Denver-Julesberg Basin, which represented approximately 70% of its fixed assets at the time, in order to commence an active exploratory drilling program in the Gulf of Mexico. Since that time, Basin has significantly increased its proved reserves, production and operating cash flow, primarily through its Gulf of Mexico drilling operations. As of December 31, 1999, Basin had estimated proved reserves of approximately 134.1 Bcf of natural gas and 12.6 MMBbls of oil, or an aggregate of approximately 210 Bcfe, 71% of which was classified as proved developed. Natural gas accounted for 84% of Basin's total oil and gas production in 1999 and 64% of its proved oil and gas reserves at year end.

     Basin's Gulf of Mexico properties accounted for 89% of its production in 1999 and 64% of its total proved reserve quantities at the end of the year. Basin's proved reserves in the Gulf of Mexico at the end of 1999 were distributed among 25 properties in which Basin owned working interests ranging from 8% to 100%, averaging 51%. Basin operates 16 of the 25 properties and these 16 properties accounted for approximately two-thirds of Basin's total proved reserves in the Gulf of Mexico at the end of 1999.

     Most of the proved reserves value attributed to Basin's onshore assets as of December 31, 1999 was concentrated in six fields in the Powder River and Green River Basins. This value was broadly distributed among approximately 200 producing wells and a number of undeveloped locations.

     Basin has grown since 1996 primarily through its exploratory drilling activities. As of December 31, 1999, Basin had assembled undeveloped leasehold positions totaling 313,061 gross acres, or 193,013 net acres, and had acquired the rights to Gulf of Mexico 3-D seismic data covering more than 1,100 lease blocks and 2-D data covering approximately 375,000 miles.

     At November 20, 2000, Basin had 78 employees, including 11 employed in field operations and 67 employed in its Denver headquarters or Houston division office. Basin's corporate headquarters is located at 1670 Broadway, Suite 2800, Denver, Colorado 80202 and its telephone number is (303) 685-8000.

     Additional information concerning Basin and its subsidiaries is included in the Basin documents filed with the SEC, which are incorporated by reference in this document. See "Where You Can Find More Information."

BUSINESS OF STONE ENERGY CORPORATION

     Stone is one of the Gulf Coast Basin's leading independent oil and gas companies. Stone is engaged in the acquisition, exploration, development and operation of oil and gas properties located onshore and in shallow waters offshore Louisiana. Stone and its predecessors have been active in the Gulf Coast Basin since 1973 and have established extensive geophysical, technical and operational expertise in this area. As of December 31, 1999, Stone had estimated proved reserves of approximately 251.6 Bcf of natural gas and 22.6 MMBbls of oil, or an aggregate of approximately 387.4 Bcfe, 80% of which was classified as proved developed. Stone currently operates all of its 21 properties, which enables Stone to better control the timing, selection and costs of its drilling and producing activities.

     Stone's business strategy is to increase production, cash flow and reserves through the acquisition and development of mature properties located in the Gulf Coast Basin, either onshore or in shallow waters offshore. Since 1990, Stone has acquired interests in 21 fields in the Gulf Coast Basin from major and large independent oil and gas companies, resulting in Stone's majority ownership interests in 21 properties. Stone believes that there will continue to be numerous attractive opportunities, in addition to the merger with Basin, to acquire properties in the Gulf Coast Basin due to the increased focus by major and large independent companies on projects in deeper waters and in foreign countries.

     As of November 20, 2000, Stone had 139 full time employees. Stone's corporate headquarters is located at 625 East Kaliste Saloom Road, Lafayette, Louisiana 70508, and its telephone number is (337) 237-0410. Stone also has offices in New Orleans, Louisiana and Houston, Texas.

     Additional information concerning Stone and its subsidiaries is included in the Stone documents filed with the SEC, which are incorporated by reference in this document. See "Where You Can Find More Information."

PARTNER ACQUISITION CORP.

     Partner Acquisition Corp., a Delaware corporation, is a newly-formed, wholly-owned subsidiary of Stone Energy Corporation formed for the purpose of effecting the merger. Partner Acquisition Corp. has no employees.

     Partner Acquisition Corp.'s headquarters are located at 625 East Kaliste Saloom Road, Lafayette, Louisiana 70508, and its telephone number is (337) 237-0410.

                            STONE ENERGY CORPORATION
                         CONDENSED UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

     On October 28, 2000, Stone and Basin entered into a definitive merger agreement, under which Basin common stockholders will receive .3974 of a share of Stone common stock for each share of Basin common stock they own. The transaction is subject to approval by the stockholders of both companies and to customary regulatory approval.

     The following condensed unaudited pro forma combined financial statements are presented to give effect to the merger between Stone and Basin based on the pooling of interests method of accounting at the exchange ratio of .3974 of a share of Stone common stock for each share of Basin common stock. The unaudited pro forma balance sheet data are presented as if the merger was effective on September 30, 2000. The unaudited pro forma statements of operations data are presented as if the merger was effective as of the beginning of the earliest period presented. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the combined company that would have actually occurred had the merger been effective during the periods presented or of the future financial position or future results of operations of the combined company.

     The unaudited pro forma combined statements of operations exclude non-recurring charges directly attributable to the merger (estimated at $24 million), substantially all of which will be charged to operations in the quarter in which the merger is consummated. The unaudited pro forma combined balance sheet has been adjusted to reflect the assumed after-tax impact of such non-recurring charges. You should read the condensed unaudited pro forma combined financial statements in conjunction with the historical consolidated financial statements and accompanying notes of Stone and Basin incorporated by reference in this document.

                            STONE ENERGY CORPORATION
              CONDENSED UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000
                             (AMOUNTS IN THOUSANDS)

                                              HISTORICAL
                                          -------------------                    PRO FORMA
                                           STONE      BASIN     ADJUSTMENTS    COMBINED STONE
                                          --------   --------   -----------    --------------
                 ASSETS
----------------------------------------
Current assets:
  Cash and cash equivalents.............  $ 64,379   $  4,519    $                $ 68,898
  Marketable securities, at market......       300         --                          300
  Accounts receivable...................    53,916     25,234                       79,150
  Other current assets..................       130      3,825                        3,955
                                          --------   --------    --------         --------
          Total current assets..........   118,725     33,578                      152,303

Oil and gas properties, net:
  Proved................................   395,508    227,522      18,701(1)       641,731
  Unevaluated...........................    19,617     36,972                       56,589
Building and land, net..................     4,792         --                        4,792
Fixed assets, net.......................     2,952      1,385                        4,337
Other assets, net.......................     3,388        714                        4,102
                                          --------   --------    --------         --------
          Total assets..................  $544,982   $300,171    $ 18,701         $863,854
                                          ========   ========    ========         ========
            LIABILITIES AND
          STOCKHOLDERS' EQUITY
----------------------------------------
Current liabilities:
  Accounts payable to vendors...........  $ 47,391   $ 11,568    $                $ 58,959
  Undistributed oil and gas proceeds....    27,161      8,949                       36,110
  Other accrued liabilities.............     4,141     19,900      24,000(2)        48,041
                                          --------   --------    --------         --------
          Total current liabilities.....    78,693     40,417      24,000          143,110
Long-term debt..........................   100,000     48,000                      148,000
Production payments.....................    12,549         --                       12,549
Deferred tax liability..................    27,679     10,852      (5,180)(2)       39,896
                                                                    6,545(1)
Other long-term liabilities.............     1,196        779                        1,975
                                          --------   --------    --------         --------
          Total liabilities.............   220,117    100,048      25,365          345,530
                                          --------   --------    --------         --------
Common stock............................       185        185        (111)(3)          259
Paid-in capital.........................   257,951    179,903         111(3)       437,965
Retained earnings.......................    66,729     20,035     (18,820)(2)       80,100
                                                                   12,156(1)
                                          --------   --------    --------         --------
          Total stockholders' equity....   324,865    200,123      (6,664)         518,324
                                          --------   --------    --------         --------
          Total liabilities and
            stockholders' equity........  $544,982   $300,171    $ 18,701         $863,854
                                          ========   ========    ========         ========

   See accompanying notes to condensed unaudited pro forma combined financial statements.

                            STONE ENERGY CORPORATION
         CONDENSED UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               HISTORICAL
                                           ------------------                    PRO FORMA
                                            STONE      BASIN    ADJUSTMENTS    COMBINED STONE
                                           --------   -------   -----------    --------------
Revenues:
  Oil and gas production.................  $177,839   $84,007     $               $261,846
  Other revenue..........................     2,705       167                        2,872
                                           --------   -------     -------         --------
          Total revenues.................   180,544    84,174                      264,718
                                           --------   -------     -------         --------
Expenses:
  Normal lease operating expenses........    19,563    10,081                       29,644
  Major maintenance expenses.............     5,046        --                        5,046
  Production taxes.......................     4,301     1,367                        5,668
  Depreciation, depletion and
     amortization........................    56,528    31,869      (4,010)(1)       84,387
  Interest...............................     6,263       586                        6,849
  General and administrative expenses....     5,357     4,932                       10,289
                                           --------   -------     -------         --------
          Total expenses.................    97,058    48,835      (4,010)         141,883
                                           --------   -------     -------         --------
Net income before income taxes...........    83,486    35,339       4,010          122,835
                                           --------   -------     -------         --------
Income tax provision:
  Current................................       272        --                          272
  Deferred...............................    28,948    10,852       2,920(4)        42,720
                                           --------   -------     -------         --------
          Total income taxes.............    29,220    10,852       2,920           42,992
                                           --------   -------     -------         --------
Net income...............................  $ 54,266   $24,487     $ 1,090         $ 79,843
                                           ========   =======     =======         ========
Earnings per common share:
  Basic earnings per share...............  $   2.95   $  1.32                     $   3.10
                                           ========   =======     =======         ========
  Diluted earnings per share.............  $   2.89   $  1.30                     $   3.04
                                           ========   =======     =======         ========
  Average shares outstanding.............    18,421    18,497                       25,772
                                           ========   =======     =======         ========
  Diluted shares outstanding.............    18,796    18,826                       26,277
                                           ========   =======     =======         ========

   See accompanying notes to condensed unaudited pro forma combined financial statements.

                            STONE ENERGY CORPORATION
         CONDENSED UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                HISTORICAL
                                            ------------------                   PRO FORMA
                                             STONE      BASIN    ADJUSTMENTS   COMBINED STONE
                                            --------   -------   -----------   --------------
Revenues:
  Oil and gas production..................  $106,858   $52,750     $              $159,608
  Other revenue...........................     1,361        83                       1,444
                                            --------   -------     -------        --------
          Total revenues..................   108,219    52,833                     161,052
                                            --------   -------     -------        --------
Expenses:
  Normal lease operating expenses.........    16,026     8,352                      24,378
  Major maintenance expenses..............       618        --                         618
  Production taxes........................     2,168       537                       2,705
  Depreciation, depletion and
     amortization.........................    50,708    29,130      (1,473)(1)      78,365
  Interest................................    10,677     2,195                      12,872
  General and administrative expenses.....     4,335     5,153                       9,488
                                            --------   -------     -------        --------
          Total expenses..................    84,532    45,367      (1,473)        128,426
                                            --------   -------     -------        --------
Net income before income taxes............    23,687     7,466       1,473          32,626
                                            --------   -------     -------        --------
Income tax provision:
  Current.................................         5        --                           5
  Deferred................................     8,303        --       3,111(4)       11,414
                                            --------   -------     -------        --------
          Total income taxes..............     8,308        --       3,111          11,419
                                            --------   -------     -------        --------
Net income (loss).........................  $ 15,379   $ 7,466     $(1,638)       $ 21,207
                                            ========   =======     =======        ========
Earnings per common share:
  Basic earnings per share................  $   0.97   $  0.48                    $   0.96
                                            ========   =======     =======        ========
  Diluted earnings per share..............  $   0.95   $  0.47                    $   0.94
                                            ========   =======     =======        ========
  Average shares outstanding..............    15,841    15,600                      22,040
                                            ========   =======     =======        ========
  Diluted shares outstanding..............    16,157    15,943                      22,493
                                            ========   =======     =======        ========

   See accompanying notes to condensed unaudited pro forma combined financial statements.

                            STONE ENERGY CORPORATION
              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                HISTORICAL
                                            ------------------                   PRO FORMA
                                             STONE      BASIN    ADJUSTMENTS   COMBINED STONE
                                            --------   -------   -----------   --------------
                                                                         (UNAUDITED)
Revenues:
  Oil and gas production..................  $146,919   $71,496    $               $218,415
  Other revenue...........................     2,215       134                       2,349
                                            --------   -------    --------        --------
          Total revenues..................   149,134    71,630                     220,764
                                            --------   -------    --------        --------
Expenses:
  Normal lease operating expenses.........    22,625    10,747                      33,372
  Major maintenance expenses..............     1,115        --                       1,115
  Production taxes........................     2,019       914                       2,933
  Depreciation, depletion and
     amortization.........................    65,803    39,494      (2,569)(1)     102,728
  Interest................................    12,840     2,279                      15,119
  General and administrative expenses.....     6,181     6,160                      12,341
                                            --------   -------    --------        --------
          Total expenses..................   110,583    59,594      (2,569)        167,608
                                            --------   -------    --------        --------
Net income before income taxes............    38,551    12,036       2,569          53,156
                                            --------   -------    --------        --------
Income tax provision:
  Current.................................        25        --                          25
  Deferred................................    12,036        --       6,544(4)       18,580
                                            --------   -------    --------        --------
          Total income taxes..............    12,061        --       6,544          18,605
                                            --------   -------    --------        --------
Net income (loss).........................  $ 26,490   $12,036    $ (3,975)       $ 34,551
                                            ========   =======    ========        ========
Earnings per common share:
  Basic earnings per share................  $   1.61   $  0.74                    $   1.51
                                            ========   =======    ========        ========
  Diluted earnings per share..............  $   1.58   $  0.72                    $   1.48
                                            ========   =======    ========        ========
  Average shares outstanding..............    16,469    16,319                      22,954
                                            ========   =======    ========        ========
  Diluted shares outstanding..............    16,789    16,676                      23,416
                                            ========   =======    ========        ========

   See accompanying notes to condensed unaudited pro forma combined financial statements.

                            STONE ENERGY CORPORATION
              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               HISTORICAL
                                           -------------------                   PRO FORMA
                                            STONE      BASIN     ADJUSTMENTS   COMBINED STONE
                                           --------   --------   -----------   --------------
                                                                         (UNAUDITED)
Revenues:
  Oil and gas production.................  $114,597   $ 48,620    $               $163,217
  Other revenue..........................     2,023         79                       2,102
                                           --------   --------    ---------       --------
          Total revenues.................   116,620     48,699                     165,319
                                           --------   --------    ---------       --------
Expenses:
  Normal lease operating expenses........    18,042      8,276                      26,318
  Major maintenance expenses.............     1,278         --                       1,278
  Production taxes.......................     2,083        770                       2,853
  Depreciation, depletion and
     amortization........................    68,187     29,775        1,090(1)      99,052
  Write-down of oil and gas properties...    89,135     38,500      (13,582)(1)     114,053
  Interest...............................    12,950      2,030                      14,980
  General and administrative expenses....     5,056      4,380                       9,436
                                           --------   --------    ---------       --------
          Total expenses.................   196,731     83,731      (12,492)       267,970
                                           --------   --------    ---------       --------
Net income (loss) before income taxes....   (80,111)   (35,032)      12,492       (102,651)
                                           --------   --------    ---------       --------
Income tax provision (benefit):
  Current................................        --         23                          23
  Deferred...............................   (28,480)    (6,555)        (916)(4)     (35,951)
                                           --------   --------    ---------       --------
          Total income taxes.............   (28,480)    (6,532)        (916)       (35,928)
                                           --------   --------    ---------       --------
Net income (loss)........................  $(51,631)  $(28,500)   $  13,408       $(66,723)
                                           ========   ========    =========       ========
Loss per common share:
  Basic loss per share...................  $  (3.43)  $  (2.06)                   $  (3.24)
                                           ========   ========    =========       ========
  Diluted loss per share.................  $  (3.43)  $  (2.06)                   $  (3.24)
                                           ========   ========    =========       ========
  Average shares outstanding.............    15,066     13,859                      20,574
                                           ========   ========    =========       ========
  Diluted shares outstanding.............    15,066     13,859                      20,574
                                           ========   ========    =========       ========

   See accompanying notes to condensed unaudited pro forma combined financial statements.

                            STONE ENERGY CORPORATION
              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                HISTORICAL
                                             -----------------                   PRO FORMA
                                              STONE     BASIN    ADJUSTMENTS   COMBINED STONE
                                             -------   -------   -----------   --------------
                                                                         (UNAUDITED)
Revenues:
  Oil and gas production...................  $69,079   $24,401    $               $93,480
  Other revenue............................    1,908       319                      2,227
                                             -------   -------    --------        -------
          Total revenues...................   70,987    24,720                     95,707
                                             -------   -------    --------        -------
Expenses:
  Normal lease operating expenses..........   10,123     4,600                     14,723
  Major maintenance expenses...............    1,844        --                      1,844
  Production taxes.........................    2,215     1,260                      3,475
  Depreciation, depletion and
     amortization..........................   28,739    10,622       1,022(1)      40,383
  Interest.................................    4,916       764                      5,680
  General and administrative expenses......    4,736     3,694                      8,430
                                             -------   -------    --------        -------
          Total expenses...................   52,573    20,940       1,022         74,535
                                             -------   -------    --------        -------
Net income (loss) before income taxes......   18,414     3,780      (1,022)        21,172
                                             -------   -------    --------        -------
Income tax provision (benefit):
  Current..................................       --      (471)                      (471)
  Deferred.................................    6,495     1,795        (409)(4)      7,881
                                             -------   -------    --------        -------
          Total income taxes...............    6,495     1,324        (409)         7,410
                                             -------   -------    --------        -------
Net income (loss)..........................  $11,919   $ 2,456    $   (613)       $13,762
                                             =======   =======    ========        =======
Earnings per common share:
  Basic earnings per share.................  $  0.79   $  0.22                    $  0.71
                                             =======   =======    ========        =======
  Diluted earnings per share...............  $  0.78   $  0.22                    $  0.70
                                             =======   =======    ========        =======
  Average shares outstanding...............   15,024    11,228                     19,486
                                             =======   =======    ========        =======
  Diluted shares outstanding...............   15,230    11,345                     19,739
                                             =======   =======    ========        =======

   See accompanying notes to condensed unaudited pro forma combined financial statements.

                            STONE ENERGY CORPORATION
                     NOTES TO CONDENSED UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION

     Stone expects to account for the merger using the pooling of interests method of accounting. Accordingly, Stone's and Basin's historical balance sheets and statements of operations will be consolidated as if the two companies had always been combined. The accompanying condensed unaudited pro forma combined balance sheet is presented as if the merger of Stone and Basin was effective as of September 30, 2000. The condensed unaudited pro forma combined statements of operations are presented as if the merger of Stone and Basin was effective as of the beginning of the earliest period presented. Under the terms of the merger agreement, Stone stockholders will retain their shares and each share of Basin common stock will be exchanged for .3974 of a share of Stone common stock.

     In the opinion of management, these pro forma combined financial statements include all adjustments necessary for a fair presentation of the condensed unaudited pro forma combined financial statements. Accounting policies used in the preparation of the pro forma statements are those disclosed in Stone's and Basin's historical consolidated financial statements, which are incorporated by reference herein. Except for the difference between Stone's historical future gross revenue method and Basin's historical units of production method for calculating depreciation, depletion and amortization of oil and gas properties, the adjustments needed to conform the accounting policies of Stone and Basin are insignificant.

     The condensed unaudited pro forma combined financial statements are not necessarily indicative either of the results that actually would have been achieved if the transactions reflected therein had been effective during the periods presented or of the results that may be obtained in the future. In preparing these pro forma statements, no adjustments have been made to reflect transactions that have occurred since the dates of the pro forma financial statements.

     The condensed unaudited pro forma combined financial statements should be read in conjunction with the description of the merger of Stone and Basin elsewhere in this document, the historical financial statements and related notes of Stone, incorporated by reference in this document, and the historical financial statements and related notes of Basin, incorporated by reference in this document.

B. PRO FORMA ADJUSTMENTS

     The condensed unaudited pro forma combined financial statements give effect to the following assumptions and adjustments:

        1. Adjustments to reflect property impairment and depreciation, depletion and amortization of oil and gas properties as if both companies had been combined as of January 1, 1997.

        2. Merger costs, including severance and related costs, fees for advisors, attorneys and other consultants and incremental direct costs of completing the merger, are estimated to be approximately $24 million (approximately $19 million after tax) substantially all of which will be charged to expense upon consummation of the merger. For the purposes of the condensed pro forma balance sheet, these transaction costs, net of the related income tax effect, have been recorded as a reduction in retained earnings. These one-time merger costs are not reflected in the condensed pro forma statements of operations since they are non-recurring in nature.

        3. The issuance by Stone of .3974 of a Stone common share for each share of Basin common stock.

        4. Adjustments to reflect the income tax provision for the pro forma combined statements of operations at an effective tax rate of 35%.

                     NOTES TO CONDENSED UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)

     Net income (loss) per average common share outstanding has been calculated based upon the pro forma weighted average number of shares outstanding for each period presented. To compute the combined company pro forma basic and diluted net income (loss) per share, Stone's historical weighted average number of basic and diluted shares outstanding were increased in each period by the historical weighted average number of Basin basic and diluted shares outstanding, multiplied by the exchange ratio of .3974.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

     As a result of the merger, the holders of Basin common stock will become holders of Stone common stock. The rights of the stockholders of Stone will be governed by applicable Delaware law, including the Delaware General Corporation Law, or DGCL, and by Stone's certificate of incorporation and by-laws.

     The following is a summary of the material differences between the rights of Stone stockholders and Basin stockholders. Because both Stone and Basin are organized under the laws of the State of Delaware, these differences arise principally from differences between the Stone certificate of incorporation and the Basin certificate of incorporation, and differences between Stone's by-laws and Basin's by-laws.

     The following summaries do not purport to provide a complete description of the specific rights of Stone stockholders under Stone's certificate of incorporation and by-laws as compared with the rights of Basin stockholders under Basin's certificate of incorporation and by-laws. The identification of specific differences in the rights of these holders as material is not intended to indicate that other equally important or more significant differences do not exist. These summaries are qualified in their entirety by reference to the governing corporate instruments of Stone and Basin to which stockholders are referred.

AUTHORIZED CAPITAL STOCK

     The total number of authorized shares of capital stock of Stone is 30,000,000, consisting of 25,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. In connection with the merger, holders of Stone common stock will vote on a proposal to amend Stone's certificate of incorporation to increase the number of authorized shares of common stock to 100,000,000 shares.

     The total number of authorized shares of capital stock of Basin is 60,000,000, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

DIRECTORS

     The board of directors of Stone has 10 members and will be increased to 11 members at the effective time of the merger to add Michael S. Smith, Chairman of the Board, President and Chief Executive Officer of Basin, to Stone's board. The Stone by-laws provide that the Stone board of directors will consist of a number of directors to be fixed from time to time by resolution of the board of directors, but in no event shall there be more than 12 directors in the aggregate. The Basin board of directors has eight members. The Basin by-laws provide that the Basin board of directors will consist of a number of directors, not less than three nor greater than 12, to be fixed from time to time exclusively by resolutions of the Basin board of directors.

     Delaware law permits, but does not require, a classified board of directors with staggered terms under which one-half to one-third of the directors are elected for terms of two or three years, respectively. Both the Basin board and the Stone board are divided into three separate classes, consisting, as nearly as possible, of equal numbers of directors, with one class being elected annually. Members of both boards of directors are elected to serve a term of three years and until their successors are elected and qualified.

AMENDMENT OF BY-LAWS

     Under Delaware law, an amendment to a corporation's by-laws requires the approval of the stockholders, unless the certificate of incorporation confers the power to amend the by-laws upon the board of directors. Delaware law requires that stockholders always have the power to make, alter or repeal by-laws, even when the directors are also delegated such power.

     The Stone certificate of incorporation expressly authorizes the Stone board of directors to adopt, amend or repeal the by-laws of the corporation or adopt new by-laws, without any action on the part of the stockholders. However, no such adoption, amendment or repeal is valid with respect to by-law provisions that have been adopted, amended, or repealed by the stockholders. Further, by-laws adopted or amended by the board and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

     The Basin certificate of incorporation provides that the Basin board of directors has the power to make, alter, amend and repeal the by-laws (except to the extent that the by-laws adopted by the stockholders shall otherwise provide). Any by-laws adopted by the Basin board may be altered, amended or repealed by the directors or the stockholders. Notwithstanding the foregoing and anything in the certificate of incorporation to the contrary, the Basin certificate provides that Articles II and III of the by-laws (concerning the registered address of the corporation, the registered agent, and the nature of the business) shall not be altered, amended or repealed without the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

AMENDMENT OF CERTIFICATE

     Under Delaware law, an amendment to the certificate of incorporation requires the approval of the corporation's board of directors and the affirmative vote of a majority of the outstanding shares entitled to vote. In addition, amendments that make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of such class, must be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights.

     The Basin certificate of incorporation further requires the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, to alter, amend, or adopt any provision inconsistent with, or repeal, both Article V of the corporation's certificate of incorporation, which deals generally with election and removal of directors, stockholder action, and by-law amendments, and Article VI, which details the higher voting requirements for certain business combinations.

REMOVAL OF DIRECTORS

     Under the Stone by-laws, any one or more directors or the entire board of directors may be removed for cause by the holders of a majority of the shares then entitled to vote at an election of directors.

     Under the Basin certificate of incorporation, any director, or the entire board of directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power or all of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) without cause by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     The Stone by-laws provide that vacancies on the Stone board of directors and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The by-laws further provide that if the Stone certificate of incorporation entitles the holders of any class or classes of stock or series thereof to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled only by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     Under the Basin certificate of incorporation, any vacancy in the board of directors, whether by an increase in the number of directors or vacancies on the board resulting from death, resignation, disqualification, removal or other cause, may be filled solely by a majority of the remaining directors then in office, even if less than a quorum of the board of directors.

     Both the Stone by-laws and the Basin certificate of incorporation provide that any director elected to fill vacancies or newly created directorships shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified.

STOCKHOLDER MEETINGS

     The Stone by-laws provide that a special meeting of stockholders for any proper purpose or purposes may be called at any time by the chairman of the board, the president, a majority of the board of directors, or a majority of the executive committee. Special meetings of the stockholders may not be called by any other person or persons. Only business within the proper purpose or purposes described in the notice required by Stone's by-laws may be conducted at a special meeting of the stockholders.

     The Basin by-laws provide that special meetings of stockholders may be called only by the chairman of the board, the president and chief executive officer, or the board of directors pursuant to a resolution approved by a majority of the entire board of directors.

QUORUM

     Pursuant to both the Stone by-laws and the Basin by-laws, a quorum for the transaction of business at any meeting of the board of directors consists of a majority of the entire board of directors.

     Under the Stone by-laws, a quorum for the transaction of business at any stockholder meeting consists of the holders of a majority of the shares of voting stock issued and outstanding and entitled to vote, present in person or represented by proxy. Pursuant to the Basin by-laws, a quorum for the transaction of business at any stockholder meeting consists of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy.

PREEMPTIVE RIGHTS

     Under Delaware law, stockholders have no preemptive rights unless such rights are provided for in the certificate of incorporation. Neither the Stone certificate nor the Basin certificate grants any preemptive rights to stockholders.

VOTING BY STOCKHOLDERS

     Under the Stone by-laws, unless otherwise required by law, the Stone certificate of incorporation or the Stone by-laws, action by Stone stockholders is taken by the vote of the holders of a majority of the votes cast, except for elections, which are determined by a plurality of the votes cast, at a meeting of stockholders at which a quorum is present.

     Pursuant to the Basin by-laws, action by Basin stockholders is taken by the vote of the holders of a majority of the stock represented and entitled to vote at a stockholders meeting at which a quorum is present, subject to applicable law, the Basin certificate of incorporation or the Basin by-laws.

STOCKHOLDER ACTION WITHOUT A MEETING

     Under Delaware law, unless otherwise provided in the certificate of incorporation, stockholders may take any action on which they are required or permitted to vote without a meeting if a written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     The Stone by-laws provide that the written consent of all of the holders of the outstanding stock entitled to vote thereon is necessary for stockholder action without a meeting. The Basin certificate of incorporation prohibits stockholder action by written consent, unless there are three or less stockholders and a written consent is signed by the holders of outstanding stock having not less than 80% of the votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

RIGHTS PLAN

     In October 1998, Stone adopted a stockholder rights plan and entered into a rights agreement with ChaseMellon Shareholder Services, L.L.C. as rights agent. Under the Stone rights agreement, one right attaches to each outstanding Stone common share. Each right, when exercisable, entitles its registered holder to purchase from Stone one one-thousandth of a share of junior participating preferred stock at an exercise price of $125.00, subject to adjustment. The rights become exercisable only if a person or entity, or the affiliates, associates, or successors thereof, acquires 15% or more of the shares of Stone common stock or announces a tender offer for 15% or more of the shares of Stone common stock, subject to certain exceptions specified in the Stone rights agreement. The rights agreement has been amended to exclude the acquisition of shares of Stone common stock by Basin, or any of its associates or affiliates, as triggering events under the plan. Neither the execution of the merger agreement nor the consummation of the transactions contemplated thereby will result in these rights being exercised, distributed or triggered.

     In February 1996, Basin adopted a stockholders rights plan and entered into a rights agreement with Corporate Stock Transfer, Inc. as rights agent. Under the Basin rights agreement, one preferred stock purchase right attaches to each share of Basin common stock. Each right, when exercisable, entitles its registered holder to purchase from Basin one one-hundredth of a share of junior participating preferred stock at an exercise price of $18.75, subject to adjustment. The rights become exercisable only if any person or entity, or the successor thereof, acquires, without the prior approval of Basin, 15% or more of the shares of the Basin common stock then outstanding or announces a tender offer for 15% or more of the shares of Basin common stock, subject to certain exceptions specified in the Basin rights agreement. The rights agreement has been amended to exclude the acquisition of shares of Basin common stock by Stone or Partner Acquisition Corp., or any of their associates or affiliates, as triggering events under the plan. Neither the execution of the merger agreement nor the consummation of the transactions contemplated thereby will result in these rights being exercised, distributed or triggered.

     The rights granted under the Stone and Basin rights agreements have similar anti-takeover effects, each causing substantial dilution to a person or group that attempts to acquire, or merge with, either company without conditioning the offer on the rights being rendered inapplicable.

BUSINESS COMBINATIONS

     Under the Delaware business combination statute, a corporation is prohibited from engaging in any business combination with an interested stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within a three-year period did own, 15% or more of the corporation's voting stock for a three-year period following the time the stockholder became an interested stockholder, unless:

     - prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder; or

     - at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least two-thirds of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

     A business combination generally includes:

     - mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder;

     - specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

     - other transactions resulting in a disproportionate financial benefit to an interested stockholder.

     The Delaware business combination statute does not apply to a corporation if the certificate of incorporation or by-laws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute.

     Stone has not adopted any provision in its certificate of incorporation or its by-laws opting out of the Delaware business combination statute or otherwise discussing business combinations with interested stockholders.

     The Basin certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Basin entitled to vote, not beneficially owned by any interested stockholder and voting together as a single class, for certain business combinations with interested stockholders:

     - any merger or consolidation of Basin or any subsidiary with (i) any interested stockholder or (ii) any other corporation which is, or after the merger or consolidation would be, an affiliate; and

     - any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any interested stockholder or any affiliate thereof of any assets of Basin or any Basin subsidiary having an aggregate fair market value equal to or greater than 15% of Basin's assets; or

     - the issuance or transfer by Basin or any Basin subsidiary of any securities of Basin or any subsidiary to any interested stockholder or any affiliate thereof in exchange for cash, securities or other property, which cash, securities or other property has an aggregate fair market value equal to or greater than 15% of Basin's assets; or

     - the adoption of any plan or proposal for the liquidation or dissolution of Basin, proposed by or on behalf of any interested stockholder or any affiliate thereof; or

     - any reclassification of securities, recapitalization, reorganization, merger or consolidation of Basin or any other transaction (whether or not involving an interested stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity security of Basin or any subsidiary which is beneficially owned by an interested stockholder or any affiliate thereof.

This two-thirds vote is not required, however, if: (1) the business combination has been approved by a majority of disinterested directors, or (2) certain price and procedure requirements, enumerated in the Basin certificate of incorporation, have been met.

     The Delaware business combination statute is not applicable to the business combination of Basin and Stone because the Basin board of directors has approved this transaction.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     Delaware law permits corporations to adopt a provision in their certificate of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care. A Delaware corporation may indemnify any person who is a party in any civil, criminal, administrative or investigative, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as such for another entity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding.

     With respect to actions by or in the right of the corporation, Delaware law authorizes indemnification of such person against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit. A person must have acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful with respect to those actions taken by or in the right of the corporation. Court approval is required as a prerequisite to indemnification of expenses for any claim as to which a person has been adjudged liable to the corporation.

     Delaware law requires indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for actions in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses prior to a determination on the merits is permitted, but not required. Any director or officer must undertake to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification. The disinterested members of the board of directors (or independent legal counsel or the stockholders) must determine, in each instance where indemnification is not required by Delaware law, that such director, officer, employee or agent is entitled to indemnification. Delaware law provides that the indemnification provided by statute is not exclusive.

     The Stone certificate of incorporation provides that the directors of Stone are not personally liable to Stone or its stockholders for damages for breach of duty as a director, except for such liability as is expressly not subject to limitation under the DGCL. The Stone by-laws provide that Stone shall, to the fullest extent permitted by law, indemnify any person, or such person's heirs, executor, or administrator, who is or was or has agreed to become a director or officer, or is or was serving or has agreed to serve at the request of Stone as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as officer or director or in any other capacity while serving or having agreed to serve as an officer or director. Indemnification is possible when such person is made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or elected officer of Stone or is serving or served such other organization in any capacity, against all reasonable expense, liability and loss (including without limitation, attorneys' fees, judgments, fines, excise or similar taxes, punitive damages or penalties and amounts paid or to be paid in settlement) actually incurred by such person in connection with such proceeding, provided that such proceeding (or part thereof) was authorized by the board of directors. The Stone by-laws expressly acknowledge that such indemnification could involve indemnification for negligence or under theories of strict liability. Stone may, by action of its board of directors, indemnify employees and agents of the corporation with the same scope and effect as the indemnification of directors and officers.

     The Basin certificate of incorporation provides that Basin shall indemnify, to the fullest extent permitted by Delaware law, any person against all liability and expense incurred because such person was a director or officer of Basin, or while serving as a director or officer of Basin, he or she is or was serving at the request of Basin as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of another corporation, partnership, joint venture, association or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. No director will be personally liable for monetary damages for breach of fiduciary duties, except for liability for (a) any breach of the director's duty of loyalty to Basin or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions from which the director derived an improper personal benefit. These provisions do not preclude Basin from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application. The Basin by-laws provide that any indemnification and advancement of expenses will continue as to a person who is no longer a director or officer and will inure to the heirs, executors, and administrators of such person.

                             PROPOSED AMENDMENT TO
                      STONE'S CERTIFICATE OF INCORPORATION

     Stone's board of directors has approved a proposal authorizing an amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock. The certificate of amendment to effect this increase is in the form attached to this joint proxy statement/prospectus as Annex D. Approval of this proposed amendment requires the affirmative vote of the holders of a majority of all outstanding shares of Stone's common stock. Approval of the proposal to amend Stone's certificate of incorporation is a prerequisite to approval of the proposal for the share issuance.

     Stone is currently authorized to issue up to 30,000,000 shares of capital stock, of which 5,000,000 are shares of preferred stock, $0.01 par value per share, and 25,000,000 are shares of common stock, $0.01 par value per share. The proposed amendment would increase the authorized shares of Stone's capital stock to 105,000,000, which would consist of 5,000,000 shares of preferred stock, $0.01 par value per share, and 100,000,000 shares of common stock, $0.01 par value per share.

     The adoption of the amendment to Stone's certificate of incorporation is a prerequisite to the issuance of shares of Stone common stock in connection with the merger and is intended to facilitate the issuance of shares of Stone common stock in the future upon the exercise of options or for other purposes determined by Stone's board of directors to be in the best interests of Stone and its stockholders.

     The principal effect of the issuance of shares of Stone common stock in connection with the merger and any additional issuances of shares of Stone common stock in the future is to dilute the relative ownership interests of Stone stockholders. In the merger, Basin stockholders will become Stone stockholders and will own approximately 29% of the shares of Stone common stock that are outstanding immediately after the merger. Current Stone stockholders will own the remaining approximately 71%. After giving effect to the amendment proposal, and taking into account such shares of Stone common stock to be issued in connection with the merger, approximately 71 million shares of Stone common stock will be available for future issuance by the board of directors without further action by the stockholders. Potential uses of the additional authorized shares may include a stock split, which Stone has considered from time to time, and using the Stone stock as consideration in any future acquisitions of assets or other businesses.

     Assuming the certificate amendment is approved and implemented, the certificate of amendment amending Stone's certificate of incorporation will be filed with the Secretary of State of Delaware as promptly as practicable thereafter. The amendment would become effective as of the close of business on the date of such filing.

                             LEGAL AND TAX MATTERS

     The validity of the shares of Stone common stock to be issued in the merger will be passed upon for Stone by Vinson & Elkins L.L.P., counsel to Stone. Vinson & Elkins L.L.P. will also render an opinion that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     Brobeck, Phleger & Harrison LLP, counsel to Basin, will render an opinion that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

                                    EXPERTS

     The financial statements of Stone as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     With respect to the unaudited interim financial information for the quarters ended September 30, 2000 and 1999, June 30, 2000 and 1999 and March 31, 2000 and 1999, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated financial statements of Basin incorporated by reference in this joint proxy statement/ prospectus, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Arthur Andersen LLP, current independent certified accountants of Stone and Basin, expect to be present at the Stone and Basin special meetings and will be available to respond to appropriate questions from Stone and Basin stockholders, respectively, in attendance. Although these representatives have stated that they do not intend to make any statements at the Stone or Basin special meetings, they will have the opportunity to do so.

                                 OTHER MATTERS

     Pursuant to the Stone by-laws, the business that may be conducted at the Stone special meeting is confined to the purposes described in the notice of special meeting of stockholders that accompanies this document.

     Pursuant to Basin's by-laws, the business that may be conducted at the Basin special meeting is confined to the purposes described in the notice of special meeting of stockholders that accompanies this document.

                             STOCKHOLDER PROPOSALS

     Any Stone stockholder who intends to present a proposal at Stone's 2001 annual meeting of stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must have been received by the Secretary of Stone at its principal executive offices not later than November 30, 2000. Stone will not be required to include in its proxy statement a form of proxy or stockholder proposal received after that date or that otherwise fails to meet the requirements for stockholder proposals established by regulations of the SEC.

     If the merger is consummated as currently contemplated, there will be no 2001 annual meeting of Basin stockholders. However, if it is not consummated as intended, any Basin stockholder who intends to present a proposal at Basin's 2001 annual meeting of stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Secretary of Basin at its principal executive offices not less than ninety days or more than one hundred twenty days prior to the date of that meeting. Basin's 2000 annual meeting was held on May 11, 2000, and Basin expects that, if held, its 2001 annual meeting would be held on or about May 11, 2001. Basin will not be required to include in its proxy statement a form of proxy or stockholder proposal that is received after that date or that otherwise fails to meet the requirements for stockholder proposals established by regulations of the SEC.

                      WHERE YOU CAN FIND MORE INFORMATION

     Stone has filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the issuance of the shares of Stone common stock in the merger to Basin stockholders. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Stone and Basin. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document. You can inspect and copy the registration statement at the addresses below or you can review it on the SEC's website as set forth below.

     In addition, Stone and Basin file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

Public Reference Room        New York Regional Office      Chicago Regional Office
450 Fifth Street, N.W.       7 World Trade Center          Citicorp Center
Room 1024                    Suite 1300                    500 West Madison Street
Washington, D.C. 20549       New York, New York 10048      Suite 1400
                                                           Chicago, Illinois
                                                           60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Stone and Basin, who file electronically with the SEC. The address of that website is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Stone at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and about Basin at the offices of the National Association of Securities Dealers, 1735 K Street, Washington, D.C. 20006.

     The SEC allows Stone and Basin to incorporate by reference information into this document. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC and not included in, or delivered with, this document. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

     This document incorporates by reference the documents listed below that Stone and Basin have previously filed with the SEC. They contain important information about our companies and their financial condition. Some of these filings have been amended by later filings, which are also listed.

STONE COMMISSION FILINGS
(FILE NO. 001-12074)                                        DESCRIPTION OR PERIOD
------------------------                                    ---------------------
Quarterly Report on Form 10-Q................   Quarter Ended September 30, 2000
Quarterly Report on Form 10-Q................   Quarter Ended June 30, 2000
Quarterly Report on Form 10-Q................   Quarter Ended March 31, 2000
Proxy Statement on Schedule 14A..............   For Stone's 2000 annual meeting of
                                                stockholders held on May 18, 2000
Annual Report on Form 10-K...................   Year Ended December 31, 1999
Current Report on Form 8-K...................   Press release, dated October 30, 2000,
                                                announcing merger agreement between Stone and
                                                Basin

BASIN COMMISSION FILINGS
(FILE NO. 000-20125)                                        DESCRIPTION OR PERIOD
------------------------                                    ---------------------
Quarterly Report on Form 10-Q................   Quarter Ended September 30, 2000
Quarterly Report on Form 10-Q................   Quarter Ended June 30, 2000
Quarterly Report on Form 10-Q................   Quarter Ended March 31, 2000
Proxy Statement on Schedule 14A..............   For Basin's 2000 annual meeting of
                                                stockholders   held on May 11, 2000
Annual Report on Form 10-K...................   Year Ended December 31, 1999
Current Report on Form 8-K...................   Report of merger agreement dated as of
                                                October 28, 2000 among Stone, Basin and
                                                Partner Acquisition Corp.

     Stone and Basin incorporate by reference additional documents that either company may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the dates of the Stone special meeting and the Basin special meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through Stone or Basin, as the case may be, or from the SEC through the SEC's website at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference as an exhibit in this document by requesting them in writing or by telephone from the appropriate company at the following address:

FOR STONE STOCKHOLDERS:  FOR BASIN STOCKHOLDERS:
Stone Energy             Basin Exploration, Inc.
Corporation              1670 Broadway, Suite
625 East Kaliste Saloom  2800
Road                     Denver, Colorado 80202
Lafayette, Louisiana     (303) 685-8000
70508
(337) 237-0410

     If you would like to request documents, please do so by January 16, 2001 to receive them before the special meetings. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS OUR COMPANIES HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU LIVE IN A JURISDICTION IN WHICH IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF OCTOBER 28, 2000,
                                  BY AND AMONG

                            STONE ENERGY CORPORATION
                           PARTNER ACQUISITION CORP.
                                      AND
                            BASIN EXPLORATION, INC.

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
AGREEMENT AND PLAN OF MERGER......................................................     1
ARTICLE I. THE MERGER.............................................................     1
SECTION 1.01          Effective Time Of The Merger................................     1
SECTION 1.02          Closing.....................................................     2
SECTION 1.03          Effects Of The Merger.......................................     2
SECTION 1.04          Directors And Officers......................................     2
ARTICLE II. CONVERSION OF SECURITIES..............................................     2
SECTION 2.01          Conversion Of Capital Stock.................................     2
SECTION 2.02          Exchange Of Certificates....................................     3
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF COMPANY............................     6
SECTION 3.01          Organization Of Company.....................................     6
SECTION 3.02          Company Capital Structure...................................     6
SECTION 3.03          Authority; No Conflict; Required Filings And Consents.......     7
SECTION 3.04          SEC Filings; Financial Statements...........................     8
SECTION 3.05          No Undisclosed Liabilities; Suspense Accounts...............     9
SECTION 3.06          Absence Of Certain Changes Or Events........................     9
SECTION 3.07          Taxes.......................................................    10
SECTION 3.08          Properties..................................................    11
SECTION 3.09          Intellectual Property.......................................    12
SECTION 3.10          Contracts...................................................    12
SECTION 3.11          Investigations; Litigation..................................    13
SECTION 3.12          Environmental Matters.......................................    13
SECTION 3.13          Employee Benefit Plans......................................    14
SECTION 3.14          Compliance With Laws........................................    16
SECTION 3.15          Tax Matters.................................................    16
SECTION 3.16          Labor Matters...............................................    16
SECTION 3.17          Insurance...................................................    17
SECTION 3.18          No Existing Discussions.....................................    17
SECTION 3.19          Opinion Of Financial Advisor................................    17
SECTION 3.20          Section 203 Of The DGCL Not Applicable......................    17
SECTION 3.21          Oil And Gas Reserves........................................    17
SECTION 3.22          Take-Or-Pay Deliveries......................................    18
SECTION 3.23          Hedging.....................................................    18
SECTION 3.24          Required Vote of Company Stockholders.......................    18
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARTNER.............................    18
SECTION 4.01          Organization Of Partner And Merger Sub......................    18
SECTION 4.02          Partner Capital Structure...................................    19
SECTION 4.03          Authority; No Conflict; Required Filings And Consents.......    19
SECTION 4.04          SEC Filings; Financial Statements...........................    20
SECTION 4.05          No Undisclosed Liabilities; Suspense Accounts...............    21
SECTION 4.06          Absence Of Certain Changes Or Events........................    21
SECTION 4.07          Taxes.......................................................    22
SECTION 4.08          Properties..................................................    22
SECTION 4.09          Intellectual Property.......................................    23
SECTION 4.10          Contracts...................................................    23
SECTION 4.11          Investigations; Litigation..................................    24
SECTION 4.12          Environmental Matters.......................................    24
SECTION 4.13          Employee Benefit Plans......................................    25

                                                                                     PAGE
                                                                                     ----
SECTION 4.14          Compliance With Laws........................................    26
SECTION 4.15          Tax Matters.................................................    26
SECTION 4.16          Opinion Of Financial Advisor................................    26
SECTION 4.17          Oil And Gas Reserves........................................    26
SECTION 4.18          Take-Or-Pay Deliveries......................................    27
SECTION 4.19          Hedging.....................................................    27
SECTION 4.20          Required Vote of Partner Stockholders.......................    27
ARTICLE V. CONDUCT OF BUSINESS....................................................    27
SECTION 5.01          Covenants Of Company........................................    27
SECTION 5.02          Covenants Of Partner........................................    30
SECTION 5.03          Cooperation.................................................    30
ARTICLE VI. ADDITIONAL AGREEMENTS.................................................    30
SECTION 6.01          No Solicitation.............................................    30
SECTION 6.02          Joint Proxy Statement/Prospectus; Registration Statement....    31
SECTION 6.03          Quotation On Stock Exchanges................................    32
SECTION 6.04          Access To Information.......................................    32
SECTION 6.05          Stockholders Meetings.......................................    32
SECTION 6.06          Legal Conditions To Merger..................................    33
SECTION 6.07          Public Disclosure...........................................    34
SECTION 6.08          Tax-Free Reorganization.....................................    34
SECTION 6.09          Affiliate Agreements........................................    34
SECTION 6.10          New York Stock Exchange Quotation...........................    34
SECTION 6.11          Stock Plans.................................................    34
SECTION 6.12          Brokers Or Finders..........................................    36
SECTION 6.13          Indemnification.............................................    36
SECTION 6.14          Benefit Matters.............................................    36
SECTION 6.15          Registration Statement; Joint Proxy Statement/Prospectus....    38
SECTION 6.16          Pooling Accounting..........................................    39
ARTICLE VII. CONDITIONS TO MERGER.................................................    39
SECTION 7.01          Conditions To Each Party's Obligation To Effect The
                      Merger......................................................    39
SECTION 7.02          Additional Conditions To Obligations Of Partner And Merger
                      Sub.........................................................    40
SECTION 7.03          Additional Conditions To Obligations Of Company.............    40
ARTICLE VIII. TERMINATION AND AMENDMENT...........................................    41
SECTION 8.01          Termination.................................................    41
SECTION 8.02          Effect Of Termination.......................................    42
SECTION 8.03          Fees And Expenses...........................................    42
SECTION 8.04          Amendment...................................................    42
SECTION 8.05          Extension; Waiver...........................................    43
ARTICLE IX. MISCELLANEOUS.........................................................    43
SECTION 9.01          Nonsurvival Of Representations, Warranties And Agreements...    43
SECTION 9.02          Notices.....................................................    43
SECTION 9.03          Definitions.................................................    44
SECTION 9.04          Interpretation..............................................    44
SECTION 9.05          Counterparts................................................    45
SECTION 9.06          Entire Agreement; No Third Party Beneficiaries..............    45
SECTION 9.07          Governing Law...............................................    45
SECTION 9.08          Assignment..................................................    45
SECTION 9.09          Severability................................................    45

                             EXHIBITS AND APPENDIX

Exhibit A-1.........  Form of Company Voting Agreement
Exhibit A-2.........  Form of Partner Voting Agreement
Appendix 1.04(c)....  Non-Competition Term Sheet

                            TABLES OF DEFINED TERMS

                                                               CROSS-REFERENCE
TERMS                                                           IN AGREEMENT
-----                                                          ---------------
Acquisition Proposal........................................   Section 6.01
Affiliate...................................................   Section 6.09
Affiliate Agreement.........................................   Section 6.09
Agreement...................................................   Preamble
Bankruptcy and Equity Exception.............................   Section 3.03(a)
Certificate of Merger.......................................   Section 1.01
Closing.....................................................   Section 1.02
Closing Date................................................   Section 1.02
Company.....................................................   Preamble
Company Balance Sheet.......................................   Section 3.04(b)
Company Certificates........................................   Section 2.02(b)
Company Common Stock........................................   Section 2.01(b)
Company Disclosure Schedule.................................   Article III
Company Employee Plans......................................   Section 3.13(a)
Company Material Adverse Effect.............................   Section 9.03(a)
Company Material Contracts..................................   Section 3.10
Company Payout Balances.....................................   Section 3.21
Company Preferred Stock.....................................   Section 3.02(a)
Company Reserve Report......................................   Section 3.21
Company Stock Option........................................   Section 6.11(a)
Company SEC Reports.........................................   Section 3.04(a)
Company Stockholders' Meeting...............................   Section 6.15
Company Voting Agreements...................................   Preamble
Confidentiality Agreement...................................   Section 6.01
Continuing Employees........................................   Section 6.14(b)
Costs.......................................................   Section 6.13(a)
Current Premium.............................................   Section 6.13(b)
DGCL........................................................   Section 1.01
Effective Time..............................................   Section 1.01
Environmental Law...........................................   Section 3.12(b)
ERISA.......................................................   Section 3.13(a)
ERISA Affiliate.............................................   Section 3.13(a)
Exchange Act................................................   Section 3.03(c)
Exchange Agent..............................................   Section 2.02(a)
Exchange Fund...............................................   Section 2.02(a)
Exchange Ratio..............................................   Section 2.01(c)
Governmental Entity.........................................   Section 3.03(c)
Hazardous Substance.........................................   Section 3.12(c)
HSR Act.....................................................   Section 3.03(c)
Incentive Plan..............................................   Section 3.02(a)
Indemnified Parties.........................................   Section 6.13(a)
Internal Revenue Code.......................................   Preamble
IRS.........................................................   Section 3.07(b)
Joint Proxy Statement.......................................   Section 6.15
Liens.......................................................   Section 3.08
Litigation Matters..........................................   Section 3.11
Merger......................................................   Preamble
Order.......................................................   Section 6.06(b)
Outside Date................................................   Section 8.01(b)

                                                               CROSS-REFERENCE
TERMS                                                           IN AGREEMENT
-----                                                          ---------------
Partner.....................................................   Preamble
Partner Acquisition Proposal................................   Section 9.03(c)
Partner Balance Sheet.......................................   Section 4.04(b)
Partner Common Stock........................................   Section 2.01(b)
Partner Disclosure Schedule.................................   Article IV
Partner Employee Plans......................................   Section 4.13(a)
Partner Material Adverse Effect.............................   Section 9.03(b)
Partner Material Contracts..................................   Section 4.10
Partner Payout Balances.....................................   Section 4.21
Partner Preferred Stock.....................................   Section 4.02(a)
Partner Reserve Report......................................   Section 4.21
Partner SEC Reports.........................................   Section 4.04(a)
Partner Stock Plans.........................................   Section 4.02(a)
Partner Stockholders' Meeting...............................   Section 6.15
Partner Voting Agreements...................................   Preamble
Partner Voting Proposal.....................................   Section 6.05
Performance Share Plan......................................   Section 3.02(a)
Permits.....................................................   Section 3.14
Registration Statement......................................   Section 6.15
Retention Policy............................................   Section 3.06
Rights Agreement............................................   Section 3.02(a)
Rule 145....................................................   Section 6.09
SEC.........................................................   Section 3.03(c)
Securities Act..............................................   Section 3.04(a)
Subsidiary..................................................   Section 3.01
Superior Proposal...........................................   Section 6.01
Surviving Corporation.......................................   Section 1.03
Tax.........................................................   Section 3.07(a)
Taxes.......................................................   Section 3.07(a)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of October 28, 2000, by and among Stone Energy Corporation, a Delaware corporation ("Partner"), Partner Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Partner ("Merger Sub"), and Basin Exploration, Inc., a Delaware corporation ("Company").

     WHEREAS, the Boards of Directors of Partner and Company deem it advisable and in the best interests of each corporation and its respective stockholders that Partner and Company combine in order to advance the long-term business interests of Partner and Company and each Board of Directors has recommended that its respective stockholders approve the transactions contemplated hereby;

     WHEREAS, the combination of Partner and Company shall be effected by the terms of this Agreement through a merger in which the stockholders of Company will become stockholders of Partner (the "Merger");

     WHEREAS, as soon as practicable after the execution of this Agreement, as a condition to the willingness of Partner to enter into this Agreement, the members of the Board of Directors of Company, in their capacity as stockholders, are entering into a Voting Agreement, dated as of the date hereof, with Partner, a copy of which is attached to this Agreement as Exhibit A-1 (the "Company Voting Agreement"), providing for, among other things, the agreement of such stockholders to vote their respective shares of capital stock of Company in favor of the approval and adoption of this Agreement and the Merger at the Company Stockholders' Meeting (as defined herein);

     WHEREAS, as soon as practicable after the execution of this Agreement, as a condition to the willingness of Company to enter into this Agreement, the members of the Board of Directors of Partner, in their capacity as stockholders, are entering into a Voting Agreement, dated as of the date hereof, with Company, a copy of which is attached to this Agreement as Exhibit A-2 (the "Partner Voting Agreement") providing for among other things, the agreement of such stockholders to vote their respective shares of capital stock of Partner in favor of any required amendment to Partner's certificate of incorporation and the issuance of the shares of Partner Common Stock (as defined herein) in connection with the Merger at the Partner Stockholders' Meeting (as defined herein);

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I.

                                   THE MERGER

SECTION 1.01  Effective Time of the Merger.

     Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such form as is required by the relevant provisions of the Delaware General Corporation Law (the "DGCL") shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.03) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as early as practicable on the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

SECTION 1.02  Closing.

     The closing of the Merger (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by Partner and Company, which shall be no later than the second business day after satisfaction or waiver (as provided by Section 8.05) of the latest to occur of the conditions set forth in Article VII(other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) (the "Closing Date"), at the offices of Brobeck, Phleger & Harrison LLP, Broomfield, Colorado, unless another date, place or time is agreed to in writing by Partner and Company.

SECTION 1.03  Effects of the Merger.

     At the Effective Time (i) the separate corporate existence of Merger Sub shall cease and Merger Sub shall be merged with and into Company (Company following the Merger is sometimes referred to below as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Merger Sub shall be amended so that Article I of such Certificate of Incorporation reads in its entirety as follows: "The name of the Corporation is Basin Exploration, Inc.," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

     The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall be a direct wholly-owned subsidiary of Partner.

SECTION 1.04  Directors and Officers.

     (a) The directors and officers of Merger Sub, immediately prior to the Effective Time, shall be the initial officers and directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     (b) Partner shall take such action so that, upon the Effective Time, Michael S. Smith shall become a member of Partner's Board of Directors as a Class II Director whose term shall expire in 2001 (whereupon he will be renominated by Partner as a Class II director for another term). Without limiting the foregoing, if necessary to comply with this Section 1.04, Partner shall cause the number of directors that shall constitute the Partner Board of Directors to be increased by resolution of the Partner Board of Directors.

     (c) At or prior to the Effective Time, Partner shall, and Company shall use its reasonable best efforts to cause Michael S. Smith to, enter into a non-competition agreement, in form and substance reasonably satisfactory to Partner and Michael S. Smith, reflecting the terms set forth on Appendix 1.04(c) hereto, and which shall become effective as set forth therein.

                                  ARTICLE II.

                            CONVERSION OF SECURITIES

SECTION 2.01  Conversion of Capital Stock.

     As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock (as defined in Section 2.01(b)) or capital stock of Merger Sub:

          (a) Capital Stock of Merger Sub. Each issued and outstanding share of the capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Partner-Owned Stock. All shares of Common Stock, par value $0.01 per share, of Company ("Company Common Stock") that are owned by Company as treasury stock and any shares of Company Common Stock owned by Partner, Merger Sub or any other wholly-owned Subsidiary (as defined in Section 3.01) of Partner or of Company shall be cancelled and retired and shall cease to exist and no stock of Partner or other consideration shall be delivered in exchange therefor. All shares of Common Stock, par value $0.01 per share, of Partner ("Partner Common Stock") owned by Company or any other holder thereof shall be unaffected by the Merger.

          (c) Exchange Ratio for Company Common Stock. (i) Subject to Section 2.02, each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.01(b)) shall be converted into the right to receive .3974 of a share of Partner Common Stock (the "Exchange Ratio").

             (i) As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates that immediately prior to the Effective Time represented such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Partner Common Stock and any cash in lieu of fractional shares of Partner Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest.

             (ii) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Partner Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted to reflect the economic effects intended by this Section 2.01(c).

Section 2.02  Exchange of Certificates.

     The procedures for exchanging outstanding shares of Company Common Stock for Partner Common Stock pursuant to the Merger are as follows:

          (a) Exchange Agent. As of the Effective Time, Partner shall deposit with a bank or trust company designated by Partner and Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, certificates representing the shares of Partner Common Stock (such shares of Partner Common Stock, together with any cash necessary to pay dividends or distributions with respect thereto and to make payments in lieu of any fractional shares as provided below, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
     Section 2.01 in exchange for outstanding shares of Company Common Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive shares of Partner Common Stock plus cash in lieu of fractional shares, if any, of Partner Common Stock as provided below, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Partner and Company may reasonably specify) and (ii) instructions for effecting the surrender of the Company Certificates in exchange for certificates representing shares of Partner Common Stock (plus cash in lieu of fractional shares, if any, of Partner Common Stock as provided below). Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Partner, together with such letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Partner Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and cash in lieu of any fractional share of Partner Common Stock as provided below, and the Company Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of Company, a certificate representing the proper number of shares of Partner Common Stock may be issued to a transferee if the Company Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Partner Common Stock and cash, if any, in lieu of any fractional shares of Partner Common Stock as contemplated by this Section 2.02. No interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article II.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Partner Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Partner Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the certificates representing whole shares of Partner Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Partner Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Partner Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Partner Common Stock. Partner shall make available to the Exchange Agent, as needed, cash for these purposes.

          (d) No Further Ownership Rights in Company Common Stock. All shares of Partner Common Stock issued upon the surrender for exchange of Company Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or subsection (e) of this Section 2.02) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Company on such shares of Company Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time. At the Effective Time, holders of Company Certificates shall cease to have any rights as stockholders of Company, the stock transfer books of Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.02.

          (e) No Fractional Shares. No certificate or scrip representing fractional shares of Partner Common Stock shall be issued upon the surrender for exchange of Company Certificates, no dividend or distribution of Partner shall relate to such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Partner. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Partner Common Stock (after taking into account all Company Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Partner Common Stock multiplied by the average of the last reported sales prices of Partner Common Stock, as reported on the New York Stock Exchange Transaction Tape (as reported in The Wall Street Journal, or if not reported thereby, any other authoritative source) on each of the ten (10) trading days immediately preceding the date of the Effective Time.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Certificates for one hundred eighty (180) days after the Effective Time shall be delivered to Partner, upon demand, and any stockholders of Company who have not previously complied with this Section 2.02 shall thereafter look only to Partner for payment of their claim for Partner Common Stock, any cash in lieu of fractional shares of Partner Common Stock and any dividends or distributions with respect to Partner Common Stock.

          (g) No Liability. None of Partner, Company, Merger Sub or the Exchange Agent shall be liable to any person in respect of any shares of Partner Common Stock or Company Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which the shares of Partner Common Stock represented by such Company Certificate would otherwise escheat to or become the property of any governmental body or authority), any such shares of Partner Common Stock, or cash, dividends or distributions in respect of such Company Certificate shall, to the extent permitted by applicable law, become the property of Partner, free and clear of all claims or interest of any person previously entitled thereto.

          (h) Withholding Rights. Each of Partner and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Partner, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Partner, as the case may be.

          (i) Lost Company Certificates. If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Certificate the shares of Partner Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Partner Common Stock deliverable in respect thereof pursuant to this Agreement.

          (j) Affiliates. Notwithstanding anything herein to the contrary, Company Certificates surrendered for exchange by any Affiliate (as defined in Section 6.09) of Company shall not be exchanged until Partner has received an Affiliate Agreement (as defined in Section 6.09) from such Affiliate.

          (k) Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

          (l) Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a pooling of interests.

          (m) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Partner, on a daily basis. Any interest and other income resulting from such investments shall be paid to Partner.

          (n) Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Company or Merger Sub, any deeds, bills or sale, assignments or assurances and to take and do, in the name and on behalf of Company or Merger Sub, any other actions and things reasonably required to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all rights, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of or in connection with, the Merger.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to Partner that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by Company to Partner and Merger Sub on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Agreement and the disclosure in any paragraph shall qualify other sections in this Agreement only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

SECTION 3.01  Organization of Company.

     Each of Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Company Material Adverse Effect (as defined in Section 9.03(a)). The copies of Company's certificate of incorporation and by-laws attached to the Company Disclosure Schedule are complete and correct and in full force and effect on the date hereof. Neither Company nor any of its Subsidiaries is in violation of any of the provisions of its organizational documents. Except as set forth in the Company SEC Reports (as defined in Section 3.04(a)) filed prior to the date hereof, neither Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Company and comprising less than five percent (5%) of the outstanding stock of such company and any interests owned by Company in oil and gas properties pursuant to joint operating, participation or similar type agreements. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

SECTION 3.02  Company Capital Structure.

     (a) The authorized capital stock of Company consists of 50,000,000 shares of Common Stock, $0.01 par value, and 10,000,000 shares of Preferred Stock, $0.01 par value ("Company Preferred Stock"). As of October 6, 2000, (i) 18,516,390 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid, nonassessable and not subject to any statutory or contractual preemptive rights

(which total includes all shares of Company Common Stock issued as restricted shares pursuant to the Incentive Plan described below or pursuant to outstanding share awards under Company's Performance Share Plan described below) and (ii) no shares of Company Common Stock were held in the treasury of Company or by its Subsidiaries. The Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of October 6, 2000 under Company's Equity Incentive Plan (the "Incentive Plan"), including the name of the holder of each option, the number of shares of Company Common Stock subject to each such option, the vesting schedule and exercise price per share and the maximum term of that option. The Company Disclosure Schedule also indicates the number of shares of Company Common Stock issued as restricted stock or pursuant to outstanding share awards under Company's Performance Share Plan (the "Performance Share Plan") and the applicable service requirements or performance milestones for earning those shares. No material change in such capitalization has occurred between October 6, 2000 and the date of this Agreement. As of the date of this Agreement, none of the shares of Company Preferred Stock is issued and outstanding. All shares of Company Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. Except as set forth in the Incentive Plan or in the Rights Agreement dated February 24, 1996, as amended (the "Rights Agreement"), or, with respect to events occurring after the date hereof, to the extent permitted by Section 5.01, there are no obligations, contingent or otherwise, of Company or any Subsidiary to issue, transfer, sell, repurchase, redeem or otherwise acquire any shares of capital stock or other voting security of Company or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of, capital stock of, or other ownership interests in, each of Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in Company's voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 3.02 or as reserved for future grants of options under the Incentive Plan, or, with respect to events occurring after the date hereof, to the extent permitted by Section 5.01, there are no equity securities of any class of Company or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.02 or the Incentive Plan, or, with respect to events occurring after the date hereof, to the extent permitted by Section 5.01, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, calls, rights, commitments or agreements of any character to which Company or any of its Subsidiaries is a party or by which it is bound obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Company or any of its Subsidiaries or obligating Company or any its Subsidiaries to grant, extend, accelerate the vesting of or enter into or make payment with respect to any such subscription, option, right, warrant, convertible security, stock appreciation right, phantom equity, call, right, commitment or agreement. To the best knowledge of Company, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Company.

SECTION 3.03  Authority; No Conflict; Required Filings and Consents.

     (a) Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Company have been duly and validly authorized by all necessary corporate action on the part of Company, subject only to the approval of the Merger by Company's stockholders under the DGCL. This Agreement has been duly executed and delivered by Company and constitutes a valid and binding obligation of Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (the "Bankruptcy and Equity Exception").

     (b) The execution and delivery of this Agreement by Company does not, and the consummation of the transactions contemplated by this Agreement will not,
(i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Company, (ii) assuming that those of the consents contemplated by Section 3.03(c) of this Agreement, the failure of which to obtain, individually or in the aggregate, would not have a Company Material Adverse Effect, are obtained, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a penalty or right of termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person or entity under (including the receipt of any consideration), or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract (including, without limitation, any Company Material Contract) or other agreement, instrument or obligation to which Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) assuming the consents contemplated by Section 3.03(c) of this Agreement are obtained, conflict with or violate any Permit (as defined in Section 3.14 below), judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of
(ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. Section 3.03(b) of the Company Disclosure Schedule sets forth a correct and complete list of the Company Material Contracts (as defined in Section 3.10) under which consents, waivers or notifications are required prior to the consummation of the transactions contemplated by this Agreement, which have not previously been obtained.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, ("Governmental Entity") is required by or with respect to Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement (as defined in Section 6.15 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, (v) such governmental or tribal consents, qualifications or filings as are customarily obtained or made following the transfer of interests in oil and gas property interests and
(vi) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not be reasonably likely to have a Company Material Adverse Effect.

SECTION 3.04  SEC Filings; Financial Statements.

     (a) Company has made available to Partner true and complete copies of each registration statement (other than registration statements on Form S-8), report, proxy statement or information statement (other than preliminary materials) filed by Company with the SEC since December 31, 1998, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the "Company SEC Reports"), and Company has timely filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. The Company SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the rules and regulations thereunder, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then as and on the date so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Company's Subsidiaries is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any forms, reports or other documents with the SEC.
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

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Company SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Company and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments. The unaudited balance sheet of Company as of June 30, 2000 is referred to herein as the "Company Balance Sheet."

SECTION 3.05  No Undisclosed Liabilities; Suspense Accounts.

     Except as disclosed in the Company SEC Reports filed and publicly available prior to the date hereof and except for abandonment obligations related to Company's oil and gas properties which are estimated in the Reserve Report (described in Section 3.21), Company and its Subsidiaries do not have any obligations or liabilities, whether or not accrued, contingent or otherwise, that individually or in the aggregate would reasonably be likely to have a Company Material Adverse Effect. The Company Balance Sheet reflects all suspense accounts owed by Company as of the date hereof, except as would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.06  Absence of Certain Changes or Events.

     Except as disclosed in the Company SEC Reports filed and publicly available prior to the date hereof, since December 31, 1999, Company and its Subsidiaries have conducted their businesses in all material respects only in the ordinary course and in a manner consistent with past practice, and, since such date, there has not been (i) any material change by Company and its Subsidiaries, when taken as a whole, in their accounting methods, principles or practices to which Partner has not previously consented in writing; (ii) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of Company; (iii) any split, combination or reclassification of any of Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company's capital stock (other than under the Incentive Plan or the Performance Share Plan); (iv) any event, occurrence, development or state of circumstances or facts that has had, or would be reasonably likely to have, a Company Material Adverse Effect; provided, however, that for purposes of this
Section 3.06(iv), the effects of (A) any aggregate decrease during any period of 20 consecutive days in the average daily quantity of oil, gas and other gaseous and liquid hydrocarbons ("Hydrocarbons") being produced by Company and its Subsidiaries, taken as a whole, that is less than 30% of the average of the net daily production of such Hydrocarbons by the Company and its Subsidiaries, taken as a whole, during the 20-day period ending with the date of this Agreement or that is caused by mechanical difficulties, surface equipment, pipeline curtailments or events of force majeure, and (B) any aggregate net decrease in the proved Hydrocarbon reserves of Company and its Subsidiaries, taken as a whole (excluding, for the purpose of determining the amount of any such decrease, any decrease due to depletion resulting from production or due to changes in oil and gas prices, and including any increase due to discoveries or additions) that is less than 20% of the amount of the Company's proved reserves set forth in the Company Reserve Report, shall not be considered in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur, provided further, that any disagreement over the extent of any such reserve decrease shall be resolved by prompt submittal to an independent reservoir engineer reasonably acceptable to both parties whose decision shall be binding and shall be delivered no later than five business days following submittal; (v) (A) any granting by Company or any of its Subsidiaries to any current or former director, executive officer or other employee of Company or its Subsidiaries of any increase in compensation, bonus or other benefits, except for, with respect to any events occurring prior to the date hereof, normal increases in base compensation or bonuses in the ordinary course of business consistent with past practice and set forth on Section 3.06 of the Company Disclosure Schedule and, with respect to events occurring after the date hereof, as permitted by Section 5.01 or as was required under any employment agreements in effect as of the date of the most recent
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

audited financial statements included in the Company SEC Reports filed and publicly available prior to the date hereof, (B) any granting by Company or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay, (C) any entry by Company or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any current or former director, executive officer or employee, or
(D) any amendment to, or modification of, any Company stock option or Company warrant; (vi) any tax election or any settlement of any income tax liability or tax attributes that individually or in the aggregate is reasonably likely to adversely affect the tax liability or tax attributes of Company or any of its Subsidiaries in any material respect or any settlement or compromise of any material income tax liability; (vii) any incurrence of indebtedness for money borrowed by Company or any of its Subsidiaries other than debt incurred in the ordinary course of business in a manner consistent with past practice; (viii) any creation of a material lien, security interest or any other encumbrance, howsoever arising, in respect of or over any of the material assets of Company or any of its Subsidiaries; (ix) other than, with respect to acquisitions or dispositions occurring after the date hereof, as would be permitted by Section 5.01, any material acquisition or disposition of assets by Company or any of its Subsidiaries, including the sale, lease, farm-out, license or other disposition of any material properties or assets, except for (A) sales of Hydrocarbons in the ordinary course of business, (B) acquisitions or dispositions set forth in
Section 3.06 of the Company Disclosure Schedule, (C) dispositions of interests in exploratory prospects in exchange for interests in other prospects from third parties which Company in good faith believes to have an equivalent value, consistent with past practices, (D) sales of equipment and/or replacements thereof in the ordinary course of business, and (E) acquisitions of leases at the Central Gulf of Mexico lease sale in March 2000, provided, however, that the exceptions set forth in clauses (A) through (E) above shall not be applicable to any acquisitions of assets from, or dispositions of assets to, any third parties in which, to Company's knowledge, any officer or director of Company has, directly or indirectly, any existing or prospective equity or other ownership interest or any other arrangement or understanding having the same economic effect, other than with respect to any company that is publicly traded on a national securities market or exchange, to the extent such ownership interest is less than two percent (2%) of such publicly traded company; (x) any modification, assignment, termination or relinquishment of rights under any Company Material Contract by Company or any of its Subsidiaries other than such modification, assignment, termination or relinquishment in the ordinary course of business consistent with past practice; (xi) any damage, destruction or casualty loss, whether or not covered by insurance, that individually or in the aggregate would be reasonably likely to have a Company Material Adverse Effect (it being understood that the availability of any insurance coverage shall be taken into account in determining whether such damage, destruction or loss would be reasonably likely to have a Company Material Adverse Effect); or (xii) any making of a loan or an advance by Company or any of its Subsidiaries not in the ordinary course of business.

SECTION 3.07  Taxes.

     (a) For the purposes of this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) Except as would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, (i) Company and each of its Subsidiaries have, or prior to the Closing Date will have, (A) filed all federal, state, local and foreign tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions),
(B) paid or accrued all Taxes due and payable with respect to the periods covered by such tax returns and reports or otherwise due and payable on or prior to the Closing Date and (C) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), (ii) neither the
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

Internal Revenue Service (the "IRS") nor any other taxing authority has asserted or proposed in writing any claim or adjustment relating to Taxes, or to the actual knowledge of the executive officers of Company, is threatening to assert any claims for Taxes, (iii) Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, and (iv) there are no liens for Taxes upon the assets of Company or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings).

     (c) To Company's knowledge, there exists no claim by a Tax authority in a jurisdiction where any of Company and its Subsidiaries does not file Tax returns that it is or may be subject to taxation in that jurisdiction. There are no Tax allocation or sharing agreements or arrangements affecting any of Company and its Subsidiaries. No payments are due or will become due by any of Company and its Subsidiaries pursuant to any such agreement or arrangement or any tax indemnification agreement. Neither Company nor any of its Subsidiaries will be required to include any amount in income for any taxable period beginning after December 31, 1999 as a result of a change in accounting or pursuant to any agreement with any Tax authority with respect to any prior taxable period. Neither Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax return (other than a group the common parent of which was Company) or (ii) has any liability for the Taxes of any person or entity (other than any of Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Neither Company nor any of its Subsidiaries have entered into any agreement or arrangement with any Tax authority that requires any of Company and its Subsidiaries to take any action or to refrain from taking any action.

SECTION 3.08  Properties.

     (a) Except for goods and other property sold, used or otherwise disposed of since June 30, 2000 in the ordinary course of business, Company and its Subsidiaries have Good and Marketable Title (as defined below), for oil and gas purposes, in and to all federal leases covering acreage offshore in the Gulf of Mexico and to all the proved reserves reflected in the Company Reserve Report (as defined in Section 3.21) as owned by Company and its Subsidiaries, and defensible title for oil and gas purposes to all other properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet as owned by Company and its Subsidiaries, free and clear of any liens, security interests, charges, mortgages or other encumbrances of any kind (collectively "Liens"), except: (i) Liens associated with obligations reflected in the Company Reserve Report or the Company Balance Sheet; (ii) Liens for current taxes not yet due and payable, (iii) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, and other similar liens, charges or encumbrances arising in the ordinary course of business (A) if they have not been perfected pursuant to law, (B) if perfected, they have not yet become due and payable or payment is being withheld as provided by law, or (C) if their validity is being contested in good faith by appropriate action, (iv) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests if they are customarily obtained subsequent to the sale or conveyance, and (v) such imperfections of title, easements and Liens as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All leases and other agreements pursuant to which Company or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid and effective and all royalties, rentals and other payments due by the Company to any lessor of any such oil and gas leases have been paid, except in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All major items of operating equipment of Company and its Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (b) The term "Good and Marketable Title" shall, for purposes of this
Section 3.08, with respect to Company and its Subsidiaries, mean such title that: (1) is deducible of record (from the records of the applicable parish or county or (A) in the case of federal leases, from the records of the applicable office of the

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

Minerals Management Service or Bureau of Land Management, (B) in the case of Indian leases, from the applicable office of the Bureau of Indian Affairs, (C) in the case of state leases, from the records of the applicable state land office) or is assignable to Company or its Subsidiaries out of an interest of record (as so defined) by reason of the performance by Company or its Subsidiaries of all operations required to earn an enforceable right to such assignment; (2) is free from reasonable doubt to the end that a prudent purchaser engaged in the business of the ownership, development and operation of producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept and pay full value for the same and a prudent lender would be willing to lend against it as collateral without discount for title matters; (3) entitles Company or its Subsidiaries to receive not less than the interest set forth in the Company Reserve Report with respect to each proved property evaluated therein under the caption "Net Revenue Interest" or "NRI" without reduction during the life of such property except as stated in the Company Reserve Report; (4) obligates Company or its Subsidiaries to pay costs and expenses relating to each such proved property in an amount not greater than the interest set forth under the caption "Working Interest" or "WI" in the Company Reserve Report with respect to such property without increase over the life of such property except as shown on the Company Reserve Report; and (5) does not restrict the ability of Company or its Subsidiaries to utilize the properties as currently intended.

SECTION 3.09  Intellectual Property.

     Each of Company and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, patents, service marks, copyrights, and any applications for such trademarks, trade names, patents, service marks and copyrights, know-how, computer software programs or applications and tangible or intangible proprietary information or material ("Intellectual Property") that are necessary to conduct the business of Company and its Subsidiaries as currently conducted, including without limitation, any seismic data or information used by Company and its Subsidiaries, subject to such exceptions that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.
Section 3.09 of the Company Disclosure Schedule sets forth a list of each material agreement pursuant to which Company or its Subsidiaries licenses or has the right to use or acquire Intellectual Property (including, without limitation, seismic data or information). No person or entity has notified either Company or any of its Subsidiaries that their use of the Intellectual Property infringes on the rights of any person or entity, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of Company and its Subsidiaries that would be reasonably likely to have a Company Material Adverse Effect, and to Company's knowledge, no person is infringing on any right of Company or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to Company's knowledge, threatened that Company or any of its Subsidiaries is infringing upon the rights of any person or entity with regard to any Intellectual Property that, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

SECTION 3.10  Contracts.

     (a) Set forth in Section 3.10 of the Company Disclosure Schedule is a list of each contract, lease, indenture, agreement, arrangement or understanding to which Company or any of its Subsidiaries is a party or subject that would be required to be included as an exhibit to a Form S-1 Registration Statement pursuant to the rules and regulations of the SEC if such a registration statement were to be filed by the Company on the date hereof and no previous filings had been made (collectively, the "Company Material Contracts").

     (b) Except for such matters that, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect, with respect to the Company Material Contracts, (A) all Company Material Contracts are in full force and effect and are the valid and legally binding obligations of Company or the Subsidiary party thereto, and to Company's knowledge, the legally binding obligations of the other parties thereto, and are enforceable in accordance with their respective terms, subject to the Bankruptcy and Equity Exception; (B) Company or the Subsidiary party thereto is not in breach or default (nor does there exist any condition which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a breach or default) with respect to, and to the knowledge of Company, no other party to any

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

Company Material Contract is in breach or default with respect to, its obligations thereunder, including with respect to payments or otherwise; and (C) no party to any Company Material Contract has given written notice to Company or the Subsidiary party thereto of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

SECTION 3.11  Investigations; Litigation.

     Section 3.11 of the Company Disclosure Schedule sets forth a list of all pending Litigation Matters (as defined below). Except as described in the Company SEC Reports filed prior to the date hereof or pursuant to the pre-merger notification process under the HSR Act with respect to this transaction (i) no investigation or review by any Governmental Entity with respect to Company or any of its Subsidiaries or any of the transactions contemplated by this Agreement is pending, nor to Company's knowledge has any Governmental Entity (foreign or domestic) indicated an intention to conduct the same, (ii) there is no action, suit or proceeding, claim, arbitration or investigation ("Litigation Matter") against Company or any of its Subsidiaries pending or, to Company's knowledge, threatened, and (iii) there are no outstanding orders, rulings, injunctions, awards, decrees, judgments or stipulations by or with any court or administrative agency or by arbitration, that in the case of each of (i), (ii) and (iii) above, individually or in the aggregate, if determined adversely to Company or any of its Subsidiaries, would have a Company Material Adverse Effect or would materially impair or delay the ability of Company to consummate the transactions contemplated by this Agreement.

SECTION 3.12  Environmental Matters.

     (a) Except as disclosed in the Company SEC Reports filed and publicly available prior to the date hereof and, in case of clauses (i)-(iv) and
(viii)-(ix) and (xi), except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect:
(i) Company and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.12(b)) and, to the knowledge of Company, there are no facts or circumstances that could reasonably be expected to prevent or preclude future compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c));
(iii) to the knowledge of Company, the properties formerly owned or operated by Company or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Company or any of its Subsidiaries; (iv) Company's and its Subsidiaries' properties have been used by Company and its Subsidiaries solely for oil and gas exploration, production, processing, transportation and related operations and to its knowledge have not been used, whether by Company, its Subsidiaries or any other person or entity, for the generation, storage or disposal of a Hazardous Substance (other than those substances lawfully used and contained in oil and gas operations) or as a landfill or other waste disposal site; (v) neither Company nor any of its Subsidiaries, within the five years immediately preceding the date hereof, has received any written notice, demand, letter, claim or request for information alleging that Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vi) neither Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or (except for indemnities under purchase and sale agreements, operating agreements, farm-out agreements or other similar agreements, whereby Company or any of its Subsidiaries has acquired, disposed of, or operated oil and gas properties, as to which (A) no existing claim is pending or to its knowledge threatened against Company or any of its Subsidiaries and (B) Company is not aware of any facts or circumstances that could reasonably be expected to form the basis for a claim) is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances, including without limitation any arrangements that require any change in the present condition or operation of any of its properties in order to comply with conditions or restrictions that relate to the protection of the environment; (vii) there are no actions, suits, claims or proceedings seeking money damages, injunctive relief, remedial action or other remedy pending or, to Company's knowledge, threatened against Company or its Subsidiaries relating to the violation of, or noncompliance with, an Environmental Law; the disposal, discharge, or release of any Hazardous Substance; or the exposure of any person to any other solid waste, pollutant, chemical
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

substance, noise or vibration; (viii) each of Company and its Subsidiaries has obtained all permits, licenses and other authorizations which are required under Environmental Laws for the conduct of its existing drilling and development operations and is in compliance with all terms and conditions of such permits, licenses and authorizations; (ix) all necessary applications, inspection reports, certificates and other instruments pertaining to Environmental Laws on properties operated by Company or any of its Subsidiaries have been filed with the appropriate Governmental Entity; (x) neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate any Environmental Law or require the consent or approval of any agency charged with enforcing any Environmental Law, which violation or the failure to obtain such consent or approval would materially impair or delay the ability of Company to consummate the transactions contemplated by this Agreement; and (xi) there are no circumstances or conditions involving Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Company pursuant to any Environmental Law.

     (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property, including, but not limited to, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Safe Drinking Water Act, the Toxic Substance Control Act, the Hazardous Materials Transportation Act, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, and all state statutes serving similar or related purposes.

     (c) As used herein, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated as a "hazardous substance," "toxic substance," "hazardous material," or "solid waste" pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; (iii) any chemical substance, (A) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Entity, (B) the presence of which at any property owned by a party causes a nuisance upon such location or to adjacent properties or poses a hazard to the health or safety of persons at or about such property, or (C) the presence of which on adjacent properties constitutes a trespass by a party's business; or (iv) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law or the presence of which requires investigation or remediation thereunder. Hazardous Substances does not include Naturally Occurring Radioactive Material which may be found in Company's oil and gas wells and related well equipment. The term "Hazardous Substance" shall not include crude oil or drilling mud or drilling fluids used in the exploration, development or production of oil or natural gas.

SECTION 3.13  Employee Benefit Plans.

     (a) Company has listed in Section 3.13(a) of the Company Disclosure Schedule, and has provided to Partner complete and correct copies of, all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, and other similar employee benefit plans (including, without limitation, the retention and severance plan and program thereunder adopted by Company for its non-executive officer employees (the "Retention Policy")), written or otherwise, for the benefit of, or relating to, any current or former employee or other service provider of Company, any Subsidiary of Company or any trade or business (whether or not incorporated) which is treated as a single employer with Company or any Subsidiary of Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code (together, the "Company Employee Plans").

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

     (b) With respect to each Company Employee Plan, Company has made available to Partner, a true and correct copy of (i) the most recent annual report (Form
5500) filed with the IRS for each Company Employee Plan with respect to which such report is required to be filed, (ii) each trust agreement and group annuity contract or insurance policy, if any, relating to such Company Employee Plan,
(iii) the most current favorable determination letter received from the IRS as to the qualified status under the Internal Revenue Code of each Company Employee Plan subject to Section 401 of the Internal Revenue Code, and (iv) the most recent summary plan description for each Company Employee Plan required to have such a summary plan description. None of Company, any Subsidiary of Company or any ERISA Affiliate sponsors, maintains or contributes to, nor has any such entity at any time within six years preceding the date of this Agreement sponsored, maintained or contributed to, any plan that is subject to Title IV of ERISA (including without limitation a multiemployer plan within the meaning of Section 3(37) of ERISA), Section 302 of ERISA or Section 412 of the Internal Revenue Code. Each Company Employee Plan intended to be qualified under Section 401 of the Internal Revenue Code has been administered and maintained in all material respects in accordance with its terms and all applicable laws, including ERISA and the Internal Revenue Code, and, except as set forth in
Section 3.13(b) of the Company Disclosure Schedule, each such plan has received a favorable determination letter from the Internal Revenue Service regarding such qualified status. Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, there has been no termination or partial termination of any such plan within the meaning of Section 411(d)(3) of the Internal Revenue Code. Affected participants were fully vested in their plan accounts as required under
Section 411(d)(3) of the Internal Revenue Code in connection with the partial termination described in Section 3.13(b) of the Company Disclosure Schedule. There are no actions, suits or claims pending (other than routine claims for benefits) or, to Company's knowledge, threatened against, or with respect to, any of the Company Employee Plans or their assets. There is no matter pending (other than routine qualification determination filings) with respect to any of the Company Employee Plans before any Governmental Entity.

     (c) With respect to the Company Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company could be subject to any material liability under ERISA, the Internal Revenue Code or any other applicable law.

     (d) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Company, which obligations are reasonably likely to have a Company Material Adverse Effect.

     (e) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Company or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Company of the nature contemplated by this Agreement, (ii) agreement with any officer of Company providing any term of employment or compensation guarantee, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     (f) Except as set forth in Section 3.13(f) of the Company Disclosure Schedule, and based on the assumptions set forth therein (which assumptions represent the best currently available estimates of Company after consultation with its accountants as to the matters covered thereby, it being understood that the actual calculation may differ from the assumed amounts), in connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein, under any agreement described in Section 3.13(e) or Section 3.16(e)(determined without regard to whether such agreement is terminable by Company, without material cost to Company, with no more than 30 days notice)
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or under the Company Employee Plans that would be reasonably likely to result in imposition of the sanctions imposed under Sections 280G and 4999 of the Internal Revenue Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered. Partner represents and warrants that nothing has come to Partner's attention as of the date hereof that causes Partner to believe that Section 3.13(f) of the Company Disclosure Schedule is incorrect.

SECTION 3.14  Compliance With Laws.

     Neither Company nor any of its Subsidiaries is in violation or default of, or has received any notices of violation or default with respect to, any applicable federal, state, local or foreign statute, law, rule, order, decree or regulation, including without limitation, any filing or reporting requirement thereunder with respect to the conduct of its business, or the ownership or operation of its business, except for violations or defaults that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Each of Company and its Subsidiaries has all licenses, franchises, permits, authorizations, approvals, plans, surveys and environmental impact reports ("Permits") legally required to enable it to carry on its business as currently carried on and such Permits are all in full force and effect and no proceeding is pending and neither Company nor any of its Subsidiaries has received any written notice of any action seeking the revocation or limitation of or is in default or violation of, any such Permit, except in each case as would not reasonably be expected to have a Company Material Adverse Effect; provided, however, that notwithstanding the foregoing, no representation or warranty in this Section 3.14 is made with respect to Permits issued pursuant to Environmental Laws, which are covered exclusively by the provisions set forth in Section 3.12, or with respect to Permits to conduct exploratory operations which have not been commenced as of the date of this Agreement.

SECTION 3.15  Tax Matters.

     To its knowledge, after consulting with its Tax counsel, neither Company nor any of its Affiliates (as defined in Section 6.09) has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Internal Revenue Code.

SECTION 3.16  Labor Matters.

     (a) Neither Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Company or any of its Subsidiaries the subject of any material proceeding asserting that Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Company, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Company or any of its Subsidiaries.

     (b) Neither Company nor any of its Subsidiaries has any knowledge of any current union organizing activities among the employees of Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees.

     (c) Company and its Subsidiaries are and have been in compliance with all applicable laws respecting employment and employment practices (including without limitation with respect to discrimination and harassment) and all laws, ordinances and regulations respecting the terms and conditions of employment, except as would not reasonably be expected to have a Company Material Adverse Effect.

     (d) Neither the Company nor any of its Subsidiaries is in violation of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), or any similar state or local law, in each case that would reasonably be expected to have a Company Material Adverse Effect.

     (e) Company has listed in Section 3.16 of the Company Disclosure Schedule, and has provided to Partner complete and correct copies of, all employment and consulting agreements with any current or former employees or consultants currently in effect to which Company or any of its Subsidiaries is a party and that are

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

not terminable in Company's sole discretion, without material cost to Company, with no more than 30 days notice.

SECTION 3.17  Insurance.

     Company and its Subsidiaries maintain insurance coverage with reputable companies, reasonably adequate for the operation of their business and consistent in all material respects with industry practice, including without limitation, as to amounts and types of coverage.

SECTION 3.18 No Existing Discussions.

     As of the date of this Agreement, Company has ceased, and has instructed its directors, officers, financial advisors, representatives, employees and agents to cease, all direct and indirect discussions and negotiations with any other party that were ongoing immediately prior to the date hereof with respect to an Acquisition Proposal (as defined in Section 6.01).

SECTION 3.19 Opinion of Financial Advisor.

     The financial advisor of Company, Goldman, Sachs & Co., has delivered to Company an opinion dated the date of this Agreement to the effect that, based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view. Company has delivered, or will deliver promptly after receipt of such written opinion, a copy of such written opinion to Partner.

SECTION 3.20 Section 203 of the DGCL Not Applicable.

     Company and its Board of Directors have each taken all action required to be taken by it in order to exempt the execution, delivery or performance of this Agreement by Company, the consummation of the Merger by Company and the transactions contemplated hereby from, and this Agreement, the Merger and the transactions contemplated hereby are exempt from, the restrictions contained in
Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203). No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to Company or (by reason of Company's participation therein) the Merger or the other transactions contemplated by this Agreement. Company and its Board of Directors have each taken all action required to be taken by it in order to exempt Partner from the status of an "Acquiring Person" under the Rights Plan and to ensure that no stock acquisition date, distribution date or triggering event shall occur by reason of the execution of this Agreement or the consummation of the Merger.

SECTION 3.21 Oil and Gas Reserves.

     Company has furnished Partner the Company's estimates of Company's and its Subsidiaries' oil and gas reserves as of June 30, 2000 in a report as described in Section 3.21 of the Company Disclosure Schedule (the "Company Reserve Report"). Except as would not reasonably be expected to have a Company Material Adverse Effect, the factual, non-interpretive data on which the Company Reserve Report was based for purposes of estimating the oil and gas reserves set forth in the Company Reserve Report and in any supplement thereto or update thereof furnished to Partner was accurate and incorporates the following: the interests owned by Company and its Subsidiaries at the time the Company Reserve Report was prepared, the cost of operating the properties, all production and cost data adjusted for all oil and/or gas imbalances due, all tests and operations on Company's and its Subsidiaries' properties of which Company was aware at the time the Company Reserve Report was prepared and all capital costs reasonably expected by Company at such time to be necessary to operate, develop and plug and abandon the properties described therein. To the best knowledge of Company, and based on the information given to Company by third-party operators for all wells not operated by Company, the Company Payout Balances (as defined below) for each of the wells as used in the Company Reserve Report were accurate as of the dates to which Company had calculated them, except as would not reasonably be expected to have a Company Material Adverse Effect. "Company Payout Balances"

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

means the status, as of the dates of Company's calculations, of the recovery by Company or a third party of a cost amount specified in the contract relating to a well out of the revenue from such well where the net revenue interest of Company therein will be reduced or increased when such amount has been recovered.

SECTION 3.22 Take-or-Pay Deliveries.

     Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no calls (exclusive of market calls) on Company's oil or gas production and Company has no obligation to deliver oil or gas pursuant to any take-or-pay, prepayment or similar arrangement without receiving full payment therefor. Section 3.22 of the Company Disclosure Schedule sets forth the Company's estimates of its imbalances in gas production as of September 30, 2000. The Company does not have any other imbalances in gas production that, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

SECTION 3.23 Hedging.

     Company has set forth in Section 3.23 of the Company Disclosure Schedule a summary of Company's position with respect to its futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities (collectively, "Hedges") as of the date hereof. Except as set forth in Section 3.23 of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is bound by any Hedges as of the date hereof.

SECTION 3.24 Required Vote of Company Stockholders.

     The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve the Merger. No other vote of the stockholders of Company is required by law, the certificate of incorporation or by-laws of Company or otherwise in order for Company to consummate the Merger and the transactions contemplated thereby.

                                  ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF PARTNER

     Partner represents and warrants to Company that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by Partner to Company and Merger Sub on or before the date of this Agreement (the "Partner Disclosure Schedule"). The Partner Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Agreement and the disclosure in any paragraph shall qualify other sections in this Agreement only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

SECTION 4.01 Organization of Partner and Merger Sub.

     Each of Partner and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Partner Material Adverse Effect (as defined in Section 9.03(b)). The copies of Partner's certificate of incorporation and by-laws attached to the Partner Disclosure Schedule are complete and correct and in full force and effect on the date hereof. Neither Partner nor any of its Subsidiaries is in violation of any of the provisions of its organizational documents. Except as set forth in the Partner SEC Reports (as defined in Section 4.04(a)) filed prior to the date hereof, neither Partner nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other

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

business association or entity, excluding securities in any publicly traded company held for investment by Partner and comprising less than five percent (5%) of the outstanding stock of such company and any interests owned by Partner in oil and gas properties pursuant to joint operating, participation or similar type agreements.

SECTION 4.02  Partner Capital Structure.

     (a) The authorized capital stock of Partner consists of 25,000,000 shares of Common Stock, $0.01 par value, and 5,000,000 shares of Preferred Stock, $0.01 par value ("Partner Preferred Stock"). As of October 27, 2000, (i) 18,515,725 shares of Partner Common Stock were issued and outstanding, all of which are validly issued, fully paid, nonassessable and not subject to any statutory or contractual preemptive rights and (ii) no shares of Partner Common Stock were held in the treasury of Partner or by its Subsidiaries. The Partner Disclosure Schedule shows the number of shares of Partner Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of October 27, 2000, under Partner's 2000 Amended and Restated Stock Option Plan and Partner's 1993 Non-employee Directors Stock Option Plan (collectively, the "Partner Stock Plans"), and the plans under which such options were granted. No material change in such capitalization has occurred between October 27, 2000 and the date of this Agreement. As of the date of this Agreement, none of the shares of Partner Preferred Stock is issued and outstanding. All shares of Partner Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. Except as set forth in the Partner Stock Plans or in the Rights Agreement dated October 15, 1998 (the "Rights Agreement"), or, with respect to events occurring after the date hereof, to the extent permitted by Section 5.02, there are no obligations, contingent or otherwise, of Partner or any Subsidiary to issue, transfer, sell, repurchase, redeem or otherwise acquire any shares of capital stock or other voting security of Partner or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of, capital stock of, or other ownership interests in, each of Partner's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Partner free and clear of all security interests, liens, claims, pledges, agreements, limitations in Partner's voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 4.02 or as reserved for future grants of options under the Partner Stock Plans, or, with respect to events occurring after the date hereof, to the extent permitted by Section 5.02, there are no equity securities of any class of Partner or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this
Section 4.02, the Partner Stock Plans, awards granted under the Partner Stock Plans, and Partner's 401(k) Profit Sharing Plan, as of the date hereof, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, calls, rights, commitments or agreements of any character to which Partner or any of its Subsidiaries is a party or by which it is bound obligating Partner or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Partner or any of its Subsidiaries or obligating Partner or any its Subsidiaries to grant, extend, accelerate the vesting of or enter into or make payment with respect to any such subscription, option, right, warrant, convertible security, stock appreciation right, phantom equity, call, right, commitment or agreement. To the best knowledge of Partner, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Partner.

SECTION 4.03  Authority; No Conflict; Required Filings and Consents.

     (a) Each of Partner and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Partner and Merger Sub have been duly and validly authorized by all necessary corporate action on the part of each of Partner and Merger Sub (including the approval of the Merger by Partner as the sole stockholder of Merger Sub), subject only to the approval of the Partner Voting Proposal (as defined in Section 6.05) by Partner's

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

stockholders. This Agreement has been duly executed and delivered by each of Partner and Merger Sub and constitutes a valid and binding obligation of each of Partner and Merger Sub, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (b) The execution and delivery of this Agreement by Partner and Merger Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Partner or Merger Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a penalty or right of termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person or entity under (including the receipt of any consideration), or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract (including, without limitation, any Partner Material Contract) or other agreement, instrument or obligation to which Partner or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) assuming the consents contemplated by Section 4.03(c) of this Agreement are obtained, conflict with or violate any Permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Partner or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations that, individually or in the aggregate, would not be reasonably likely to have a Partner Material Adverse Effect. Section 4.03(b) of the Partner Disclosure Schedule sets forth a correct and complete list of the Partner Material Contracts (as defined in Section 4.10) under which consents, waivers or notifications are required prior to the consummation of the transactions contemplated by this Agreement, which have not previously been obtained.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Partner in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State,
(iii) the filing of the Registration Statement (as defined in Section 6.15 below) with the SEC in accordance with the Securities Act, (iv) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, (vi) such governmental or tribal consents, qualifications or filings as are customarily obtained or made following the transfer of interests in oil and gas property interests and (vii) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not be reasonably likely to have a Partner Material Adverse Effect.

SECTION 4.04  SEC Filings; Financial Statements.

     (a) Partner has made available to Company true and complete copies of each registration statement (other than registration statements on Form S-8), report, proxy statement or information statement (other than preliminary materials) filed by Partner with the SEC since December 31, 1998, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the "Partner SEC Reports"), and Partner has timely filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. The Partner SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then as and on the date so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Partner SEC Reports or necessary in order to make the statements in such Partner SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Partner's Subsidiaries is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any forms, reports or other documents with the SEC.

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

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Partner SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Partner and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments. The unaudited balance sheet of Partner as of June 30, 2000 is referred to herein as the "Partner Balance Sheet."

SECTION 4.05  No Undisclosed Liabilities; Suspense Accounts.

     Except as disclosed in the Partner SEC Reports filed and publicly available prior to the date hereof and except for abandonment obligations related to Partner's oil and gas properties that are estimated in the Partner Reserve Report (described in Section 4.17), Partner and its Subsidiaries do not have any obligations or liabilities, whether or not accrued, contingent or otherwise, that individually or in the aggregate would reasonably be likely to have a Partner Material Adverse Effect. The Partner Balance Sheet reflects all suspense accounts and gas balancing obligations owed by Partner as of the date hereof, except as would not reasonably be expected to have a Partner Material Adverse Effect.

SECTION 4.06  Absence Of Certain Changes Or Events.

     Except as disclosed in the Partner SEC Reports filed and publicly available prior to the date hereof, since December 31, 1999, Partner and its Subsidiaries have conducted their businesses in all material respects only in the ordinary course and in a manner consistent with past practice, and, since such date, there has not been (i) any material change by Partner and its Subsidiaries, when taken as a whole, in their accounting methods, principles or practices to which Company has not previously consented in writing; (ii) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of Partner; (iii) any split, combination or reclassification of any of Partner's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Partner's capital stock; (iv) any event, occurrence, development or state of circumstances or facts that has had, or would be reasonably likely to have, a Partner Material Adverse Effect; provided, however, that for purposes of this Section 4.06(iv), the effects of (A) any aggregate decrease during any period of 20 consecutive days in the average daily quantity of oil, gas and other gaseous and liquid hydrocarbons ("Hydrocarbons") being produced by Partner and its Subsidiaries, taken as a whole, that is less than 30% of the average of the net daily production of such Hydrocarbons by the Partner and its Subsidiaries, taken as a whole, during the 20-day period ending with the date of this Agreement or that is caused by mechanical difficulties, surface equipment, pipeline curtailments or events of force majeure, and (B) any aggregate net decrease in the proved Hydrocarbon reserves of Partner and its Subsidiaries, taken as a whole (excluding, for the purpose of determining the amount of any such decrease, any decrease due to depletion resulting from production or due to changes in oil and gas prices and any increase due to discoveries or additions) that is less than 20% of the amount of the Partner's proved reserves set forth in the Partner Reserve Report, shall not be considered in determining whether a Partner Material Adverse Effect has occurred or is reasonably likely to occur, provided, further, that any disagreement over the extent of any such reserve decrease shall be resolved by prompt submittal to an independent reservoir engineer reasonably acceptable to both parties whose decision shall be binding and shall be delivered no later than five business days following submittal; (v) any tax election or any settlement of any income tax liability or tax attributes that individually or in the aggregate is reasonably likely to adversely affect the tax liability or tax attributes of Partner or any of its Subsidiaries in any material respect or any settlement or compromise of any material income tax liability; (vi) any modification, assignment, termination or relinquishment of rights under any Partner Material Contract by Partner or any of its Subsidiaries other than such modification, assignment, termination or relinquishment in the ordinary course of business consistent with past practice; or (vii) any damage, destruction or casualty loss, whether or not covered by insurance, that individually or in the aggregate would be reasonably likely to have a Partner Material Adverse Effect (it being understood that the availability of any insurance coverage shall be taken into
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account in determining whether such damage, destruction or loss would be reasonably likely to have a Partner Material Adverse Effect).

SECTION 4.07  Taxes.

     (a) Except as would not be reasonably likely, individually or in the aggregate, to have a Partner Material Adverse Effect, (i) Partner and each of its Subsidiaries have, or prior to the Closing Date will have, (A) filed all federal, state, local and foreign tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions),
(B) paid or accrued all Taxes due and payable with respect to the periods covered by such tax returns and reports or otherwise due and payable on or prior to the Closing Date and (C) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), (ii) neither the IRS nor any other taxing authority has asserted or proposed in writing any claim or adjustment relating to Taxes, or to the actual knowledge of the executive officers of Partner, is threatening to assert any claims for Taxes, (iii) Partner and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, and (iv) there are no liens for Taxes upon the assets of Partner or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings).

     (b) To Partner's knowledge, there exists no claim by a Tax authority in a jurisdiction where any of Partner and its Subsidiaries does not file Tax returns that it is or may be subject to taxation in that jurisdiction. There are no Tax allocation or sharing agreements or arrangements affecting any of Partner and its Subsidiaries. No payments are due or will become due by any of Partner and its Subsidiaries pursuant to any such agreement or arrangement or any tax indemnification agreement. Neither Partner nor any of its Subsidiaries will be required to include any amount in income for any taxable period beginning after December 31, 1999 as a result of a change in accounting or pursuant to any agreement with any Tax authority with respect to any prior taxable period. Neither Partner nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax return (other than a group the common parent of which was Partner) or (ii) has any liability for the Taxes of any person or entity (other than any of Partner and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Neither Partner nor any of its Subsidiaries have entered into any agreement or arrangement with any Tax authority that requires any of Partner and its Subsidiaries to take any action or to refrain from taking any action.

SECTION 4.08  Properties.

     (a) Except for goods and other property sold, used or otherwise disposed of since June 30, 2000 in the ordinary course of business, Partner and its Subsidiaries have Good and Marketable Title (as defined below), for oil and gas purposes, in and to all federal leases covering acreage offshore in the Gulf of Mexico and to all the proved reserves reflected in the Partner Reserve Report (as defined in Section 4.17) as owned by Partner and its Subsidiaries, and defensible title for oil and gas purposes to all other properties, interests in properties and assets, real and personal, reflected in the Partner Balance Sheet as owned by Partner and its Subsidiaries, free and clear of any Liens, except:
(i) Liens associated with obligations reflected in the Partner Reserve Report or the Partner Balance Sheet; (ii) Liens for current taxes not yet due and payable,
(iii) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, and other similar liens, charges or encumbrances arising in the ordinary course of business (A) if they have not been perfected pursuant to law,
(B) if perfected, they have not yet become due and payable or payment is being withheld as provided by law, or (C) if their validity is being contested in good faith by appropriate action, (iv) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests if they are customarily obtained subsequent to the sale or conveyance, and (v) such imperfections of title, easements and Liens as would not reasonably be expected to have, individually or in the aggregate, a Partner Material Adverse Effect. All leases and other agreements pursuant to which Partner or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid and effective and all royalties, rentals and

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other payments due by the Partner to any lessor of any such oil and gas leases have been paid, except in each case, as would not, individually or in the aggregate, reasonably be expected to have a Partner Material Adverse Effect. All major items of operating equipment of Partner and its Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, except as would not, individually or in the aggregate, reasonably be expected to have a Partner Material Adverse Effect.

     (b) The term "Good and Marketable Title" shall, for purposes of this
Section 4.08, with respect to Partner and its Subsidiaries, mean such title that: (1) is deducible of record (from the records of the applicable parish or county or (A) in the case of federal leases, from the records of the applicable office of the Minerals Management Service or Bureau of Land Management, (B) in the case of Indian leases, from the applicable office of the Bureau of Indian Affairs, (C) in the case of state leases, from the records of the applicable state land office) or is assignable to Partner or its Subsidiaries out of an interest of record (as so defined) by reason of the performance by Partner or its Subsidiaries of all operations required to earn an enforceable right to such assignment; (2) is free from reasonable doubt to the end that a prudent purchaser engaged in the business of the ownership, development and operation of producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept and pay full value for the same and a prudent lender would be willing to lend against it as collateral without discount for title matters; (3) entitles Partner or its Subsidiaries to receive not less than the interest set forth in the Partner Reserve Report with respect to each proved property evaluated therein under the caption "Net Revenue Interest" or "NRI" without reduction during the life of such property except as stated in the Partner Reserve Report; (4) obligates Partner or its Subsidiaries to pay costs and expenses relating to each such proved property in an amount not greater than the interest set forth under the caption "Working Interest" or "WI" in the Partner Reserve Report with respect to such property without increase over the life of such property except as shown on the Partner Reserve Report; and (5) does not restrict the ability of Partner or its Subsidiaries to utilize the properties as currently intended.

SECTION 4.09  Intellectual Property.

     Each of Partner and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is necessary to conduct the business of Partner and its Subsidiaries as currently conducted, including without limitation, any seismic data or information used by Partner and its Subsidiaries, subject to such exceptions that, individually or in the aggregate, would not be reasonably likely to have a Partner Material Adverse Effect. No person or entity has notified either Partner or any of its Subsidiaries that their use of the Intellectual Property infringes on the rights of any person or entity, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of Partner and its Subsidiaries that would be reasonably likely to have a Partner Material Adverse Effect, and to Partner's knowledge, no person is infringing on any right of Partner or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to Partner's knowledge, threatened that Partner or any of its Subsidiaries is infringing upon the rights of any person or entity with regard to any Intellectual Property that, individually or in the aggregate, would be reasonably likely to have a Partner Material Adverse Effect.

SECTION 4.10  Contracts.

     (a) Set forth in Section 4.10 of the Partner Disclosure Schedule is a list of each contract, lease, indenture, agreement, arrangement or understanding to which Partner or any of its Subsidiaries is a party or subject that would be required to be included as an exhibit to a Form S-1 Registration Statement pursuant to the rules and regulations of the SEC if such a registration statement were to be filed by the Partner on the date hereof and no previous filings had been made (collectively, the "Partner Material Contracts").

     (b) Except for such matters that, individually or in the aggregate, would not be reasonably expected to have a Partner Material Adverse Effect, with respect to the Partner Material Contracts, (A) all Partner Material Contracts are in full force and effect and are the valid and legally binding obligations of Partner or the Subsidiary party thereto, and to Partner's knowledge, the legally binding obligations of the other parties thereto, and are enforceable in accordance with their respective terms, subject to the Bankruptcy and Equity
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

Exception; (B) Partner or the Subsidiary party thereto is not in breach or default (nor does there exist any condition which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a breach or default) with respect to, and to the knowledge of Partner, no other party to any Partner Material Contract is in breach or default with respect to, its obligations thereunder, including with respect to payments or otherwise; and (C) no party to any Partner Material Contract has given written notice to Partner or the Subsidiary party thereto of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

SECTION 4.11  Investigations; Litigation.

     Section 4.11 of the Partner Disclosure Schedule sets forth a list of all pending Litigation Matters. Except as described in the Partner SEC Reports filed prior to the date hereof or pursuant to the pre-merger notification process under the HSR Act with respect to this transaction (i) no investigation or review by any Governmental Entity with respect to Partner or any of its Subsidiaries or any of the transactions contemplated by this Agreement is pending, nor to Partner's knowledge has any Governmental Entity (foreign or domestic) indicated an intention to conduct the same, (ii) there is no Litigation Matter against Partner or any of its Subsidiaries pending or, to Partner's knowledge, threatened, and (iii) there are no outstanding orders, rulings, injunctions, awards, decrees, judgments or stipulations by or with any court or administrative agency or by arbitration, that in the case of each of
(i), (ii) and (iii) above, individually or in the aggregate, if determined adversely to Partner or any of its Subsidiaries, would have a Partner Material Adverse Effect or would materially impair or delay the ability of Partner to consummate the transactions contemplated by this Agreement.

SECTION 4.12  Environmental Matters.

     Except as disclosed in the Partner SEC Reports filed and publicly available prior to the date hereof and, in case of clauses (i)-(iv) and (viii)-(ix) and
(xi), except for such matters that, individually or in the aggregate, are not reasonably likely to have a Partner Material Adverse Effect: (i) Partner and its Subsidiaries have complied with all applicable Environmental Laws and, to the knowledge of Partner, there are no facts or circumstances that could reasonably be expected to prevent or preclude future compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by Partner and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) to the knowledge of Partner, the properties formerly owned or operated by Partner or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Partner or any of its Subsidiaries; (iv) Partner's and its Subsidiaries' properties have been used by Partner and its Subsidiaries solely for oil and gas exploration, production, processing, transportation and related operations and to its knowledge have not been used, whether by Partner, its Subsidiaries or any other person or entity, for the generation, storage or disposal of a Hazardous Substance (other than those substances lawfully used and contained in oil and gas operations) or as a landfill or other waste disposal site; (v) neither Partner nor any of its Subsidiaries, within the five years immediately preceding the date hereof, has received any written notice, demand, letter, claim or request for information alleging that Partner or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vi) neither Partner nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or (except for indemnities under purchase and sale agreements, operating agreements, farm-out agreements or other similar agreements, whereby Partner or any of its Subsidiaries has acquired, disposed of, or operated oil and gas properties, as to which (A) no existing claim is pending or to its knowledge threatened against Partner or any of its Subsidiaries and (B) Partner is not aware of any facts or circumstances that could reasonably be expected to form the basis for a claim) is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances, including without limitation any arrangements that require any change in the present condition or operation of any of its properties in order to comply with conditions or restrictions that relate to the protection of the environment; (vii) there are no actions, suits, claims or proceedings seeking money damages, injunctive relief, remedial action or other remedy pending or, to Partner's knowledge, threatened against Partner or its Subsidiaries relating to the violation of, or noncompliance with, an Environmental Law;
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

the disposal, discharge, or release of any Hazardous Substance; or the exposure of any person to any other solid waste, pollutant, chemical substance, noise or vibration; (viii) each of Partner and its Subsidiaries has obtained all permits, licenses and other authorizations which are required under Environmental Laws for the conduct of its existing drilling and development operations and is in compliance with all terms and conditions of such permits, licenses and authorizations; (ix) all necessary applications, inspection reports, certificates and other instruments pertaining to Environmental Laws on properties operated by Partner or any of its Subsidiaries have been filed with the appropriate Governmental Entity; (x) neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate any Environmental Law or require the consent or approval of any agency charged with enforcing any Environmental Law, which violation or the failure to obtain such consent or approval would materially impair or delay the ability of Partner to consummate the transactions contemplated by this Agreement; and (xi) there are no circumstances or conditions involving Partner or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Partner pursuant to any Environmental Law.

SECTION 4.13  Employee Benefit Plans.

     (a) Partner has listed in Section 4.13(a) of the Partner Disclosure Schedule, and has provided to Company complete and correct copies of, all employee benefit plans (as defined in Section 3(3) of ERISA and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, and other similar employee benefit plans, written or otherwise, for the benefit of, or relating to, any current or former employee or other service provider of Partner, any Subsidiary of Partner or any trade or business (whether or not incorporated) which is treated as a single employer with Partner or any Subsidiary of Partner (a "Partner ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code (together, the "Partner Employee Plans").

     (b) With respect to each Partner Employee Plan, Partner has made available to Company, a true and correct copy of (i) the most recent annual report (Form
5500) filed with the IRS for each Partner Employee Plan with respect to which such report is required to be filed, (ii) each trust agreement and group annuity contract or insurance policy, if any, relating to such Partner Employee Plan,
(iii) the most current favorable determination letter received from the IRS as to the qualified status under the Internal Revenue Code of each Partner Employee Plan subject to Section 401 of the Internal Revenue Code, and (iv) the most recent summary plan description for each Partner Employee Plan required to have such a summary plan description. None of Partner, any Subsidiary of Partner or any Partner ERISA Affiliate sponsors, maintains or contributes to, nor has any such entity at any time within six years preceding the date of this Agreement sponsored, maintained or contributed to, any plan that is subject to Title IV of ERISA (including without limitation a multiemployer plan within the meaning of Section 3(37) of ERISA), Section 302 of ERISA or Section 412 of the Internal Revenue Code. Each Partner Employee Plan intended to be qualified under Section 401 of the Internal Revenue Code has been administered and maintained in all material respects in accordance with its terms and all applicable laws, including ERISA and the Internal Revenue Code, and each such plan has received a favorable determination letter from the Internal Revenue Service regarding such qualified status. There has been no termination or partial termination of any such plan within the meaning of Section 411(d)(3) of the Internal Revenue Code. There are no actions, suits or claims pending (other than routine claims for benefits) or, to Partner's knowledge, threatened against, or with respect to, any of the Partner Employee Plans or their assets. There is no matter pending (other than routine qualification determination filings) with respect to any of the Partner Employee Plans before any Governmental Entity.

     (c) With respect to the Partner Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Partner, there exists no condition or set of circumstances in connection with which Partner could be subject to any material liability under ERISA, the Internal Revenue Code or any other applicable law.

     (d) With respect to the Partner Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in
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

accordance with generally accepted accounting principles, on the financial statements of Partner, which obligations are reasonably likely to have a Partner Material Adverse Effect.

     (e) Except as disclosed in the Partner SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Partner nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Partner or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Partner of the nature contemplated by this Agreement, (ii) agreement with any officer of Partner providing any term of employment or compensation guarantee, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

SECTION 4.14  Compliance with Laws.

     Neither Partner nor any of its Subsidiaries is in violation or default of, or has received any notices of violation or default with respect to, any applicable federal, state, local or foreign statute, law, rule, order, decree or regulation, including without limitation, any filing or reporting requirement thereunder with respect to the conduct of its business, or the ownership or operation of its business, except for violations or defaults that, individually or in the aggregate, are not reasonably likely to have a Partner Material Adverse Effect. Each of Partner and its Subsidiaries has all Permits legally required to enable it to carry on its business as currently carried on and such Permits are all in full force and effect and no proceeding is pending and neither Partner nor any of its Subsidiaries has received any written notice of any action seeking the revocation or limitation of or is in default or violation of, any such Permit, except in each case as would not reasonably be expected to have a Partner Material Adverse Effect; provided, however, that notwithstanding the foregoing, no representation or warranty in this Section 4.14 is made with respect to Permits issued pursuant to Environmental Laws, which are covered exclusively by the provisions set forth in Section 4.12, or with respect to Permits to conduct exploratory operations which have not been commenced as of the date of this Agreement.

Section 4.15  Tax Matters.

     To its knowledge, after consulting with its Tax counsel, neither Partner nor any of its Affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Internal Revenue Code.

Section 4.16  Opinion of Financial Advisor.

     The financial advisor of Partner, Merrill Lynch & Co., has delivered to Partner an opinion dated the date of this Agreement to the effect that, based upon and subject to the matters set forth therein, the Exchange Ratio is fair to Partner from a financial point of view. Partner has delivered, or will deliver promptly after receipt of such written opinion, a copy of such written opinion to Company.

Section 4.17  Oil and Gas Reserves.

     Partner has furnished Company the Partner's estimates of Partner's and its Subsidiaries' oil and gas reserves as of December 31, 1999 in a report as described in Section 4.17 of the Partner Disclosure Schedule (the "Partner Reserve Report"). Except as would not reasonably be expected to have a Partner Material Adverse Effect, the factual, non-interpretive data on which the Partner Reserve Report was based for purposes of estimating the oil and gas reserves set forth in the Partner Reserve Report and in any supplement thereto or update thereof furnished to Partner was accurate and incorporates the following: the interests owned by Partner and its Subsidiaries at the time the Partner Reserve Report was prepared, the cost of operating the properties, all production and cost data adjusted for all oil and/or gas imbalances due, all tests and operations on Partner's and its Subsidiaries' properties of which Partner was aware at the time the Partner Reserve

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

Report was prepared and all capital costs reasonably expected by Partner at such time to be necessary to operate, develop and plug and abandon the properties described therein. To the best knowledge of Partner, and based on the information given to Partner by third-party operators for all wells not operated by Partner, the Partner Payout Balances (as defined below) for each of the wells as used in the Partner Reserve Report were accurate as of the dates to which Partner had calculated them, except as would not reasonably be expected to have a Partner Material Adverse Effect. "Partner Payout Balances" means the status, as of the dates of Partner's calculations, of the recovery by Partner or a third party of a cost amount specified in the contract relating to a well out of the revenue from such well where the net revenue interest of Partner therein will be reduced or increased when such amount has been recovered. Partner agrees that Company will have access to the Partner Reserve Report in accordance with the procedures set forth in Section 4.17 of the Partner Disclosure Schedule.

SECTION 4.18  Take-or-Pay Deliveries.

     Except as provided in Partner SEC Reports or in Section 4.18 of the Partner Disclosure Schedule, there are no calls (exclusive of market calls) on Partner's oil or gas production and Partner has no obligation to deliver oil or gas pursuant to any take-or-pay, prepayment or similar arrangement without receiving full payment therefor.

SECTION 4.19  Hedging.

     Partner has set forth in Section 4.19 of the Partner Disclosure Schedule a summary of Partner's position with respect to its Hedges as of the date hereof. Except as set forth in Section 4.19 of the Partner Disclosure Schedule, neither Partner nor any of its Subsidiaries is bound by any Hedges as of the date hereof.

SECTION 4.20  Required Vote of Partner Stockholders.

     The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is required to approve the amendment to Partner's certificate of incorporation to increase its authorized capitalization. The affirmative vote of a majority of the votes cast on the proposal, so long as the total number of votes cast in favor of and against the proposal represents a majority of the outstanding shares of Partner Common Stock, is required to approve the issuance of Partner Common Stock pursuant to the Merger.

                                   ARTICLE V.

                              CONDUCT OF BUSINESS

SECTION 5.01  Covenants of Company.

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees as to itself and each of its Subsidiaries (except to the extent that Partner shall otherwise consent in writing), to carry on its operations in the usual, regular and ordinary course of business in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business and its relationships with customers, suppliers and others with whom Company deals in the ordinary course of its business. Company shall promptly notify Partner of any material event or occurrence not in the ordinary course of business of Company. Except as expressly contemplated by this Agreement or as set forth in Section 5.01 of Company Disclosure Schedule, subject to Section 6.01, Company shall not (and shall not permit any of its Subsidiaries to), without the written consent of Partner:

          (a) Accelerate, amend or change the period of exercisability of options, restricted stock or other awards granted under any employee stock plan (including, without limitation, the Incentive Plan and the Performance Share Plan) of such party or authorize cash payments in exchange for any options granted

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

     under any of such plans except as required by the terms of such plans or any employment agreements or other related agreements in effect as of the date of this Agreement and set forth in Sections 3.13 and 3.16 of the Company Disclosure Schedule;

          (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

          (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Company Common Stock pursuant to the exercise of options outstanding on the date of this Agreement and referred to in Section 3.02 in accordance with their current terms or (ii) the issuance, earning or vesting of shares of Company Common Stock pursuant to outstanding performance share awards under the Performance Share Plan or other similar awards (including without limitation restricted stock awards under the Incentive Plan) made prior to the date of this Agreement in accordance with their current terms;

          (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, except as set forth in Section 5.01(k);

          (e) Except in accordance with the Retention Policy or pursuant to the current terms of Company's existing contracts, obligations or agreements set forth in Section 3.13 or Section 3.16 of the Company Disclosure Schedule or in connection with the payment of non-discretionary contributions to Company's 401(k) Plan at a level of 3% of eligible compensation and the payment of year-end bonuses (which year-end bonuses will not exceed $1.8 million in the aggregate for all employees, including officers, and are expected to be paid prior to the Effective Time or December 31, 2000, whichever occurs first), (i) increase or agree to increase the compensation payable or to become payable to its employees or officers, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement (other than as required by law or extensions to existing agreements in the ordinary course of business), (iv) amend any Company Employee Plan (other than any amendment that does not increase Company's (or any successor's) obligations under such Company Employee Plan or that does not provide additional rights, including vesting rights, or benefits to any employee, except for accelerated vesting in connection with any termination of the Company's 401(k) Plan as provided in Section 6.14(a)) or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except to the extent required by applicable law, or (v) pay any material benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any person;

          (f) Amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

          (g) Incur, assume, guarantee or prepay any indebtedness for borrowed money, other than under Company's existing credit facility in the ordinary course of business; provided that in the case of any such incurrence, assumption, guarantee or prepayment that exceeds, individually or in the aggregate, $500,000, such incurrence, assumption, guarantee or prepayment is made after consultation with Partner;

          (h) Modify or terminate any of the Company Material Contracts or waive or relinquish any right thereunder, other than any amendment to Company's credit facility to reflect a redetermination of

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

     Company's borrowing base thereunder and other than any modification, termination, waiver or relinquishment that is not adverse to Company;

          (i) Enter into any Hedges or fixed price commodity sales agreements;

          (j) Make any material Tax election or settle or compromise any material Tax liability;

          (k) Except as permitted by Section 5.01(k) of the Company Disclosure Schedule, (i) make any material capital expenditure, except as may be required to (A) continue operations on the drilling, completion or plugging of any well or any well operation for which Company has consented to participate and is required to continue to participate pursuant to applicable agreements or (B) conduct emergency operations on any well, platform, pipeline or other production facility, (ii) enter into any sale, lease, farm-out or similar disposition (except for the sale of Hydrocarbons or personal property in the ordinary course of business) of any (A) proved reserves described on the Company Reserve Report or (B) interests in properties (other than proved reserves, which are addressed by the preceding clause) without first granting Partner the option (to be exercised within five days) to acquire such interests on the same terms as they are being offered to a third party or industry, provided that Company shall have the right to relinquish interests in such properties pursuant to elections not to participate in operations proposed by third parties under operating agreements or other applicable agreements so long as (to the extent allowed under such agreements) in each such case Company has promptly offered Partner the option to participate for, and thereby acquire, Company's interest in such operation and Partner has either affirmatively rejected such option or failed to respond in the manner provided for in such agreement within one-half of the response time required therein for Company to respond to the proposing party (provided that in the event of a required response time of less than 48 hours, Company shall use its reasonable best efforts to notify Partner at least 24 hours prior to the anticipated receipt of such notice), (iii) enter into any material joint venture agreement, partnership agreement or similar agreement not in conjunction with acquisitions or capital expenditures contemplated in this Section 5.01(k) or Section 5.01(k)of the Company Disclosure Schedule or (iv) acquire or agree to acquire any assets (other than inventory, equipment and other similar items in the ordinary course of business); provided, however, neither Company nor any of its Subsidiaries shall be permitted to enter into any transaction with any third party in which, to Company's knowledge, any officer or director of Company has, directly or indirectly, any existing or prospective equity or other ownership interest or any other arrangement or understanding having the same economic effect, other than with respect to any company that is publicly traded on a national securities market or exchange, to the extent such ownership interest is less than two percent (2%) of such publicly traded company; and provided, further, however, that the Company shall not enter into any sale, lease, farmout, or other alienation or disposition of any interest in those 11 prospects specified in Section 5.01(k) of the Company Disclosure Schedule.

          (l) Change any method of accounting or accounting practice by Company or any of its Subsidiaries, except for any such change required by GAAP;

          (m) Adopt a plan of complete or partial liquidation, dissolution, or reorganization;

          (n) Waive, release, assign, or settle any material rights, claims or pending or threatened Litigation Matters;

          (o) Enter into any contract, agreement, arrangement or understanding that materially limits or otherwise materially restricts Company or any of its Subsidiaries or any successor thereto, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its Affiliates (including Partner) or any successor thereto, from engaging in or competing in any line of business or in any geographic area (except for confidentiality agreements relating to specific prospects); or

          (p) Take, or agree in writing or otherwise to take, any of the actions described in Section 5.01(a) through Section 5.01(o) above.

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SECTION 5.02  Covenants of Partner.

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Partner agrees as to itself and its Subsidiaries (except to the extent that Company shall otherwise consent in writing), to carry on its operations in the usual, regular and ordinary course of business in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business. Partner shall promptly notify Company of any material event or occurrence not in the ordinary course of business of Partner. Except as expressly contemplated by this Agreement or as set forth in Section 5.02 of the Partner Disclosure Schedule, subject to Section 6.01, Partner shall not (and shall not permit any of its Subsidiaries to), without the written consent of
Company:

          (a) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; provided, however, that Partner shall be entitled to effect a stock split so long as an appropriate adjustment is made to the Exchange Ratio;

          (b) Issue shares of Partner Common Stock in connection with any acquisition of equity interests or assets that could reasonably be expected to adversely affect the ability of Partner to consummate or would reasonably be expected to otherwise delay the Merger;

          (c) Amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

          (d) Adopt a plan of complete or partial liquidation, dissolution, or reorganization;

          (e) Change any method of accounting or accounting practice by Partner or any of its Subsidiaries, except for any such change required by GAAP; or

          (f) Take, or agree in writing or otherwise to take, any of the actions described in Section 5.02(a) through Section 5.02(e) above.

SECTION 5.03  Cooperation.

     Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Partner and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby. Each party further agrees to work in good faith and use its reasonable best efforts to satisfy all of the closing conditions set forth in Article VII hereof, but is under no obligation to waive any of such conditions.

                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

SECTION 6.01  No Solicitation.

     Company shall not, and nor will it authorize or knowingly permit, directly or indirectly, any officer, director, financial advisor, representative, employee or agent of Company to, (i) solicit, initiate, or encourage any proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, share exchange, recapitalization, sale of all or substantially all of its assets, sale of shares (other than pursuant to the Incentive Plan or Performance Share Plan) of capital stock (including without limitation by way of a tender offer) or similar transaction involving Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing proposals

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being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations regarding, or provide any non-public information to any person or entity relating to, or take any other action intended to facilitate, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Company, or its Board of Directors, prior to the date of the Company Stockholder Meeting referred to in Section 6.05, from (A) furnishing non-public information to, or entering into negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of Company, if and only to the extent that (1) such Acquisition Proposal was not made by a person or entity with whom Company has actively negotiated regarding an Acquisition Proposal within the three (3) month period prior to the date of this Agreement, (2) Company's Board of Directors (after consultation with its outside legal counsel) determines in good faith that such action is legally advisable for the Board of Directors to comply with its fiduciary duties to Company's stockholders under applicable law, (3) such Acquisition Proposal is not subject to any financing contingencies or is, in the good faith judgment of Company's Board of Directors (after consultation with its financial advisor), reasonably capable of being financed by such other person or entity, (4) Company's Board of Directors determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable, taking into account all legal, financial, regulatory and other aspects of the proposal and the person or entity making the proposal, of being completed and would, if consummated, result in a transaction more favorable to Company's stockholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"), and (5) prior to furnishing such non-public information to, or entering into negotiations with, such person or entity, Company's Board of Directors received from such person or entity an executed confidentiality agreement with terms regarding confidentiality and standstill provisions no less favorable to Company than those contained in the existing Non-Disclosure Agreement between Partner and Company (the "Confidentiality Agreement") and shall have notified Partner of any such Acquisition Proposal, including the material terms and conditions thereof and the identity of the person or entity making such proposal; or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

SECTION 6.02  Joint Proxy Statement/Prospectus; Registration Statement.

     (a) As promptly as practicable after the execution of this Agreement, Company and Partner shall prepare and file with the SEC the Joint Proxy Statement (it being understood and agreed that both parties will use their reasonable best efforts to accomplish this preparation and filing within three
(3) weeks after the date hereof), and Partner shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, provided that Partner may delay the filing of the Registration Statement until approval of the Joint Proxy Statement by the SEC. Partner and Company shall use their reasonable best efforts to respond to the comments of the SEC in connection with the Joint Proxy Statement and the Registration Statement, to furnish all information required to prepare the Joint Proxy Statement and the Registration Statement and to cause the Registration Statement to become effective as soon after such filing as practicable. Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Company's stockholders, and Partner will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Partner's stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Joint Proxy Statement shall include the recommendation of the Board of Directors of Company in favor of this Agreement and the Merger and of the Board of Directors of Partner (which original recommendation shall not be withdrawn or modified in a manner adverse to Company) in favor of the issuance of Partner Shares pursuant to the Merger and the amendment of Partner's certificate of incorporation to increase its authorized capitalization; provided, however, that the Board of Directors of Company may withdraw such recommendation under the circumstances described in Section 6.01.

     (b) Partner and Company shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

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

     (c) Notwithstanding anything to the contrary in this Agreement, no party hereto shall be prohibited from making factual disclosures to such party's stockholders to the extent such party is required to do so by applicable law.

SECTION 6.03  Quotation on Stock Exchanges.

     Each of Company and Partner agrees to continue the quotation of Partner Common Stock and Company Common Stock, respectively, on the New York Stock Exchange and on the Nasdaq National Market System, during the term of this Agreement.

SECTION 6.04  Access to Information.

     Upon reasonable notice, Company and Partner shall each (and shall use their reasonable best efforts to cause each of their respective Subsidiaries, officers, employees, accountants, counsel, engineers, consultants and other representative (including but not limited to external accountants, engineers and consultants)) to afford to the officers, employees, accountants, counsel, engineers, consultants and other representatives (including but not limited to external accountants, engineers and consultants) of the other (at the risk and expense of such inspecting party), subject to each such inspecting party's agreement (which need not be in writing) to be bound by the terms of the Confidentiality Agreement or other customary form of acknowledgement of the confidential nature of the information, reasonable access for purposes reasonably related to this Agreement and the consummation of the transactions contemplated hereby, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Company and Partner shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request for purposes reasonably related to this Agreement and the consummation of the transactions contemplated hereby. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

SECTION 6.05  Stockholders Meetings.

     (a) Company and Partner each shall call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting, in the case of Company, upon this Agreement and the Merger and, in the case of Partner, upon the issuance of shares of Partner Common Stock pursuant to the Merger and an amendment to Partner's certificate of incorporation to increase its authorized capitalization (the "Partner Voting Proposal"). In accordance with Section 251(c) of the DGCL, Company's obligation to call and hold its stockholders meeting shall not be dependent on Company Board of Directors' recommendation. Company and Partner shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Except as otherwise permitted with respect to Company pursuant to
Section 6.01 of this Agreement, each party shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the matters set forth above and obtain a sufficient vote in favor of such matters at its stockholders meeting (or any postponement or adjournment thereof). Partner shall take such action with respect to Merger Sub, and cause Merger Sub to take such action, as may be required to consummate the Merger, including without limitation, voting all shares of Merger Sub in favor of the Merger.

     (b) Each of Partner and Company shall use its reasonable best efforts to cause each of its directors to enter into the Partner Voting Agreement or the Company Voting Agreement, as the case may be, with respect to the shares owned by such director, as soon as practicable after the date hereof.

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

SECTION 6.06  Legal Conditions to Merger.

     (a) Each of Company and Partner shall use its reasonable best efforts to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable,
(ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by it or any of its Subsidiaries in connection with the authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) subject to Section 6.06(b), the HSR Act and any related governmental request thereunder and (C) any other applicable law. Company and Partner shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Company and Partner shall use their reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

     (b) Partner and Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances required for Closing (including through compliance with the HSR Act and any applicable foreign government reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Merger or the transaction contemplated by this Agreement. Partner shall use its reasonable best efforts to resolve such issues or objections, if any, as may be asserted with respect to the consummation of the Merger or any other transactions contemplated by this Agreement, including without limitation as may arise under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or any governmental, judicial or multinational authority. Notwithstanding the foregoing, nothing in this
Section 6.06 shall require, or be construed to require, Partner or Company, in connection with the receipt of any regulatory approval, to proffer to or agree to (A) sell or hold separate and agree to sell, divest or to discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Partner, Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Partner or Company, as the case may be, of any of its assets or businesses), or (B) any conditions relating to, or changes or restrictions in, the operations of any such assets or businesses which, in either case, could reasonably be expected to result in a Partner Material Adverse Effect or a Company Material Adverse Effect or to materially and adversely impact the economic or business benefits to such party of the transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law.

     (c) Each of Company and Partner shall give (or shall cause its Subsidiaries to give) any notices to third parties required to be given by it, and use, and cause its Subsidiaries to use, its reasonable best efforts to obtain any third party consents related to or required in connection with the Merger required to be obtained by it that are (i) necessary for it to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or Section 3.03(c) of this Agreement or the Partner Disclosure Schedule, as the case may be or (iii) required to prevent a Company Material Adverse Effect or a Partner Material Adverse Effect from occurring prior to or after the Effective Time.

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

SECTION 6.07  Public Disclosure.

     Partner and Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and the express prior written approval of the other party, except as may be required by law and any applicable stock exchange rules. With respect to any other press release to be issued by Partner or Company prior to the Effective Time or termination of this Agreement, the party issuing the press release shall endeavor to provide the other party with a copy of any such press release by the close of business on the business day prior to the issuance of such press release or, if such notice is impracticable to provide, as soon as practicable prior to such release.

SECTION 6.08  Tax-Free Reorganization.

     Partner and Company shall each use their reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and shall not knowingly take any actions which could prevent the Merger from being treated as described in this Section 6.08.

SECTION 6.09  Affiliate Agreements.

     Upon the execution of this Agreement, Company will provide Partner with a list of those persons who are, in Company's reasonable judgment, "affiliates" of Company within the meaning of Rule 145 (each person who is an "affiliate" within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). Company shall use its reasonable best efforts to deliver or cause to be delivered to Partner within 30 days after the date hereof (and in any case prior to the Effective Time) from each of its Affiliates, an executed Affiliate Agreement, in form and substance reasonably satisfactory to Partner and Company, by which each Affiliate of Company agrees to comply with the applicable requirements of Rule 145 and such requirements as may be necessary for the Merger to be treated as a pooling of interests for accounting purposes (an "Affiliate Agreement"). Partner shall be entitled to place appropriate legends on the certificates evidencing any Partner Common Stock to be received by such Affiliates of Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Partner Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, two years after the Effective Date, upon the request of any stockholder that is not then an Affiliate of Partner and that otherwise satisfies the resale provisions of Rule 145(d)). Partner expressly agrees to cause the results of its earnings for a period following consummation of the Merger that includes at least 30 days of combined operations of Partner and Company to be publicly released as soon as reasonably practicable (it being understood that Partner may satisfy this obligation by filing its regularly prepared quarterly results on Form 10-Q).

SECTION 6.10  New York Stock Exchange Quotation.

     Partner shall use its reasonable best efforts to cause the shares of Partner Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

SECTION 6.11  Stock Plans.

     (a) At the Effective Time, each then outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") under the Incentive Plan, whether vested or unvested (after giving effect to any applicable change in control or similar type provisions), shall, together with the Incentive Plan, be assumed by Partner and shall thereby be converted into an option to acquire, on the same terms and conditions in effect for such Company Stock Option immediately prior to the Closing Date, that number of shares of Partner Common Stock determined by multiplying the number of shares of Company Common Stock subject to that option immediately prior to the Closing Date by the Exchange Ratio and rounding out to the next whole number of shares. The exercise price per share of Partner Common Stock subject to each such assumed Company Stock Option shall be equal to the amount determined by dividing the exercise price per share of

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

Company Common Stock in effect for that Company Stock Option immediately prior to the Closing Date by the Exchange Ratio and rounding up to the nearest whole cent. Subject to the effect of Section 422(d) of the Internal Revenue Code on any Company Stock Option with respect to which vesting is accelerated in connection with the transactions contemplated by this Agreement, it is the intention of the parties that each Company Stock Option so assumed by Partner shall continue to qualify, after the Closing Date, as an incentive stock option under Section 422 of the Internal Revenue Code to the same extent that option qualified as such an incentive stock option immediately prior to the Closing Date.

     (b) As soon as practicable after the Effective Time, Partner shall deliver to the participants in the Incentive Plan, in form and substance reasonably satisfactory to Company, an appropriate document evidencing the assumption of each Company Stock Option in accordance with Section 6.11(a) of this Agreement.

     (c) Partner shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Partner Common Stock for delivery upon the exercise of the Company Stock Options assumed in accordance with this
Section 6.11. As soon as practicable and in no event more than thirty (30) days after the Effective Time, Partner shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Partner Common Stock subject to such options or on another appropriate form of registration statement for any such shares of Partner Common Stock which are not registrable on Form S-8 and shall use its commercially reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (d) The Board of Directors of Company (or duly appointed committee thereof that is authorized to administer the Incentive Plan) shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Incentive Plan and the instruments evidencing the Company Stock Options, to provide for the conversion of the Company Stock Options into options to acquire Partner Common Stock in accordance with this Section 6.11.

     (e) The shares of Company Common Stock currently subject to earn-out schedules pursuant to the outstanding performance share awards under the Performance Share Plan shall be earned or forfeited by the holders thereof at the Effective Time in accordance with the change in control provisions of such holders' share awards; provided, however, that any shares not earned based on the most recently issued year-end financial statement prior to the Effective Time shall be earned as determined prior to the Effective Time in good faith by the Compensation and Incentive Committee under the Performance Share Plan (and subject to the prior approval of Partner) based on the financial performance of Company during the period beginning on the first day of the fiscal year in which the Effective Time occurs and ending on the Closing Date. The earned shares shall, at the Effective Time, be converted into shares of Partner Common Stock in accordance with the Exchange Ratio.

     (f) The Board of Directors of Company shall, prior to or as of the Effective Time, take appropriate action to approve the deemed cancellation of the Company Stock Options for purposes of Section 16(b) of the Exchange Act. The Board of Directors of Partner shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Partner Common Stock under the Company Stock Options (as converted pursuant to this Section 6.11) for purposes of Section 16(b) of the Exchange Act. The disposition of such shares of Company Common Stock and the issuance of such shares of Parent Common Stock in the Merger shall also be included in the approval process of the Boards of Directors of Company and Parent for purposes of Section 16(b) of the Exchange Act. Similar action shall be taken by Company and Partner Boards of Directors with respect to the shares of Company Common Stock outstanding under the Performance Share Plan which are to be converted into shares of Partner Common Stock in the Merger.

     (g) If any shares of Company Common Stock are, immediately prior to the Effective Time, unvested or subject to any other restrictions under the Incentive Plan or any restricted stock purchase or stock issuance agreement to which Company is a party and the vesting schedule or restrictions applicable to those shares are not to vest or lapse on an accelerated basis in connection with the Merger, then the shares of Partner Common Stock issued in exchange for such shares of Company Common Stock in the Merger shall also be unvested
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

and subject to the same vesting schedule in effect for the unvested shares of Company Common Stock immediately prior to the Effective Time. The certificates representing such shares of Partner Common Stock may accordingly bear the appropriate restrictive legends.

SECTION 6.12  Brokers or Finders.

     Each of Partner and Company represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Goldman, Sachs & Co., whose fees and expenses will be paid by Company in accordance with Company's agreement with such firm (copies of which have been delivered by Company to Partner prior to the date of this Agreement), and Merrill Lynch & Co., whose fees and expenses will be paid by Partner in accordance with Partner's agreement with such firm (a copy of which has been delivered by Partner to Company prior to the date of this Agreement). Each of Partner and Company agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

SECTION 6.13  Indemnification.

     (a) From and after the Effective Time, Partner agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Company (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Company would have been permitted under the DGCL and its Certificate of Incorporation or Bylaws in effect on the date hereof to indemnify such Indemnified Party (and Partner and the Surviving Corporation shall also advance any expenses as incurred to the fullest extent permitted under applicable law; provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

     (b) For a period of six (6) years after the Effective Time, Partner shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are covered as of the date hereof by Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Partner) with coverage in amount and scope at least as favorable as Company's existing coverage; provided, that in no event shall Partner or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by Company for such coverage (currently approximately $172,500) (the "Current Premium"); and if such premium would at any time exceed 200% of the Current Premium, then the Surviving Corporation shall maintain or obtain as much of such insurance as can be so maintained or obtained at an annual premium equal to 200% of the Current Premium.

     (c) The provisions of this Section 6.13 are intended to be an addition to the rights otherwise available to the current officers and directors of Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

SECTION 6.14  Benefit Matters.

     (a) If Partner requests in writing, Company shall take all action necessary to terminate, or cause to terminate, before the Effective Time, any employee benefit plan that is a 401(k) plan. Partner shall provide the opportunity for participants in Company's 401(k) Plan who are employed by Partner or Company on the date that is 60 days after the Closing Date to "roll over" their account balances into Partner's 401(k) plan.

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

     (b) At the Effective Time or following a reasonable transition period as set forth below, continuing employees of Company ("Continuing Employees") shall be eligible to participate in those Partner Employee Plans maintained for similarly situated employees of Partner (or in substantially similar programs), on the same terms applicable to similarly situated employees of Partner and to the extent that such plans and programs provide the following benefits: medical/dental/vision care, life insurance, disability income, sick pay, holiday and vacation pay, 401(k) plan coverage, Internal Revenue Code Section 125 benefit arrangements, bonus, profit-sharing or other incentive plans, pension or retirement programs, dependent care assistance, severance benefits, and employee stock option and stock purchase plans. Each Continuing Employee shall be given credit for any vacation and sick leave time accrued, but unused, as of the day immediately preceding the Effective Time (or, if later, the time of the transition of such employee from a Company Employee Plan to a Partner Employee
Plan). Notwithstanding the foregoing, in lieu of causing the Continuing Employees to participate in Partner Employee Plans as of the Effective Time, Partner may, in its sole discretion, as to any one or more of such benefits, cause the Continuing Employees to continue to participate in a Company Employee Plan providing the relevant benefit described in the first sentence of this paragraph for a reasonable transition period after the Effective Time. Each Continuing Employee shall be given credit, for purposes of any service requirements for participation or vesting (but not benefit accrual for purposes of any defined benefit pension plan), for his or her period of service with Company credited under a similar plan prior to the Closing Date, subject to appropriate break in service rules. Each such employee shall, with respect to any Partner plans or programs which have co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid to date in the plan year of the Effective Time (or, if later, the time of the transition of such employee from a Company Employee Plan to a Partner Employee
Plan) under comparable plans or programs maintained by Company prior to the Effective Time. Each Continuing Employee and eligible dependent who, at the Effective Time (or, if later, the time of the transition of such employee from a Company Employee Plan to a Partner Employee Plan), was participating in an employee group health plan maintained by Company shall not be excluded from Partner's employee group health plan or limited in coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation to the extent such restriction or limitation did not apply to such Continuing Employee as of the Effective Time (of, if later, the time of transition of such employee from a Company Employee Plan to a Partner Employee Plan) under Company's group health plan.

     (c) Partner shall (or shall cause the Surviving Corporation to) make all payments to be paid after the Effective Time pursuant to the provisions contained in the Retention Policy applicable to all eligible employees of Company. Without limiting Section 6.11, Partner shall recognize all vesting, acceleration and other provisions under all written agreements containing change in control type provisions applicable to Company's officers, employees or directors in existence today and that have been made available to Partner and that are listed on Section 6.14(c) of the Company Disclosure Schedule, and Partner shall promptly make or cause to be made all payments to such individuals required thereunder.

     (d) Notwithstanding any provision in this Agreement to the contrary, but only to the extent permissible under Section 6.16, Company may facilitate the elimination of loss of deductions and excise taxes under Sections 280G and 4999 of the Internal Revenue Code with respect to severance payments and other benefits to be provided to the persons who are party to the agreements described in Section 3.13(e) of the Company Disclosure Schedule by advancing to such persons, upon request, an amount equal to the amount such persons are required to pay to Company to satisfy Company's withholding tax obligation arising from such persons' exercise of non-statutory stock options during 2000 in order to increase the amount of their respective "Total 280G Base" calculations shown in
Section 3.13(f) of the Company Disclosure Schedule. Any amount so advanced shall be evidenced by a full recourse promissory note in a form reasonably satisfactory to Company and Partner, shall bear interest at the rate of 8% per annum and shall be payable in full no later than five days following the Closing Date. The amount of any such advance, together with accrued interest, may be setoff against, and deducted from, the amount of any payments made to the persons receiving such advance pursuant to the agreements identified in Section 3.13(e) of the Company Disclosure Schedule. No advance to any person pursuant to this Section 6.14(d) shall exceed the amount payable to such person pursuant to the applicable agreements identified in Section 3.13(e) of the Company Disclosure Schedule.

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

     (e) Notwithstanding any provision in this Agreement to the contrary, Company shall cause (i) the aggregate amount of annual bonuses that are paid or payable to all employees of Company and its Subsidiaries for calendar year 2000 to not exceed $1.8 million and to be allocated among employees in a proportion that is not materially different from prior practice, (ii) the aggregate amount of retention and severance benefits to be paid or payable to all employees of Company and its Subsidiaries under the Retention Policy to not exceed $2.6 million and $1.1 million, respectively, assuming all employees qualify for such payments, and (iii) the aggregate amount of cash severance payments to be paid or payable to all employees of Company and its Subsidiaries (exclusive of any severance payments attributable to the accelerated vesting of options or restricted stock or performance share awards) pursuant to the agreements described on Section 3.13(e) of the Company Disclosure Schedule to not exceed $7.0 million. Company represents and warrants to Partner that, except for the amounts contemplated in (i) through (iii) of the preceding sentence, there are no cash amounts which will be payable by Company or any of its Subsidiaries in connection with the termination of any employment or consulting agreement to which Company or any of its Subsidiaries is a party or in connection with the termination of the employment or consulting relationship under any such agreement.

     (f) Notwithstanding anything to the contrary contained in Sections 3.06, 3.08, and 5.01, until the Closing, Company may approve and assign overriding royalty interests to its geoscientists pursuant to Company's existing Onshore Geoscientist Overriding Royalty Interest Plan ("Onshore ORI Plan") and Gulf Coast Geoscientist Overriding Royalty Interest Plan ("Offshore ORI Plan"). As more particularly described in Section 5.01(k) of the Company Disclosure Schedule, Company may expose up to $10 million in potential high bids at the Central Gulf of Mexico Sale #178 ("Sale #178"), which is currently scheduled to be held in March 2001. The Offshore ORI Plan shall apply to all leases acquired by Company or Surviving Corporation, as the case may be, at Sale #178 regardless of whether the sale is held prior to or after the Effective Time, provided that notwithstanding anything to the contrary contained in this Agreement or in the Offshore ORI Plan, Surviving Corporation shall not bear an overriding royalty interest created by virtue of the Offshore ORI Plan that is greater than 2.5%, proportionately reduced to Surviving Corporation's working interest in the leases acquired pursuant to Sale #178. Company or Surviving Corporation, as the case may be, shall convey the appropriate overriding royalty interests to those geoscientists who qualify for such awards under the Offshore ORI Plan by virtue of their continuing employment with Company or Surviving Corporation, as the case may be, at the time of Sale #178 and who otherwise qualify for such awards under the terms of the Offshore ORI Plan, it being understood that should any of those geoscientists not be employed by Company or Surviving Corporation, whichever is appropriate, as of the date of Sale #178, those that are not so employed shall not be entitled to receive an overriding royalty interest in the leases acquired pursuant to Sale #178. It is further agreed that until Sale #178 is concluded, only Company's Vice President of Gulf Coast Exploration shall have the right to terminate the employment of any of Company's Gulf Coast geoscientists for performance-based reasons, provided that he has received the prior concurrence of the CEO of Partner. If the Closing occurs prior to Sale #178, Surviving Corporation shall prepare and submit bids at Sale #178 in accordance with Company's past practices, up to a total exposure of $10 million, under the continuing supervision of Company's Vice President of Gulf Coast Exploration and Vice President of Gulf Coast Operations, in consultation with the CEO of Partner. Company shall offer to both of its Gulf Coast Vice Presidents prior to the Effective Time an amendment to their respective employment agreements or change-of-control employment agreements that extends until the later of the time currently provided in such agreement or seven days after the conclusion of Sale #178 the period in which such officer may elect to terminate his employment and continue to qualify to receive compensation to which he is entitled by reason of the occurrence of a Change of Control of Company as defined in his respective agreement.

SECTION 6.15  Registration Statement; Joint Proxy Statement/Prospectus.

     The information to be supplied by Company for inclusion in the registration statement on Form S-4 pursuant to which shares of Partner Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information supplied by Company for inclusion in the joint proxy statement/
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

prospectus (the "Joint Proxy Statement") to be sent to the stockholders of Partner and Company in connection with the meeting of Company's stockholders to consider this Agreement and the Merger (the "Company Stockholders' Meeting") and the meeting of Partner's stockholders to consider the Partner Voting Proposal (the "Partner Stockholders' Meeting") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Company or Partner, at the time of the Company Stockholders' Meeting and the Partner Stockholders' Meeting, contain any statement which, in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or the Partner Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Company or any of its Affiliates, officers or directors should be discovered by Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Company shall promptly inform Partner. If at any time prior to the Effective Time any event relating to Partner or any of its Affiliates, officers or directors should be discovered by Partner which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Partner shall promptly inform Company.

SECTION 6.16  Pooling Accounting.

     From and after the date hereof and until the Effective Time, neither Company nor Partner, nor any of their respective Subsidiaries, shall knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

                                  ARTICLE VII.

                              CONDITIONS TO MERGER

SECTION 7.01  Conditions to Each Party's Obligation to Effect the Merger.

     The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to, or, with respect to
Section 7.01(e), at, the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Company as required by the DGCL and the Partner Voting Proposal shall have been approved by the requisite vote of the stockholders of Partner as required by the DGCL and the New York Stock Exchange.

          (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c) Approvals. Other than the Certificate of Merger which shall be filed in accordance with Section 1.01, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to file, obtain or occur would have a Partner Material Adverse Effect or a Company Material Adverse Effect shall have been filed, been obtained or occurred.

          (d) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) No Injunctions. No Governmental Entity or federal, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order, or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (f) New York Stock Exchange Quotation. The shares of Partner Common Stock to be issued in the Merger shall have been approved for listing on the New York Stock Exchange.
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

SECTION 7.02  Additional Conditions to Obligations of Partner and Merger Sub.

     The obligations of Partner and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Partner and Merger Sub:

          (a) Representations and Warranties. The representations and warranties of Company set forth in this Agreement, disregarding any "materiality" or Company Material Adverse Effect qualifications set forth therein, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement and (ii) where the failures to be true and correct, individually or in the aggregate, do not have a Company Material Adverse Effect, or a material adverse effect upon the consummation of the transactions contemplated hereby.

          (b) Performance of Obligations of Company. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Partner shall have received a certificate signed on behalf of Company by the chief executive officer and the chief financial officer of Company to such effect.

          (c) Tax Opinion. Partner shall have received a written opinion from Vinson & Elkins L.L.P., counsel to Partner, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code; provided that if Vinson & Elkins L.L.P. does not render such opinion, this condition shall nonetheless be deemed satisfied if Brobeck, Phleger & Harrison LLP renders such opinion to Partner (it being agreed that Partner and Company shall each provide reasonable cooperation to Vinson & Elkins L.L.P. or Brobeck, Phleger & Harrison LLP, as the case may be, to enable them to render such opinion).

          (d) Pooling of Interests. Partner shall have received a written opinion, dated as of the Closing Date, from Arthur Andersen LLP, in form and substance reasonably satisfactory to Partner (the "Pooling Letter") that, based in part on Arthur Andersen LLP's concurrent written opinion (the "Pooling Entity Letter") that Company is a "poolable entity," the Merger, for financial accounting purposes, is a pooling of interests; provided, however, that the condition set forth in this Section 7.02(d) shall not apply if Partner is precluded from accounting for the Merger in accordance with the pooling of interests method of accounting solely by reason of an action taken by Partner or any of its Affiliates subsequent to the date of this Agreement other than any such action that is pursuant to the terms of, or contemplated by, this Agreement.

SECTION 7.03  Additional Conditions to Obligations of Company.

     The obligation of Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a) Representations and Warranties. The representations and warranties of Partner and Merger Sub set forth in this Agreement, disregarding any "materiality" or Partner Material Adverse Effect qualifications set forth therein, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement and
     (ii) where the failures to be true and correct, individually or in the aggregate, do not have a Partner Material Adverse Effect, or a material adverse effect upon the consummation of the transactions contemplated hereby.

          (b) Performance of Obligations of Partner and Merger Sub. Partner and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Company shall have received a certificate signed on behalf of Partner by the chief executive officer and the chief financial officer of Partner to such effect.

          (c) Tax Opinion. Company shall have received the opinion of Brobeck, Phleger & Harrison LLP, counsel to Company, to the effect that the Merger will be treated for Federal income tax purposes as a

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

     tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code; provided that if Brobeck, Phleger & Harrison LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Vinson & Elkins L.L.P. renders such opinion to Company (it being agreed that Partner and Company shall each provide reasonable cooperation to Brobeck, Phleger & Harrison LLP or Vinson & Elkins L.L.P., as the case may be, to enable them to render such opinion).

          (d) Pooling of Interests. Company shall have received the Pooling Letter, dated as of the Closing Date, from Arthur Andersen LLP that, based in part on Arthur Andersen LLP's Pooling Entity Letter that Company is a "poolable entity," the Merger, for financial accounting purposes, is a pooling of interests; provided, however, that the condition set forth in this Section 7.03(d) shall not apply if Partner is precluded from accounting for the Merger in accordance with the pooling of interests method of accounting solely by reason of an action taken by Company or any of its Affiliates subsequent to the date of this Agreement other than any such action that is pursuant to the terms of, or contemplated by, this Agreement.

                                 ARTICLE VIII.

                           TERMINATION AND AMENDMENT

SECTION 8.01  Termination.

     This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 8.01(b) through Section 8.01(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Company or Partner:

          (a) by mutual written consent of Partner and Company; or

          (b) by either Partner or Company if the Merger shall not have been consummated by May 31, 2001 (the "Outside Date"); provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

          (c) by either Partner or Company if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently enjoining or otherwise permanently prohibiting the Merger; or

          (d) by Partner or Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Company in favor of this Agreement and the Merger shall not have been obtained, or if, at the Partner Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Partner in favor of the Partner Voting Proposal shall not have been obtained; or

          (e) by Partner, if (i) the Board of Directors of Company shall have withdrawn or modified, in a manner adverse to Partner, its recommendation of this Agreement or the Merger; (ii) the Board of Directors of Company shall have recommended to the stockholders of Company a Superior Proposal; or (iii) a tender offer or exchange offer for more than 35% of the outstanding shares of capital stock of Company is commenced and the Board of Directors of Company recommends in favor of the acceptance of such offer; or

          (f) by Company, if the Board of Directors of Partner shall have withdrawn or modified, in a manner adverse to Company, its recommendation of the Partner Voting Proposal; or

          (g) by Partner or Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) would, if uncured at Closing, cause the conditions set forth in Section 7.02(a) or Section 7.02(b) (in the case of

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

     termination by Partner) or Section 7.03(a) or Section 7.03(b) (in the case of termination by Company) not to be satisfied, and (ii) shall not have been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach from the other party.

SECTION 8.02  Effect of Termination.

     In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall, except as provided herein, immediately become void; provided, upon such termination (i) the provisions of Section 6.12, this Section 8.02, Section 8.03 and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement, (ii) except as set forth in Section 6.12, this Section 8.02 and
Section 8.03, there shall be no liability or obligation on the part of Company, Partner, Merger Sub or their respective officers, directors, stockholders or Affiliates. Nothing in this Agreement shall relieve any party from liability for the willful and knowing material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. The rights and remedies available to each party are expressly intended to be cumulative and may be exercised singly or concurrently at such party's sole discretion.

SECTION 8.03  Fees and Expenses.

     (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that expenses incurred in connection with the filing fee for the Joint Proxy Statement and printing and mailing the proxy materials and the filing fee for the Merger under the HSR Act, if required, shall be shared equally by Partner and Company.

     (b) Company shall pay Partner a termination fee of $15,000,000 upon the earliest to occur of the following events:

          (i) the consummation by Company of, or the execution by Company of a definitive agreement providing for, an Acquisition Proposal within twelve
     (12) months after the termination of this Agreement by Partner or Company pursuant to Section 8.01(b) or Section 8.01(d) (for failure to obtain Company stockholder approval) if an Acquisition Proposal has been publicly announced and not subsequently abandoned or withdrawn prior to the date of termination, in the event of termination under Section 8.01(b), or the date of the Company Stockholders' Meeting, in the event of termination under
     Section 8.01(d); or

          (ii) the termination of this Agreement by Partner pursuant to Section 8.01(e).

     (c) Partner shall pay Company a termination fee of $15,000,000 if this Agreement is terminated by Company or Partner pursuant to Section 8.01(b) or
Section 8.01(d) (for failure to obtain Partner stockholder approval) if (i) a Partner Acquisition Proposal has been publicly announced and not subsequently abandoned or withdrawn prior to the date of termination, in the event of termination under Section 8.01(b), or the date of the Partner Stockholders Meeting, in the event of termination under Section 8.01(d), and (ii) such Partner Acquisition Proposal is consummated, or Partner executes a definitive agreement providing for such Partner Acquisition Proposal, within 12 months after such termination;

     (d) The expenses and fees, if applicable, payable pursuant to Section 8.03(b) shall be paid by wire transfer within one business day after the first to occur of the events described in Section 8.03(b)(i) or Section 8.03(b)(ii). The expenses and fees, if applicable, payable pursuant to Section 8.03(c) shall be paid by wire transfer within one business day after the consummation of the Partner Acquisition Proposal referred to in Section 8.03(c)(ii).

SECTION 8.04  Amendment.

     This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the

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

Merger by the stockholders of Company or of Partner, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 8.05  Extension; Waiver.

     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE IX.

                                 MISCELLANEOUS

SECTION 9.01  Nonsurvival of Representations, Warranties and Agreements.

     None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Section 1.04, Article II,
Section 6.11, Section 6.12, Section 6.13, Section 6.14, and Article IX, and the agreements of the Affiliates delivered pursuant to Section 6.09. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

SECTION 9.02  Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Partner or Merger Sub, to

       Stone Energy Corporation
       625 East Kaliste Saloom Road
       Lafayette, Louisiana 70508

       with a copy to:

       Vinson & Elkins L.L.P.
       1325 Avenue of the Americas
       New York, New York 10019
          Attention: Alan P. Baden
                     Eric S. Shube

          (b) if to Company, to

       Basin Exploration, Inc.
       1670 Broadway, Suite 2800
       Denver, Colorado 80202

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
        with a copy to

        Brobeck, Phleger & Harrison LLP
        370 Interlocken Boulevard
        Broomfield, Colorado 80021
        Attention: Paul Hilton

SECTION 9.03  Definitions.

     For purposes of this Agreement:

          (a) "Company Material Adverse Effect" means any change, effect, event, occurrence or state of facts that is or could reasonably be expected to be materially adverse to the business, properties, results of operations or condition (financial or otherwise) of Company and its Subsidiaries taken as a whole or that could reasonably be expected to materially impair the ability of Company to perform its obligations under this Agreement or to consummate the Merger; provided that none of the following, alone or in combination, shall constitute a Company Material Adverse Effect or be considered in determining whether a Company Material Adverse Effect has occurred or will occur: any change, effect, event, occurrence, state of facts or development arising out of, resulting from or relating to (i) the economy in general, (ii) the oil and gas exploration and production industry in general or in the Gulf of Mexico (including, without limitation, changes in commodity prices, general market prices and regulatory changes) or (iii) the transactions contemplated by this Agreement or the announcement thereof (provided, however, that with respect to any loss of personnel, this clause (iii) shall only be operative if management of Company provides Partner (if requested) with assurances reasonably acceptable to Partner that management of Company will undertake to furnish appropriate coverage for a reasonable transition period).

          (b) "Partner Material Adverse Effect" means any change, effect, event, occurrence or state of facts that is or could reasonably be expected to be materially adverse to the business, properties, results of operations or condition (financial or otherwise) of Partner and its Subsidiaries taken as a whole or that could reasonably be expected to materially impair the ability of Partner to perform its obligations under this Agreement or to consummate the Merger; provided that none of the following, alone or in combination, shall constitute a Partner Material Adverse Effect or be considered in determining whether a Partner Material Adverse Effect has occurred or will occur: any change, effect, event, occurrence, state of facts or development arising out of, resulting from or relating to (i) the economy in general or (ii) the oil and gas exploration and production industry in general or in the Gulf of Mexico (including, without limitation, changes in commodity prices, general market prices and regulatory changes).

          (c) "Partner Acquisition Proposal" shall mean any proposal or offer from a third party involving an acquisition of Partner, whether in the form of a tender offer for, or merger or other business combination with, Partner.

SECTION 9.04  Interpretation.

     When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 28, 2000.

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

SECTION 9.05  Counterparts.

     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

SECTION 9.06  Entire Agreement; No Third Party Beneficiaries.

     This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.13 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement and its respective disclosure schedule, neither Company nor Partner makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

SECTION 9.07  Governing Law.

     This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law that would require the application of the laws of another jurisdiction.

SECTION 9.08  Assignment.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Partner or to any direct or indirect wholly-owned Subsidiary of Partner, but no such assignment shall relieve Partner or Merger Sub of its obligations hereunder if its transferee does not perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

SECTION 9.09  Severability.

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or other applicable law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible; provided, however, that nothing herein shall require any party to agree to any modification that would affect the economic or legal substance of the transactions contemplated hereby in any manner materially adverse to such party.

     IN WITNESS WHEREOF, Partner, Merger Sub and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

STONE ENERGY CORPORATION                               PARTNER ACQUISITION CORP.

By: /s/ D. PETER CANTY                                 By: /s/ D. PETER CANTY
-----------------------------------------------------  -----------------------------------------------------


Title: President and Chief Operating Officer           Title: President and Chief Operating Officer
-----------------------------------------------------  -----------------------------------------------------


                                                       BASIN EXPLORATION, INC.
                                                       By: /s/ MICHAEL S. SMITH
                                                       -----------------------------------------------------
                                                       Title: Chief Executive Officer
                                                       -----------------------------------------------------

                                                          EXHIBIT A-1 TO ANNEX A

     COMPANY VOTING AGREEMENT (this "Agreement") dated as of October 28, 2000, among Stone Energy Corporation, a Delaware corporation ("Partner"), Basin Exploration, Inc., a Delaware corporation ("Company"), and the other parties signatory hereto (each a "Stockholder").

     WHEREAS, each Stockholder desires that Company, Partner and Partner Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Partner ("Merger Sub"), enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Merger Sub with and into Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement; and

     WHEREAS, each Stockholder and Company are executing this Agreement as an inducement to Partner to enter into and execute, and to cause Merger Sub to enter into and execute, the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by Partner and Merger Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. (a) Each Stockholder severally represents and warrants to Partner as follows:

          (i) Such Stockholder is the record and beneficial owner of, or is the sole trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, the number of shares of common stock, par value $0.01 per share, of Company (the "Common Stock") set forth opposite such Stockholder's name on Schedule A hereto (such shares of Common Stock, together with any other shares of Common Stock or other capital stock of Company acquired after the date hereof (including through the exercise of any stock options, warrants or similar instruments) being collectively referred to herein as the "Subject Shares"). The Subject Shares constitute the only shares, with respect to which such Stockholder is the record or beneficial owner, of Common Stock, preferred stock or other capital stock of Company or options, warrants or other rights (whether or not contingent) to acquire such shares of capital stock of Company that are or may be entitled to vote on the Merger or the Merger Agreement at any meeting of stockholders of Company called to vote upon the Merger or the Merger Agreement. Such Stockholder has the sole right to vote and Transfer (as defined below in Section 3(a)) the Subject Shares set forth opposite its name on Schedule A hereto, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares, except as provided by this Agreement (it being understood that any pledge of the Pledged Shares (as defined below) shall not be a breach of this representation). Such Stockholder has all requisite power and authority, and, if such Stockholder is a natural person, the legal capacity, to enter into this Agreement and to perform its obligations hereunder. To the extent that such Stockholder is an entity and not an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of its obligations hereunder have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought (collectively, the "Bankruptcy and Equity Exceptions").

          (ii) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of its obligations hereunder will result in a violation of, or a default under, or conflict with, (A) if such Stockholder is an entity, any provision of its certificate of incorporation, bylaws,
                                      A-1-1
     partnership agreement, limited liability company agreement or similar organizational documents, (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind (other than as may relate to the Pledged Shares but subject to the proviso set forth in (iv) below) to which such Stockholder is a party or bound or to which the Subject Shares are subject, except, in the case of clause (B) above, as would not prevent, delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder. Execution, delivery and performance of this Agreement by such Stockholder will not reasonably be expected to violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder or the Subject Shares, except (x) for any necessary filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (y) for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby or (z) as would not reasonably be expected to prevent, delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder.

          (iii) If the Stockholder is married and the Subject Shares of the Stockholder constitute community property or spousal approval is otherwise required for this Agreement to be legal, valid and binding, then, to the extent so required, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. Except for any consents duly obtained as of the date hereof and which will remain in full force and effect at such time or times as may be necessary to duly consent to such Stockholder's performance of its obligations hereunder, no trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the performance by such Stockholder of its obligations hereunder.

          (iv) The Subject Shares and the certificates representing such Shares are held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for (A) any such encumbrances or proxies arising hereunder or under the existing terms of a trust of which such Stockholder is the trustee or (B) any such encumbrances arising pursuant to the pledge of any Subject Shares by such Stockholder prior to the date hereof to a financial institution or a brokerage firm (the "Pledged Shares"); provided, however, that such Stockholder represents that any such arrangement regarding such Pledged Shares shall not prevent, delay or otherwise materially impair such Stockholder's ability to execute and deliver this Agreement or perform its obligations hereunder and such Stockholder shall use his reasonable efforts to obtain an acknowledgment by the pledgee of the terms of this Agreement and such pledgee's agreement to execute a proxy or to otherwise vote the Pledged Shares (if and to the extent the voting power of the Pledged Shares is being or to be exercised by pledgee) in accordance with Section 2 hereof.

          (v) No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of such Stockholder in connection with its entering into this Agreement.

          (vi) Such Stockholder understands and acknowledges that Partner is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

     (b) Partner represents and warrants to each Stockholder that the execution and delivery of this Agreement by Partner and the consummation by Partner of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Partner.

     2. Voting Agreements. Each Stockholder severally agrees with, and covenants to, Partner that, during the Term (as defined below) of this Agreement, at any meeting of stockholders of Company called to vote
                                      A-1-2
upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, such Stockholder shall, including by executing a written consent solicitation if requested by Partner, vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions expressly contemplated by the Merger Agreement.

     3. Other Covenants. Each Stockholder severally agrees with, and covenants to, Partner during the Term of this Agreement as follows:

          (a) Such Stockholder shall not after the date hereof (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement with respect to any Transfer of any or all of the Subject Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Subject Shares, except for this Agreement or (iv) deposit the Subject Shares into a voting trust or enter into a voting agreement or voting arrangement with respect to the Subject Shares; provided, that any such Stockholder may (x) Transfer any of the Subject Shares to any other Stockholder who is on the date hereof a party to this Agreement, or to any other person or entity that, prior to or coincident with such Transfer, executes an irrevocable proxy to vote such Subject Shares in accordance with Section 2 and (y) Transfer a de minimus amount of such Subject Shares (which in the case of Mr. Michael Smith, shall include Transfers up to 75,000 shares in the aggregate); provided, however, that such Stockholder shall not transfer any Subject Shares pursuant to the preceding proviso (i) without Partner's prior written consent, not to be unreasonably withheld or delayed and (ii) if any such transfer, either alone or in the aggregate with other transfers by Stockholders and other persons who may be affiliates of Company, would preclude Partner's ability to account for the business combination to be effected by the Merger as a pooling of interests; provided, further the foregoing restrictions shall not be deemed violated in the event of any action taken by the pledgee of any Pledged Shares pursuant to the terms of any agreements existing as of the date hereof with respect thereto so long as such Stockholder uses his reasonable efforts to obtain an acknowledgment by the pledgee of the terms of this Agreement and such pledgee's agreement to execute a proxy or to otherwise vote the Pledged Shares (if and to the extent the voting power of the Pledged Shares is being or to be exercised by pledgee) in accordance with
     Section 2 hereof; provided, further, that the restrictions in this Section 3 shall not be deemed violated by any Transfer of Subject Shares pursuant to a cashless exercise of stock options.

          (b) Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

          (c) Such Stockholder shall not take any action prohibited by Section
     6.01 of the Merger Agreement.

     4. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Company affecting the Common Stock, preferred stock or the acquisition of additional shares of Common Stock, preferred stock or other voting securities of Company by any Stockholder, the number of Shares listed on Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock, preferred stock or other voting securities of Company issued to or acquired by such Stockholder.

                                      A-1-3

     5. Stop Transfer. Company agrees with, and covenants to, Partner that Company shall not register the transfer of any certificate representing any Subject Shares, unless such transfer is made to Partner or Merger Sub or otherwise in compliance with this Agreement.

     6. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director of Company makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares.

     7. Further Assurances. Each Stockholder shall, upon request of Partner, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Partner to be necessary or desirable to carry out the provisions hereof.

     8. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon (and shall only be effective from the date hereof until) the first to occur of (the "Term") (i) the Effective Time of the Merger or (ii) the date upon which the Merger Agreement is terminated in accordance with its terms; provided, however, that (x) Section 9 shall survive any termination of this Agreement and (y) termination of this Agreement pursuant to Clause (ii) above shall not relieve any party hereto from liability for any willful and knowing breach hereof prior to such termination.

     9. Miscellaneous.

     (a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Partner or Company, to the appropriate address set forth in Section 9.02 of the Merger Agreement; and (ii) if to a Stockholder, to the appropriate address set forth on Schedule A hereto.

     (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (c) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Stockholder when one or more counterparts have been signed by each of Partner, Company and such Stockholder and delivered to Partner, Company and such Stockholder.

     (d) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person (other than Merger Sub) any rights or remedies hereunder.

     (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent or as expressly provided by Section 3(a). Any assignment in violation of the foregoing shall be void.

     (g) As between any Stockholder and Company, each of such parties agrees that irreparable damage to the other, non-breaching party would occur and that such non-breaching party would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches by the other party of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy

                                      A-1-4
to which it may be entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby and (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     (i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

               [Remainder of this page intentionally left blank]

                                      A-1-5

     IN WITNESS WHEREOF, Stone Energy Corporation, Basin Exploration, Inc. and the Stockholders party hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                            STONE ENERGY CORPORATION

                                            By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                            BASIN EXPLORATION, INC.

                                            By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                            ------------------------------------
                                            Name: MICHAEL S. SMITH

                                            ------------------------------------
                                            Name: NEIL L. STENBUCK

                                            ------------------------------------
                                            Name: HOWARD L. BOIGON

                                            ------------------------------------
                                            Name: DONALD H. ANDERSON

                                            ------------------------------------
                                            Name: JOHN F. GREENE

                                            ------------------------------------
                                            Name: J. PAUL HELLSTROM

                                            ------------------------------------
                                            Name: MICHAEL A. NICOLAIS

                                            ------------------------------------
                                            Name: LARRY D. UNRUH


                                      A-1-6

                                                          EXHIBIT A-2 TO ANNEX A

     PARTNER VOTING AGREEMENT (this "Agreement") dated as of October 28, 2000, among Stone Energy Corporation, a Delaware corporation ("Partner"), Basin Exploration, Inc., a Delaware corporation ("Company"), and the other parties signatory hereto (each a "Stockholder").

     WHEREAS, each Stockholder desires that Company, Partner and Partner Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Partner ("Merger Sub"), enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Merger Sub with and into Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement; and

     WHEREAS, each Stockholder and Partner are executing this Agreement as an inducement to Company to enter into and execute the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by Company of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. (a) Each Stockholder severally represents and warrants to Company as follows:

          (i) Such Stockholder is the record and beneficial owner of, or is the sole trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, the number of shares of common stock, par value $0.01 per share, of Partner (the "Common Stock") set forth opposite such Stockholder's name on Schedule A hereto (such shares of Common Stock, together with any other shares of Common Stock or other capital stock of Partner acquired after the date hereof (including through the exercise of any stock options, warrants or similar instruments) being collectively referred to herein as the "Subject Shares"). The Subject Shares constitute the only shares, with respect to which such Stockholder is the record or beneficial owner, of Common Stock, preferred stock or other capital stock of Partner or options, warrants or other rights (whether or not contingent) to acquire such shares of capital stock of Partner that are or may be entitled to vote on the amendment of Partner's certification of incorporation and the issuance of Partner's shares of Common Stock in connection with the Merger at any meeting of stockholders of Partner called to vote upon the amendment of Partner's certification of incorporation and the issuance of Partner's shares of Common Stock in connection with the Merger. Such Stockholder has the sole right to vote and Transfer (as defined below in Section 3(a)) the Subject Shares set forth opposite its name on Schedule A hereto, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares, except as provided by this Agreement (it being understood that any pledge of the Pledged Shares (as defined below) shall not be a breach of this representation). Such Stockholder has all requisite power and authority, and, if such Stockholder is a natural person, the legal capacity, to enter into this Agreement and to perform its obligations hereunder. To the extent that such Stockholder is an entity and not an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of its obligations hereunder have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought (collectively, the "Bankruptcy and Equity Exceptions").

          (ii) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of its obligations hereunder will result in a violation of, or a default under, or conflict
                                      A-2-1
     with, (A) if such Stockholder is an entity, any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind (other than as may relate to the Pledged Shares but subject to the proviso set forth in (iv) below) to which such Stockholder is a party or bound or to which the Subject Shares are subject, except, in the case of clause (B) above, as would not prevent, delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder. Execution, delivery and performance of this Agreement by such Stockholder will not reasonably be expected to violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder or the Subject Shares, except (x) for any necessary filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (y) for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby or
     (z) as would not reasonably be expected to prevent, delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder.

          (iii) If the Stockholder is married and the Subject Shares of the Stockholder constitute community property or spousal approval is otherwise required for this Agreement to be legal, valid and binding, then, to the extent so required, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. Except for any consents duly obtained as of the date hereof and which will remain in full force and effect at such time or times as may be necessary to duly consent to such Stockholder's performance of its obligations hereunder, no trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the performance by such Stockholder of its obligations hereunder.

          (iv) The Subject Shares and the certificates representing such Shares are held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for (A) any such encumbrances or proxies arising hereunder or under the existing terms of a trust of which such Stockholder is the trustee or (B) any such encumbrances arising pursuant to the pledge of any Subject Shares by such Stockholder prior to the date hereof to a financial institution or a brokerage firm (the "Pledged Shares"); provided, however, that such Stockholder represents that any such arrangement regarding such Pledged Shares shall not prevent, delay or otherwise materially impair such Stockholder's ability to execute and deliver this Agreement or perform its obligations hereunder and such Stockholder shall use his reasonable efforts to obtain an acknowledgment by the pledgee of the terms of this Agreement and such pledgee's agreement to execute a proxy or to otherwise vote the Pledged Shares (if and to the extent the voting power of the Pledged Shares is being or to be exercised by pledgee) in accordance with Section 2 hereof.

          (v) No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of such Stockholder in connection with its entering into this Agreement.

          (vi) Such Stockholder understands and acknowledges that Company is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

     (b) Company represents and warrants to each Stockholder that the execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Company.

     2. Voting Agreements. Each Stockholder severally agrees with, and covenants to, Company that, during the Term (as defined below) of this Agreement, at any meeting of stockholders of Partner called to

                                      A-2-2
vote upon the amendment of Partner's certificate of incorporation and the issuance of shares of Partner Common Stock in connection with the consummation of the Merger or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the amendment of Partner's certificate of incorporation and the issuance of shares of Partner Common Stock in connection with the consummation of the Merger is sought, such Stockholder shall, including by executing a written consent solicitation if requested by Company, vote (or cause to be voted) the Subject Shares in favor of the amendment of Partner's certificate of incorporation and the issuance of shares of Partner Common Stock in connection with the consummation of the Merger.

     3. Other Covenants. Each Stockholder severally agrees with, and covenants to, Company during the Term of this Agreement as follows:

          (a) Such Stockholder shall not after the date hereof (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein, (ii) enter into any contract, option or other agreement with respect to any Transfer of any or all of the Subject Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Subject Shares, except for this Agreement or (iv) deposit the Subject Shares into a voting trust or enter into a voting agreement or voting arrangement with respect to the Subject Shares; provided, that any such Stockholder may (x) Transfer any of the Subject Shares to any other Stockholder who is on the date hereof a party to this Agreement, or to any other person or entity that, prior to or coincident with such Transfer, executes an irrevocable proxy to vote such Subject Shares in accordance with Section 2 and (y) Transfer a de minimus amount of such Subject Shares (which in the case of Mr. James Stone, shall include Transfers up to 75,000 shares in the aggregate); provided, however, that such Stockholder shall not transfer any Subject Shares pursuant to the preceding proviso if any such transfer, either alone or in the aggregate with other transfers by Stockholders and other persons who may be affiliates of Company, would preclude Partner's ability to account for the business combination to be effected by the Merger as a pooling of interests; provided, further the foregoing restrictions shall not be deemed violated in the event of any action taken by the pledgee of any Pledged Shares pursuant to the terms of any agreements existing as of the date hereof with respect thereto so long as such Stockholder uses his reasonable efforts to obtain an acknowledgment by the pledgee of the terms of this Agreement and such pledgee's agreement to execute a proxy or to otherwise vote the Pledged Shares (if and to the extent the voting power of the Pledged Shares is being or to be exercised by pledgee) in accordance with
     Section 2 hereof; provided, further, that the restrictions in this Section 3 shall not be deemed violated by any Transfer of Subject Shares pursuant to a cashless exercise of stock options; and

          (b) Such Stockholder (in his capacity as such) shall not, nor shall it permit any investment banker, attorney or other adviser or representative of such Stockholder (in his capacity as such) to, directly or indirectly,
     (i) solicit, initiate or encourage the submission of, any Partner Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquires or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Partner Acquisition Proposal; provided, however, that nothing herein shall prohibit any Stockholder that is an officer or director of Partner from taking any action that Partner (or that such Stockholder in his capacity as an officer or director of Partner) would be permitted to take under the terms of the Merger Agreement.

     4. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Partner affecting the Common Stock, preferred stock or the acquisition of additional shares of Common Stock, preferred stock or other voting securities of Partner by any Stockholder, the number of Shares listed

                                      A-2-3
on Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock, preferred stock or other voting securities of Partner issued to or acquired by such Stockholder.

     5. Stop Transfer. Partner agrees with, and covenants to, Company that Partner shall not register the transfer of any certificate representing any Subject Shares, unless such transfer is in compliance with this Agreement.

     6. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director of Partner makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares.

     7. Further Assurances. Each Stockholder shall, upon request of Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Company to be necessary or desirable to carry out the provisions hereof.

     8. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon (and shall only be effective from the date hereof until) the first to occur of (the "Term") (i) the Effective Time of the Merger or (ii) the date upon which the Merger Agreement is terminated in accordance with its terms; provided, however, that (x) Section 9 shall survive any termination of this Agreement pursuant to clause (ii) above and (y) termination of this Agreement shall not relieve any party hereto from liability for any willful and knowing breach hereof prior to such termination.

     9. Miscellaneous.

     (a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Partner or Company, to the appropriate address set forth in Section 9.02 of the Merger Agreement; and (ii) if to a Stockholder, to the appropriate address set forth on Schedule A hereto.

     (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (c) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Stockholder when one or more counterparts have been signed by each of Partner, Company and such Stockholder and delivered to Partner, Company and such Stockholder.

     (d) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

     (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent or as expressly provided by Section 3(a). Any assignment in violation of the foregoing shall be void.

     (g) As between any Stockholder and Partner, each of such parties agrees that irreparable damage to the other, non-breaching party would occur and that such non-breaching party would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the non-
                                      A-2-4
breaching party shall be entitled to an injunction or injunctions to prevent breaches by the other party of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which it may be entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby and (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     (i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                                      A-2-5

     IN WITNESS WHEREOF, Stone Energy Corporation, Basin Exploration, Inc. and the Stockholders party hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                            STONE ENERGY CORPORATION

                                            By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                            BASIN EXPLORATION, INC.

                                            By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                            ------------------------------------
                                            Name: JAMES H. STONE

                                            ------------------------------------
                                            Name: D. PETER CANTY

                                            ------------------------------------
                                            Name: RAYMOND B. GARY

                                            ------------------------------------
                                            Name: DAVID R. VOELKER

                                            ------------------------------------
                                            Name: PETER K. BARKER

                                            ------------------------------------
                                            Name: B.J. DUPLANTIS

                                            ------------------------------------
                                            Name: JOHN P. LABORDE

                                            ------------------------------------
                                            Name: ROBERT A. BERNHARD

                                            ------------------------------------
                                            Name: JOE R. KLUTTS


                                      A-2-6

                                                     APPENDIX 1.04(c) TO ANNEX A

                           NON-COMPETITION TERM SHEET

     1. Subject to customary exceptions, Smith will not disclose or furnish to anyone any confidential and proprietary information about Basin and/or Stone and their prospects or use such information for his own benefit or the benefit of any other person.

     2. The territory covered by the non-competition restrictions to be set forth in the confidentiality and non-competition agreement (the "Agreement") shall be limited to those properties (as to all depths from the surface of the earth down to the center of the earth) in the Gulf of Mexico, Louisiana, Texas, Colorado, Utah and Wyoming that are, as of the Effective Time, either (i) covered by one or more mineral leases in which Stone and/or Basin have a right, title or interest or (ii) shown on one or more maps or geological or geophysical interpretations of Stone and/or Basin to be prospect areas as that term is used generally in the oil and gas business, which are known to Michael S. Smith as of the date hereof.

     3. The consideration for the non-competition and confidentiality restrictions will be Stone's agreement to acquire Basin (pursuant to which Smith will receive significant value in the form of Stone Common Stock) and, as additional consideration for the non-competition restrictions, Stone's agreement to pay Smith the sum of Three Hundred Thousand and No/100 ($300,000.00) Dollars per year, which shall be paid to Smith monthly in arrears, for each of the three years following the Effective Time.

     4. The Agreement will also include such other terms, provisions and exceptions as are customary for agreements of this sort, to the extent the same are mutually agreeable to Smith and Stone.

     5. The Agreement will be governed by New York law.

     6. The Agreement will be effective at the Effective Time, subject to Michael S. Smith's continued employment with Basin as of the Effective Time, it being agreed that Michael S. Smith will not voluntarily terminate his employment with Basin prior to such time.

     7. In order to ensure that Stone will have an adequate period of time to assemble a management team for the transition in the event that the Effective Time occurs prior to February 28, 2001, Stone will cause Basin to retain Michael Smith as an employee, and Michael Smith will not voluntarily terminate his employment with Basin, prior to February 28, 2001.

                                                                         ANNEX B


                       [GOLDMAN, SACHS & CO. LETTERHEAD]


October 28, 2000

Board of Directors
Basin Exploration, Inc.
1670 Broadway
Suite 2800
Denver, CO 80202

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Basin Exploration, Inc. (the "Company") of the exchange ratio of .3974 shares of Common Stock, par value $.01 per share ("Stone Common Stock"), of Stone Energy Corp. ("Stone") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger, dated as of October 28, 2000, among Stone, Partner Acquisition Corp., a wholly-owned subsidiary of Stone, and the Company (the "Agreement").

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We are also familiar with the Company having provided certain investment banking services to the Company from time to time, including acting as managing underwriter of a public offering of 4,000,000 Shares in June 1999. Peter K. Barker, an advisory director of Goldman Sachs, is a director of Stone. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time affect transactions and hold securities, including derivative securities, of the Company or Stone for its own account and for the accounts of customers.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and Stone for the five years ended December 31, 1999; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Stone; certain other communications from the Company and Stone to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Stone prepared by their respective managements, including certain cost savings and operating synergies projected by the management of the Company to result from the transaction contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Shares and the shares of Stone Common Stock, compared certain financial and stock market information for the Company and Stone with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the upstream oil

Basin Exploration, Inc.
October 28, 2000
Page 2

and gas industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the management of the Company and Stone, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and Stone. We also have assumed with your consent that the transaction contemplated by the Agreement will be accounted for as a pooling-of-interests under generally accepted accounting principles. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Stone or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. With respect to oil and gas reserve information, we are not experts in the evaluation of oil and gas properties and, with your consent, have relied without independent verification solely upon the oil and gas reserve information and internal estimates prepared by the management of the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Shares.

Very truly yours,

/s/ Goldman, Sachs & Co.
------------------------------------
(GOLDMAN, SACHS & CO.)

                                                                         ANNEX C

                           [MERRILL LYNCH LETTERHEAD]

                                                                October 28, 2000

Board of Directors
Stone Energy Corporation
625 East Kaliste Saloom Road
Lafayette, Louisiana 70508

Attn: James H. Stone
     Chairman and Chief Executive Officer

Members of the Board of Directors:

     You have informed us that Basin Exploration, Inc. (the "Company"), Stone Energy Corporation (the "Acquiror") and Partner Acquisition Corp., a newly formed, wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), propose to enter into an Agreement and Plan of Merger dated as of October 28, 2000 (the "Agreement") pursuant to which the Company will be merged with the Acquisition Sub in a transaction (the "Merger"). As a result of the Merger, each outstanding share of the Company's common stock, par value $0.01 per share (the "Company Shares"), will be converted into the right to receive 0.3974 shares (the "Exchange Ratio") of the common stock of the Acquiror, par value $0.01 per share (the "Acquiror Shares").

     You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the Acquiror.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant, including (a) Annual Reports on Form 10-K and related audited financial statements for the fiscal years for the three years ended December 31, 1999 and (b) the Quarterly Reports on Form 10-Q and related unaudited financial statements for the quarterly periods ending March 31, 2000 and June 30, 2000.

          (2) Reviewed the reserve reports prepared as of December 31, 1999 by Atwater Consultants, Ltd. and Cawley, Gillespie & Associates, Inc., both independent petroleum engineers (collectively, the "Acquiror Reserve Reports").

          (3) Reviewed the reserve report of Ryder Scott Company Petroleum Engineers, independent petroleum engineers, for approximately 28% of the Company's proved reserve quantities in the Gulf of Mexico as of December 31, 1999, the audit report by Ryder Scott Company Petroleum Engineers of the Company's estimates for the Company's remaining properties as of December 31, 1999, and the Company's estimates of the Company's remaining properties as of December 31, 1999 (collectively, the "Company Reserve Reports").

          (4) Reviewed certain information, including production forecasts of existing hydrocarbon reserves, and financial forecasts (reviewed using identical commodity price assumptions), relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror, furnished to us by the Company and the Acquiror;

          (5) Conducted discussions with members of senior management of the Company and the Acquiror concerning the matters described in clauses 1 and 4 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

          (6) Reviewed the market prices and valuation multiples for the Company Shares and the Acquiror Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (7) Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (8) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

          (9) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

          (10) Reviewed the potential pro forma impact of the Merger;

          (11) Reviewed a draft of the Agreement dated October 26, 2000; and

          (12) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not conducted, or assumed any obligation to conduct, any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the production and financial forecast information furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be, and their respective petroleum engineers as to their respective reserves, their future hydrocarbon production volumes and associated costs. We have further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     We are acting as financial advisor to the Acquiror in connection with the Merger and will receive a fee from the Acquiror for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Acquiror has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Acquiror and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares, as well as the Acquiror Shares and other securities of the Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Acquiror. Our opinion does not address the merits of the underlying decision by the Acquiror to engage in the Merger and does not constitute a recommendation to any shareholder of the Acquiror as to how such shareholder should vote on the proposed Merger or any matter related thereto.

     We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the Acquiror.

                                            Very truly yours,

                                            MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED

                                                                         ANNEX D

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            STONE ENERGY CORPORATION

     Stone Energy Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify, in accordance with Section 242 of the Delaware General Corporation Law:

     FIRST: That the Board of Directors of the Company duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Company, which Certificate of Incorporation was filed with the Secretary of State of Delaware on March 15, 1993, as amended by a Certificate of Amendment filed with the Secretary of State of Delaware on June 4, 1993, approving said amendment, declaring it to be advisable and recommending said amendment to the stockholders of the Company for approval thereof. The resolutions setting forth the proposed amendment are as follows:

          RESOLVED, that this Board of Directors hereby determines that it is desirable and in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation, as amended, to increase the number of shares of authorized Common Stock (the "Certificate Amendment");

          RESOLVED, that, pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL"), and authority granted to and vested in the Board of Directors by the provisions of the Company's Certificate of Incorporation, as amended, the Board of Directors hereby approves the following proposed amendment to the Company's Certificate of Incorporation, as amended, and directs that such amendment be submitted to the stockholders of the Company for approval at the Special Meeting provided for in these resolutions in the form set forth below:

        "Resolved, that the first sentence of Article FOURTH of the Company's Certificate of Incorporation, as amended, be, and it hereby is, amended to read as follows:

        "FOURTH: The total number of shares of capital stock of the corporation shall be 105,000,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $.01 per share, and 100,000,000 shares of Common Stock, par value of $.01 per share."

          RESOLVED, that, if the stockholders shall have voted for the Certificate Amendment, the Authorized Officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to prepare, execute and file with the Secretary of State of the State of Delaware a certificate of amendment to the Certificate of Incorporation, as amended, in such form with such changes therein as the officers executing the same shall approve, the signature of such officers of the Company thereon to be conclusive evidence of the approval of such changes.

     SECOND: That at a special meeting of stockholders held on February 1, 2001, the foregoing amendment was duly approved by more than a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon, all in accordance with Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by
D. Peter Canty, its President and Chief Executive Officer, and attested by Andrew L. Gates, III, its Secretary, this
day of           , 2001.

                                            STONE ENERGY CORPORATION

                                            By:
                                              ----------------------------------
                                                D. Peter Canty
                                                President and
                                                Chief Executive Officer

ATTEST:

------------------------------------------------------
Andrew L. Gates, III
Secretary

                            STONE ENERGY CORPORATION
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                                February 1, 2001

     The undersigned stockholder of Stone Energy Corporation, a Delaware corporation (the "Company"), hereby revokes all previous proxies with respect to the matters set forth herein and appoints James H. Stone, Joe R. Klutts and D. Peter Canty, or each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of common stock, par value $0.01 per share, of the Company which are entitled to one vote per share and which the undersigned may be entitled to vote at the special meeting of stockholders of the Company to be held at the 3rd Floor Conference Room, 625 East Kaliste Saloom Road, Lafayette, Louisiana 70508, on February 1, 2001, at 10:00 a.m., C.S.T., and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

     1. To approve an amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock from 25,000,000 shares to 100,000,000 shares;

     2. To approve the issuance of shares of Stone common stock pursuant to the agreement and plan of merger, dated October 28, 2000, among the Company, Partner Acquisition Corp. and Basin Exploration, Inc.; and

     3. To vote upon such other matters as may be properly brought before the meeting or any adjournment thereof.

     Approval of the proposal to amend Stone's certificate of incorporation is a prerequisite to approval of the proposal for the share issuance.

     If no directions are given, the individuals designated above will vote for the above proposals and, at their discretion, on any other matter that may come before the meeting.

     The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus.

          (CONTINUED AND TO BE VOTED, DATED AND SIGNED ON REVERSE SIDE)

                            STONE ENERGY CORPORATION
                    COMMON STOCK PROXY ONE (1) VOTE PER SHARE
                          PLEASE MARK VOTES [-] OR [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     No. 1. To approve the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock from 25,000,000 shares of common stock to 100,000,000 shares of common stock.

         [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

     No. 2. To approve the issuance of common stock of Stone pursuant to the proposed merger transaction involving Stone and Basin Exploration, Inc.

         [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

    APPROVAL OF THE PROPOSAL TO AMEND STONE'S CERTIFICATE OF INCORPORATION IS
       A PREREQUISITE TO APPROVAL OF THE PROPOSAL FOR THE SHARE ISSUANCE

  PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.


Signature                                          Dated:
          -----------------------------------             ----------------------

NOTE: Stockholder(s) should sign above exactly as name(s) appears hereon. But minor discrepancies in such signatures shall not invalidate their proxy. If more than one stockholder, all should sign.

      Please date, sign and mail your proxy card back as soon as possible!

                              THANK YOU FOR VOTING.

                             BASIN EXPLORATION, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                                February 1, 2001

     The undersigned stockholder of Basin Exploration, Inc., a Delaware corporation (the "Company"), hereby revokes all previous proxies with respect to the matters set forth herein and appoints Michael S. Smith and Howard L. Boigon, or either of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of common stock, par value $0.01 per share, of the Company which are entitled to one vote per share and which the undersigned may be entitled to vote at the special meeting of stockholders of the Company to be held at the Brown Palace Hotel, Onyx Room, 321 17th Street, Denver, Colorado 80202, on February 1, 2001, at 9:00 a.m., M.S.T., and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

     1. To approve the merger agreement dated as of October 28, 2000, among Stone Energy Corporation, Partner Acquisition Corp., which is a newly-formed subsidiary of Stone Energy Corporation, and Basin Exploration, Inc., and the transactions contemplated by the merger agreement, including the merger; and

     2. To vote upon such other matters as may be properly brought before the meeting or any adjournment thereof.

     If no directions are given, the individuals designated above will vote for the above proposals and, at their discretion, on any other matter that may come before the meeting.

     The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus.

          (CONTINUED AND TO BE VOTED, DATED AND SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

                             BASIN EXPLORATION, INC.
                    COMMON STOCK PROXY ONE (1) VOTE PER SHARE
                          PLEASE MARK VOTES [-] OR [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     No. 1. To approve the Agreement and Plan of Merger, dated as of October 28, 2000, among Stone Energy Corporation, Partner Acquisition Corp., a wholly-owned subsidiary of Stone, and Basin, and the transactions contemplated thereby, including the merger, pursuant to which Partner Acquisition Corp. will be merged with and into Basin and each share of common stock, $0.01 par value per share, of Basin issued and outstanding immediately prior to the merger (other than shares held by Stone, Basin or their respective subsidiaries, which will be canceled) will be converted into the right to receive .3974 of a share of common stock, $0.01 par value, of Stone.

         [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

     All other matters that may come before the meeting.

      [TELEPHONE PICTURE] VOTE BY TELEPHONE OR INTERNET [COMPUTER PICTURE]
                          QUICK *** EASY *** IMMEDIATE

YOUR VOTE IS IMPORTANT!--YOU CAN VOTE IN ONE OF THREE WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 HOURS A DAY-7 DAYS A WEEK

    There is NO CHARGE to you for this call.--HAVE YOUR PROXY CARD IN HAND.
        You will be asked to enter a Control Number, which is located in the box on the lower right hand corner of this form

     To vote as the board of directors of Basin recommends on the proposal, press 1; AGAINST, press 9; ABSTAIN, press 0.

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                                       OR

2. TO VOTE BY INTERNET: Follow the instructions at our Website Address: http://www.eproxy.com/

                                       OR

3. TO VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD; IF YOU DO NOT VOTE BY INTERNET OR TELEPHONE, PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature                                             Dated:
          ----------------------------------------           ------------------

NOTE: Stockholder(s) should sign above exactly as name(s) appears hereon. But minor discrepancies in such signatures shall not invalidate their proxy. If more than one stockholder, all should sign.

      Please date, sign and mail your proxy card back as soon as possible!

                              THANK YOU FOR VOTING